Filed Pursuant to Rule 424(b)(3)
Registration Number 333-131413

PROSPECTUS SUPPLEMENT NO. 2

to Prospectus dated

April 3, 2007

(Registration No. 333-131413)

UNIFIED WESTERN GROCERS, INC.

This Prospectus Supplement No. 2 supplements our Prospectus dated April 3, 2007. The securities that are the subject of the Prospectus have been registered to permit their sale by us.

This Prospectus Supplement includes the attached Quarterly Report on Form 10-Q for the period ended June 30, 2007 of Unified Western Grocers, Inc., as filed by us with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is August 16, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2007

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM             TO

Commission file number: 0-10815

UNIFIED WESTERN GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	95-0615250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes[X]    No  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [    ]    No [X]

The number of shares outstanding of each of the registrant’s classes of common stock, as of July 28, 2007, were as follows:

Class A: 146,400 shares; Class B: 471,036 shares; Class E: 186,350 shares

2

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

Unified Western Grocers, Inc. and Subsidiaries

Consolidated Condensed Balance Sheets – Unaudited

(dollars in thousands)

	June 30, 2007	September 30, 2006
Assets

Current assets:
Cash and cash equivalents	$21,195	$11,150
Accounts and notes receivable, net of allowances of $1,893 and $2,383 at June 30, 2007 and September 30, 2006, respectively	148,732	146,321
Inventories	185,709	206,843
Prepaid expenses	10,199	8,817
Deferred income taxes	10,563	10,563

Total current assets	376,398	383,694
Properties, net	192,752	176,333
Investments	74,392	74,972
Notes receivable, net of allowances of $96 and $500 at June 30, 2007 and September 30, 2006, respectively	11,395	10,621
Goodwill	27,982	27,982
Other assets, net	52,027	43,513

Total Assets	$734,946	$717,115

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$153,215	$153,577
Accrued liabilities	100,499	108,718
Current portion of notes payable	6,428	8,405
Subordinated patronage dividend certificates	3,141	—
Members’ excess deposits and estimated patronage dividends	22,049	13,904

Total current liabilities	285,332	284,604
Notes payable, less current portion	170,091	153,184
Long-term liabilities, other	104,764	103,682
Members’ deposits and certificates:
Members’ required deposits	8,529	10,211
Subordinated patronage dividend certificates	—	3,141
Commitments and contingencies

Shareholders’ equity:
Class A Shares: 500,000 shares authorized, 145,800 and 154,150 shares outstanding at June 30, 2007 and September 30, 2006, respectively	24,024	25,333
Class B Shares: 2,000,000 shares authorized, 471,336 and 495,041 shares outstanding at June 30, 2007 and September 30, 2006, respectively	77,541	81,306
Class E Shares: 2,000,000 shares authorized, 186,350 shares outstanding at June 30, 2007 and September 30, 2006	18,635	18,635
Retained earnings after elimination of accumulated deficit of $26,976 effective September 28, 2002	47,472	38,017
Receivable from sale of Class A Shares to members	(761)	(989)
Accumulated other comprehensive earnings (loss)	(681)	(9)

Total shareholders’ equity	166,230	162,293

Total Liabilities and Shareholders’ Equity	$734,946	$717,115

The accompanying notes are an integral part of these statements.

3

Unified Western Grocers, Inc. and Subsidiaries

Consolidated Condensed Statements of Earnings

and Comprehensive Earnings – Unaudited

(dollars in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Net sales	$790,596	$726,446	$2,325,595	$2,187,288
Cost of sales	713,884	651,480	2,097,370	1,962,816
Distribution, selling and administrative expenses	62,611	55,735	184,368	174,308

Operating income	14,101	19,231	43,857	50,164
Interest expense	(3,720)	(3,413)	(11,208)	(10,911)

Earnings before estimated patronage dividends and income taxes	10,381	15,818	32,649	39,253
Estimated patronage dividends	(4,034)	(7,860)	(14,121)	(17,223)

Earnings before income taxes	6,347	7,958	18,528	22,030
Income taxes	(2,032)	(2,821)	(7,181)	(7,097)

Net earnings	4,315	5,137	11,347	14,933
Other comprehensive earnings, net of income taxes:
Unrealized holding gain (loss) on investments	(769)	(430)	(672)	(794)

Comprehensive earnings	$3,546	$4,707	$10,675	$14,139

The accompanying notes are an integral part of these statements.

4

Unified Western Grocers, Inc. and Subsidiaries

Consolidated Condensed Statements of Cash Flows – Unaudited

(dollars in thousands)

	Thirty-Nine Weeks Ended
	June 30, 2007	July 1, 2006
Cash flows from operating activities:
Net earnings	$11,347	$14,933
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,570	14,979
Provision for doubtful accounts	(219)	(427)
Gain on sale of properties	(228)	(97)
Purchases of trading securities	(5,371)	(4,241)
Proceeds from maturities or sales of trading securities	3,063	3,743
(Increase) decrease in assets:
Accounts receivable	(2,712)	(1,221)
Inventories	21,134	16,407
Prepaid expenses	(1,382)	(1,190)
Pension plan assets	(2,178)	(1,041)
Increase (decrease) in liabilities:
Accounts payable	(362)	(9,418)
Accrued liabilities	(8,219)	(12,093)
Long-term liabilities, other	3,260	6,623

Net cash provided by operating activities	32,703	26,957

Cash flows from investing activities:
Purchases of properties	(27,900)	(8,394)
Purchases of securities and other investments	(7,014)	(24,001)
Proceeds from maturities or sales of securities and other investments	8,868	30,843
Increase in notes receivable	(254)	(127)
Proceeds from sales of properties	228	718
Increase in other assets	(10,438)	(4,446)

Net cash utilized by investing activities	(36,510)	(5,407)

Cash flows from financing activities:
Additions to long-term notes payable	22,636	—
Reduction of long-term notes payable	—	(18,725)
Reduction of short-term notes payable	(7,945)	(9,002)
Payment of deferred financing fees	(564)	(75)
Members’ excess deposits and estimated patronage dividends	8,145	8,830
Class E Share cash dividend	(928)	—
(Decrease) increase in members’ required deposits	(1,682)	571
Decrease in receivable from sale of Class A Shares to members	228	295
Repurchase of shares from members	(6,572)	(5,571)
Issuance of shares to members	534	677

Net cash provided (utilized) by financing activities	13,852	(23,000)

Net increase (decrease) in cash and cash equivalents	10,045	(1,450)
Cash and cash equivalents at beginning of period	11,150	17,437

Cash and cash equivalents at end of period	$21,195	$15,987

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$10,862	$9,535
Income taxes	$7,808	$11,947

Supplemental disclosure of non-cash items:
Conversion of Class B Shares to Class A Shares	$51	$—

The accompanying notes are an integral part of these statements.

5

Unified Western Grocers, Inc. and Subsidiaries

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.    BASIS OF PRESENTATION

The consolidated condensed financial statements include the accounts of Unified Western Grocers, Inc. and all its subsidiaries (the “Company” or “Unified”). Inter-company transactions and accounts with subsidiaries have been eliminated. The interim financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures are adequate to make the information presented not misleading. These consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s latest Annual Report on Form 10-K filed with the SEC. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

The accompanying consolidated condensed financial statements reflect all adjustments that, in the opinion of management, are both of a normal and recurring nature and necessary for the fair presentation of the results for the interim periods presented. The preparation of the consolidated condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated condensed financial statements and accompanying notes. As a result, actual results could differ from those estimates.

The Company’s banking arrangements allow the Company to fund outstanding checks when presented to the financial institution for payment. This cash management practice frequently results in total issued checks exceeding the available cash balance at a single financial institution. The Company’s policy is to record its cash disbursement accounts with a cash book overdraft in accounts payable. At June 30, 2007 and September 30, 2006, the Company had book overdrafts of $37.1 million and $33.1 million, respectively, classified in accounts payable.

2.    VARIABLE INTEREST ENTITY

In fiscal 2004, the Company signed a purchase and sale agreement with an unrelated business property developer to transfer and assign the leasehold and sub-leasehold interests and certain assets relating to eleven closed store locations.

At June 30, 2007, the Company remains contingently liable for the lease payments on four of these store locations until such time as the leases expire or the Company is released from all liabilities and obligations under the respective leases. The net present value of the Company’s currently estimated obligation for the remaining leasehold and sub-leasehold interests for the four stores totals approximately $2.2 million at June 30, 2007, with the last lease expiring in 2019. The Company’s maximum loss exposure related to these leases is $15.1 million.

The Financial Accounting Standards Board (“FASB”) issued in January 2003 and revised in December 2003 FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities – an Interpretation of Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements.” Although the Company has no ownership interest in the unrelated third party that assumed the leasehold and sub-leasehold interests from the Company, that third party is considered a variable interest entity pursuant to FIN 46R. Because the primary investor in the variable interest entity currently does not have sufficient equity at risk, the Company is considered the primary beneficiary. Accordingly, the Company is required to consolidate the assets, liabilities and non-controlling interests of the variable interest entity, as well as the results of operations.

At June 30, 2007 and September 30, 2006, the Company consolidated the variable interest entity’s accounts, including total assets of $0.5 and $0.5 million, respectively, comprised primarily of $0.3 million and $0.2 million in properties, respectively, and $0.2 million and $0.3 million in other assets, respectively. The Company also consolidated the variable interest entity’s lease reserves of approximately $2.2 million and $4.7 million, respectively.

6

Unified Western Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

3.    SEGMENT INFORMATION

Unified is a retailer-owned, grocery wholesale cooperative serving supermarket operators located primarily in the western United States and in the South Pacific. Unified sells a wide variety of grocery-related and general merchandise products to its customers. The Company’s customers include its owners (“Members”) and non-owners (“non-members”). Unified also provides support services to its customers through the Wholesale Distribution segment, including retail technology, and through separate subsidiaries, including financing and insurance. The availability of specific products and services may vary by geographic region.

Management identifies segments based on the information monitored by the Company’s chief operating decision-makers to manage the business and, accordingly, has identified the following two reportable segments:

•

The Wholesale Distribution segment includes the results of operations from the sale of food and general merchandise products to both Members and non-members. As of and for the thirty-nine weeks ended June 30, 2007, the Wholesale Distribution segment represents approximately 99% of the Company’s total sales and 86% of total assets.

•

The Insurance segment includes the results of operations for the Company’s three insurance subsidiaries (Grocers and Merchants Insurance Service, Inc., Springfield Insurance Company and Springfield Insurance Company, Ltd.). These subsidiaries provide insurance and insurance-related products, including workers’ compensation and liability insurance policies, to both the Company and its Members primarily located in California. As of and for the thirty-nine weeks ended June 30, 2007, the Company’s Insurance segment collectively accounts for approximately 1% of the Company’s total sales and 12% of total assets.

The “All Other” category includes the results of operations for the Company’s other support businesses, including its finance subsidiary, whose services are provided to a common customer base, none of which individually meets the quantitative thresholds of a reportable segment. As of and for the thirty-nine weeks ended June 30, 2007, the “All Other” category collectively accounts for less than 1% of the Company’s total sales and 2% of total assets.

7

Unified Western Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

Information about the Company’s operating segments is summarized below.

(dollars in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net sales
Wholesale distribution	$786,436	$722,649	$2,314,084	$2,175,462
Insurance	7,229	5,146	19,714	16,631
All other	997	856	2,156	1,693
Inter-segment eliminations	(4,066)	(2,205)	(10,359)	(6,498)

Total net sales	$790,596	$726,446	$2,325,595	$2,187,288

Operating income
Wholesale distribution	$12,512	$16,815	$40,253	$43,513
Insurance	1,186	3,313	3,775	7,832
All other	403	(897)	(171)	(1,181)

Total operating income	14,101	19,231	43,857	50,164

Interest expense	(3,720)	(3,413)	(11,208)	(10,911)
Estimated patronage dividends	(4,034)	(7,860)	(14,121)	(17,223)
Income taxes	(2,032)	(2,821)	(7,181)	(7,097)

Net earnings	$4,315	$5,137	$11,347	$14,933

Depreciation and amortization
Wholesale distribution	$4,795	$4,667	$14,421	$14,812
Insurance	32	50	121	159
All other	12	6	28	8

Total depreciation and amortization	$4,839	$4,723	$14,570	$14,979

Capital expenditures
Wholesale distribution	$9,730	$1,759	$27,274	$8,330
Insurance	—	36	—	56
All other	—	—	626	8

Total capital expenditures	$9,730	$1,795	$27,900	$8,394

Identifiable assets
Wholesale distribution	$632,051	$579,759	$632,051	$579,759
Insurance	85,389	85,554	85,389	85,554
All other	17,506	18,264	17,506	18,264

Total identifiable assets	$734,946	$683,577	$734,946	$683,577

4.    SHAREHOLDERS’ EQUITY

During the thirty-nine week period ended June 30, 2007, the Company issued 2,400 Class A Shares with an issue value of $0.5 million and redeemed 11,050 Class A Shares with a redemption value of $2.4 million. The Company also redeemed 23,405 Class B Shares with a redemption value of $4.2 million. In addition, 300 Class A Shares were converted from Class B Shares at a value of $0.1 million.

On October 5, 2006, the Board of Directors declared a 6% cash dividend (approximately $0.9 million) on the outstanding Class E Shares of the Company as of September 28, 2006. The dividend was paid on January 5, 2007.

8

Unified Western Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

5.    CONTINGENCIES

The Company is a party to various litigation, claims and disputes, some of which are for substantial amounts, arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Company believes the outcome of these matters will not result in a material adverse effect on its financial condition or results of operations.

6.    NOTES PAYABLE

In March 2007, the Company’s finance subsidiary, Grocers Capital Company (“GCC”), completed a Change in Terms Agreement on its second amended and restated credit agreement and loan purchase and servicing agreement with a third party bank. There were no changes to the second amended and restated credit and loan purchase and servicing agreements other than the maturity dates, which were extended to March 31, 2010 and March 31, 2008, respectively. Amounts advanced under the credit agreement bear interest at prime (8.25% and 8.25%) or Eurodollar (5.36% and 5.36%) plus 2.00% at June 30, 2007 and September 30, 2006, respectively. GCC had no borrowings outstanding under the credit agreement at June 30, 2007 or September 30, 2006. The aggregate amount of secured borrowings under the loan purchase and servicing agreement was $3.2 million and $5.1 million at June 30, 2007 and September 30, 2006, respectively.

At September 30, 2006, the Company had a $225 million secured revolving credit facility (“Revolving Credit Agreement”) which was amended and restated on December 5, 2006. The Amended and Restated Credit Agreement (the “Amended Agreement”) permits advances and letters of credit up to $225 million, with an option to expand to $300 million in the future. The Amended Agreement matures on January 31, 2012 and continues to be secured by the inventory and accounts receivable of the Company and certain subsidiaries. Interest is based on either LIBOR plus an applicable margin (0.75% to 1.75%) or the lender’s base rate plus an applicable margin (0.00% to 0.25%). Undrawn portions of the commitments under the Amended Agreement bear commitment fees at rates between 0.15% and 0.35% per annum. The Amended Agreement contains customary covenants, default provisions and limitations on shareholder distributions (including the repurchase of shares) similar to those included in the original Revolving Credit Agreement. The Company had $77.2 million and $53.6 million outstanding under the Amended Agreement and the Revolving Credit Agreement at June 30, 2007 and September 30, 2006, respectively.

7.    PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company sponsors a cash balance plan (“Cash Balance Plan”). The Cash Balance Plan is a noncontributory defined benefit pension plan covering substantially all employees of the Company who are not subject to a collective bargaining agreement. Benefits under the Cash Balance Plan are provided through a trust and also through annuity contracts.

The Company also sponsors an Executive Salary Protection Plan II (“ESPP II”) that provides supplemental post-termination retirement income based on each participant’s final salary and years of service as an officer of the Company. Funds are held in a rabbi trust for the ESPP II consisting primarily of life insurance policies reported at cash surrender value. The cash surrender value of such life insurance policies aggregated $18.5 million and $15.2 million at June 30, 2007 and September 30, 2006, respectively, and are included in other assets in the Company’s consolidated condensed balance sheets. The related accrued benefit cost (representing the Company’s benefit obligation to participants) of $14.7 million and $13.4 million at June 30, 2007 and September 30, 2006, respectively, is recorded in other long-term liabilities in the Company’s consolidated condensed balance sheets. Trust assets are excluded from ESPP II plan assets as they do not qualify as plan assets under Statement of Financial Accounting Standards (“SFAS”) No. 87, “Employers’ Accounting for Pensions” (“SFAS 87”). The assets held in the rabbi trust are not available for general corporate purposes. The rabbi trust is subject to creditor claims in the event of insolvency.

The Company sponsors postretirement benefit plans that cover both non-union and union employees. The plans are not funded.

9

Unified Western Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

The Company’s funding policy is to make contributions to the Cash Balance Plan in amounts that are at least sufficient to meet the minimum funding requirements of applicable laws and regulations, but no more than amounts deductible for federal income tax purposes. The Company contributed $1.0 million and $1.2 million to the Cash Balance Plan during the thirty-nine weeks ended June 30, 2007 for the 2006 and 2007 plan years, respectively. At this time, the Company expects to make quarterly estimated contributions to the Cash Balance Plan totaling $1.1 million during the remainder of fiscal 2007 for the 2007 plan year. At its discretion, the Company may contribute in excess of these amounts. Additional contributions for the 2006 plan year, if any, will be due by September 14, 2007, while contributions for the 2007 plan year will be due by September 15, 2008. The Company contributed $0.6 million to the ESPP II during the thirty-nine weeks ended June 30, 2007 to fund projected benefit payments to participants for the 2007 plan year.

At June 30, 2007, the fair value of the Cash Balance Plan assets increased to $99.6 million from $84.9 million at September 30, 2006.

8.    RELATED PARTY TRANSACTIONS

Members affiliated with directors of the Company make purchases of merchandise from the Company and also may receive benefits and services that are of the type generally offered by the Company to its similarly situated eligible Members. Management believes such transactions are on terms that are generally consistent with terms available to other Members similarly situated. As of the date of this report, there have been no material changes to the related party transactions disclosed in Note 17 to Notes to Consolidated Financial Statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

9.    NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB ratified Emerging Issues Task Force (“EITF”) No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefits Associated with Endorsement Split-Dollar Life Insurance Arrangements” (“EITF No. 06-4”) and in March 2007, the FASB ratified EITF Issue No. 06-10, “Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements” (“EITF No. 06-10”). EITF No. 06-4 requires deferred compensation or postretirement benefit aspects of an endorsement-type split-dollar life insurance arrangement to be recognized as a liability by the employer and states the obligation is not effectively settled by the purchase of a life insurance policy. The liability for future benefits should be recognized based on the substantive agreement with the employee, which may be either to provide a future death benefit or to pay for the future cost of the life insurance. EITF No. 06-10 provides recognition guidance for postretirement benefit liabilities related to collateral assignment split-dollar life insurance arrangements, as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment split-dollar life insurance arrangement. EITF No.’s 06-4 and 06-10 are effective for fiscal years beginning after December 15, 2007. Accordingly, EITF No.’s 06-4 and 06-10 will be adopted commencing in the first quarter for the Company’s fiscal year 2009. The Company is currently assessing the impact these standards may have on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 provides companies with an option to measure, at specified election dates, many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is expected to expand the use of fair value measurement consistent with the Board’s long-term objectives for financial instruments. A company that adopts SFAS No. 159 will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Accordingly, SFAS No. 159 will be adopted commencing in the first quarter for the Company’s fiscal year 2009. The Company is currently assessing the impact this standard may have on its consolidated financial statements.

10

Unified Western Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires that employers recognize on a prospective basis the funded status of an entity’s defined benefit pension and postretirement plans as an asset or liability in the financial statements, requires the measurement of defined benefit pension and postretirement plan assets and obligations as of the end of the employer’s fiscal year, and requires recognition of the funded status of defined benefit pension and postretirement plans in other comprehensive income. SFAS No. 158 also requires additional disclosures in the notes to the financial statements. An employer without publicly traded equity securities shall initially apply the requirement to recognize the funded status of a benefit plan and the disclosure requirements as of the end of the fiscal year ending after June 15, 2007. Accordingly, the Company will adopt SFAS No. 158 in the fourth quarter of its fiscal year ending September 29, 2007. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position shall be effective for fiscal years ending after December 15, 2008. Accordingly, the Company will adopt this requirement effective with its fiscal year ending on October 3, 2009. The Company is currently assessing the impact this standard will have on its consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity would enter into transactions for the asset or liability. SFAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop the assumptions that market participants would use when pricing the asset or liability. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. In addition, SFAS No. 157 requires that fair value measurements be separately disclosed by level within the fair value hierarchy. SFAS No. 157 does not require new fair value measurements and is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Accordingly, SFAS No. 157 will be adopted commencing in the first quarter for the Company’s fiscal year 2009. The Company is currently assessing the impact this standard may have on its consolidated financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The guidance in SAB No. 108 should be applied to financial statements for fiscal years ending after November 15, 2006 (and is encouraged for any interim period of the first fiscal year ending after that date). Accordingly, the Company will adopt SAB No. 108 effective with its fiscal year ending September 29, 2007. The Company does not currently believe that adopting SAB No. 108 will have a significant impact on its consolidated financial statements.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Accordingly, FIN 48 will be adopted commencing in the first quarter of the Company’s fiscal year 2008. The Company is currently assessing the financial impact of FIN 48 on its consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in

11

Unified Western Grocers, Inc. and Subsidiaries

Notes to Consolidated Condensed Financial Statements (Unaudited)—(Continued)

accounting principle and that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted this pronouncement beginning with its fiscal year 2007. The adoption of SFAS No. 154 had no impact on the Company’s financial condition and results of operations.

10.    SUBSEQUENT EVENTS

On August 2, 2007, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Associated Grocers, Incorporated and its subsidiaries (“AG”) of Seattle, Washington. AG is a wholesaler providing food, nonfood, general merchandise and retail services to stores from its office and distribution facilities in Seattle and Renton, Washington. Pursuant to the Agreement, the Company will acquire certain assets, including inventory, prepaid and deferred expenses (other than deferred tax assets), notes receivable, and certain fixed assets, and assume certain liabilities related to the operation of AG, for a base purchase price of $38.4 million. The base purchase price can increase by up to $10 million if AG delivers Unified supply contracts in excess of the amounts required to close. In addition, the base purchase price is subject to closing and post-closing adjustments based upon the actual purchased working capital at the closing, reserve adjustments and long-term asset adjustments. The closing date of the Agreement is dependent upon approval by AG’s shareholders and other closing requirements. The Agreement includes customary representations, warranties, covenants and indemnification provisions by the respective parties. The Company and AG may terminate the Agreement prior to closing only by written notice under certain circumstances as defined in the Agreement.

12

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING INFORMATION

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When the Company uses words such as “believes,” “expects,” “anticipates” or similar expressions, the Company is making forward-looking statements. Although Unified believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give readers any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the factors discussed in the sections entitled “Risk Factors” and “Critical Accounting Policies and Estimates” within “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All forward-looking statements attributable to Unified are expressly qualified in their entirety by the factors that may cause actual results to differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date hereof. The Company undertakes no duty or obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this document as well as in other documents the Company files from time to time with the Securities and Exchange Commission.

COMPANY OVERVIEW

General

Unified Western Grocers, Inc. (referred to in this Form 10-Q as “Unified,” “the Company,” “our” or “we”) is a retailer-owned, grocery wholesale cooperative serving supermarket operators located primarily in the western United States and the South Pacific. Our customers range in size from single store operators to regional supermarket chains. The Company operates its business in two reportable business segments: (1) Wholesale Distribution and (2) Insurance. All remaining business activities are grouped into “All Other” (see Note 3 of Notes to Consolidated Condensed Financial Statements).

We sell a wide variety of products typically found in supermarkets. We report all product sales in our Wholesale Distribution segment, which represents approximately 99% of our total sales. Our customers include our owners (“Members”) and non-owners (“non-members”). We also provide support services to our customers, including retail technology, insurance and financing. Insurance activities account for approximately 1% of total sales and are reported in our Insurance segment, while finance activities are grouped with our All Other business activities. The availability of specific products and services may vary by geographic region. We have three separate geographical and marketing regions. The regions are Southern California, Northern California and the Pacific Northwest.

A California corporation organized in 1922 and incorporated in 1925, Unified does business primarily with those customers that have been accepted as Members. Members are required to meet specific member capitalization requirements, which include capital stock ownership and may include required cash deposits. In addition, each Member must meet minimum purchase requirements. The membership requirements, including capitalization requirements, may be modified at the discretion of the Company’s Board of Directors (the “Board”).

We distribute the earnings from activities conducted with our Members, excluding subsidiaries (collectively “patronage business”), in the form of patronage dividends. Our patronage earnings are based on the combined results of the Company’s three patronage earnings divisions: the Southern California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. The Company conducts business on a non-patronage basis in the Wholesale Distribution segment through its specialty food subsidiary (Market Centre) and international sales subsidiary (Unified International, Inc). These businesses sell products to both Members and non-members. An entity that does not meet Member purchase requirements or does not desire to become a Member may conduct business with Unified as a non-member customer on a non-patronage basis. The Company does business through

13

its subsidiaries on a non-patronage basis. Earnings from the Company’s subsidiaries and from business conducted with non-members (collectively “non-patronage business”) are retained by the Company.

Facilities and Transportation

The Company operates various warehouse and office facilities that are located in Commerce, Los Angeles, Santa Fe Springs, Stockton, Hayward, Livermore and Fresno, California and Milwaukie, Oregon. The Company operates a fleet of tractors and trailers that it uses to distribute products to its customers. Customers have the choice of two delivery options. Customers may either elect to have the Company deliver orders to their stores or warehouse locations or may choose to pick their orders up from the Company’s distribution centers. The Company also operates a bakery manufacturing facility and a milk, water and juice processing plant in Los Angeles, which primarily serve the Southern California region.

Industry Overview And The Company’s Operating Environment

Competition

Unified competes in the wholesale grocery industry with regional and national food wholesalers such as Associated Grocers of Seattle, C&S Wholesale, and Supervalu Inc., as well as other local wholesalers that provide a broad range of products and services to their customers. Unified also competes with many local and regional meat, produce, grocery product, specialty, and general food wholesalers. Unified’s customers compete directly with vertically integrated regional and national chains. The growth or loss in market share of our customers will also impact the Company’s sales and earnings. For more information about the competition Unified faces, please refer to “Risk Factors.”

The marketplace in which we operate continues to evolve and present challenges both to our customers and us. The continued expansion of large box store formats into our marketplace will present challenges for some of the retail grocery stores owned by our customers. In addition, self-distributing alternative formats such as warehouse, supercenters, discount, drug, natural and organic, and convenience stores continue to expand their offering of products that are a core part of the conventional grocery store offering, thereby creating additional competition for our customers. Demographic changes have created more ethnic diversity in our marketplace. To effectively compete with these changes, many of our successful customers have focused on, among other things, differentiation strategies in specialty products and items on the perimeter of the store such as produce, service deli, service bakery and meat categories.

We provide a broad range of product offerings and unique services to help our retail customers with their individual differentiation strategies. Through our grocery specialty subsidiary, Market Centre, we offer specialty grocery products in four categories: gourmet specialties, ethnic foods, natural/organic products and confections. In addition to supplying these products, Market Centre, similar to support provided through the Cooperative Division, offers a wide range of retail support services, including category development and management, merchandising services, marketing programs and promotional strategies.

We also support growth by offering promotions on fast-moving products and by supporting and sponsoring major events that help promote sales at the retail level.

Economic Factors

We are impacted by changes in the overall economic environment. In recent periods, the Company has experienced significant volatility in certain costs. For example, costs associated with our workers’ compensation coverage in California have declined after several years of cost increases. Pension and other postretirement benefit costs have also improved due primarily to plan changes and the favorable impact of changes in actuarial assumptions. On the other hand, external factors continue to drive increases in costs. For example, increases in wages and other employment related benefits occur as a result of negotiated labor contracts and adjustments for non-represented employees. These costs may significantly change in future years. We continually focus attention on initiatives aimed at improving business processes and managing costs. We have also been upgrading our warehouse management system as discussed below in “Technology.”

14

Technology

Technology improvements have been an important part of Unified’s strategy to improve service to its customers and lower costs. Unified’s customers benefit from the Company’s substantial investment in supply-chain technology, including improvements in the Company’s vendor management activities through new item introductions, promotions management and payment support activities.

Technology improvements in the Company’s distribution systems have helped lower costs and improve order accuracy. Over the past three years, we have been upgrading our warehouse systems to improve efficiencies and order fulfillment accuracy. Through the end of fiscal 2006, our five main facilities have been upgraded. We expect to see additional warehouse improvements and order fulfillment accuracy as each facility fully realizes the benefits of the upgrade. We have also begun the process of implementing a new Enterprise Resource Planning (“ERP”) system that will operate in our dairy processing and bakery plants. The new system will automate our record keeping, thereby providing greater visibility of performance metrics and allowing us to improve the manufacturing process. We expect the ERP system installation to be completed in our dairy plant during the current year.

During fiscal 2006, we began a major renovation of our northern California Stockton facility to add additional square footage and to install a mechanized conveyor system. This conveyor system will allow us to more effectively merge product at the facility with products sourced from our other facilities and key vendor partners. This will result in expanded product availability for our Members and non-member customers without the need to carry these products in our Stockton facility.

Additionally, we continue to make improvements to better support our interactions with vendors and customers. We provide network connectivity, data exchange, and a portfolio of applications to our customers. Improving these tools allows independent retailers with varying formats and needs to benefit from standardization while making use of business applications best suited to their unique needs.

Our Member-focused efforts include improvements through our Memberlink technology product that is a Web-based set of business applications designed to improve collaboration and streamline business processes across the entire supply chain.

Sales Activities and Recent Developments

We experienced an overall sales increase of $138.3 million, or 6.3%, for the thirty-nine weeks ended June 30, 2007 (the “2007 Period”) as compared to the thirty-nine week period ended July 1, 2006 (the “2006 Period”). Net Wholesale Distribution sales increased $138.6 million in the 2007 Period compared to the 2006 Period. Several factors contributed to the change in net Wholesale Distribution sales during the 2007 Period. This increase was due primarily to a $77.0 million, or 3.5%, sales increase in our continuing customer business driven primarily by new store openings, growth in the Company’s perishables divisions, and growth in Market Centre, our specialty grocery subsidiary. Additionally, inflation in meat and produce costs has increased in the 2007 Period and accounted for $37.2 million in sales increases. Subsequent to the 2006 Period, we began supplying customers that were previously serviced by competitors, resulting in a $35.3 million increase in sales for the 2007 Period. Sales related to customers who discontinued their business with us and began purchasing from competitors resulted in a $10.9 million decline in sales in the 2007 Period versus the 2006 Period.

Sales in our Insurance segment declined $0.3 million in the 2007 Period versus the 2006 Period due to a reduction in premium rates associated with our California workers’ compensation insurance products, partially offset by an increase in policy volume. Sales in our All Other business activities were consistent at $1.2 million for the 2007 and 2006 Periods.

15

RESULTS OF OPERATIONS

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with the consolidated condensed financial statements and notes to the consolidated condensed financial statements, specifically Note 3 to Notes to Consolidated Condensed Financial Statements, “Segment Information,” included elsewhere in this report. Certain statements in the following discussion are not historical in nature and should be considered to be forward-looking statements that are inherently uncertain.

The following table sets forth selected consolidated financial data of Unified expressed as a percentage of net sales for the periods indicated and the percentage increase or decrease in such items over the prior period.

	Thirteen Weeks Ended		% Change Thirteen Weeks	Thirty-Nine Weeks Ended		% Change Thirty-Nine Weeks
Fiscal Period Ended	June 30, 2007	July 1, 2006		June 30, 2007	July 1, 2006
Net sales	100.0%	100.0%	8.8%	100.0%	100.0%	6.3%
Cost of sales	90.3	89.7	9.6	90.2	89.7	6.9
Distribution, selling and administrative expenses	7.9	7.7	12.3	7.9	8.0	5.8

Operating income	1.8	2.6	(26.7)	1.9	2.3	(12.6)
Interest expense	(0.5)	(0.4)	9.0	(0.5)	(0.5)	2.7
Estimated patronage dividends	(0.5)	(1.1)	(48.7)	(0.6)	(0.8)	(18.0)
Income taxes	(0.3)	(0.4)	(28.0)	(0.3)	(0.3)	1.2

Net earnings	0.5%	0.7%	(16.0)%	0.5%	0.7%	(24.0)%

THIRTEEN WEEK PERIOD ENDED JUNE 30, 2007 (“2007 PERIOD”) COMPARED TO THE THIRTEEN WEEK PERIOD ENDED JULY 1, 2006 (“2006 PERIOD”)

Overview of the 2007 Period.    Our consolidated operating income decreased $5.1 million to $14.1 million in the 2007 Period compared to $19.2 million in the 2006 Period. Operating income for the Wholesale Distribution and Insurance segments decreased compared to the 2006 Period, while operating income for All Other business activities increased compared to the 2006 Period.

•

Wholesale Distribution Segment:    The Wholesale Distribution segment realized an overall net decrease in operating income of $4.3 million to $12.5 million in the 2007 Period compared to $16.8 million in the 2006 Period. The decrease in operating income was due primarily to a reduction in margin and a legal settlement in the 2006 Period, partially offset by improvements in our operations. We also experienced reduced workers’ compensation expense in the 2006 Period due to legislative changes.

•

Insurance Segment:    Operating income in our Insurance segment declined $2.1 million to $1.2 million in the 2007 Period compared to $3.3 million in the 2006 Period. In 2003 and 2004, the California Legislature passed workers’ compensation reforms that have helped to reduce the cost of claims, particularly with respect to medical costs. In the 2006 Period, we experienced reduced claims costs on older policy years, resulting in favorable adjustments to claims reserves. In the 2007 Period, claims on older policy years stabilized, resulting in no additional reductions in loss reserves related to earlier periods. Operating income benefited from higher investment income and increased policy volume.

•

All Other:    All Other business activities primarily consist of our finance subsidiary and the consolidation of a variable interest entity as discussed in Note 2 of the Notes to the Consolidated Condensed Financial Statements in Item 1. Operating income increased $1.3 million to $0.4 million for the 2007 Period compared to a loss of $0.9 million in the 2006 Period, and consisted of $0.7 million in operating income from our finance subsidiary offset by $0.3 million in operating expense associated with our variable interest entity.

16

The following tables summarize the performance of each business segment for the 2007 and 2006 Periods.

Wholesale Distribution Segment

(dollars in thousands)

	Thirteen Weeks Ended June 30, 2007		Thirteen Weeks Ended July 1, 2006
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$786,436	—	$722,649	—	$63,787
Inter-segment eliminations	—	—	—	—	—

Net sales	786,436	100.0	722,649	100.0	63,787
Cost of sales	713,093	90.7	653,768	90.5	59,325
Distribution, selling and administrative expenses	60,831	7.7	52,066	7.2	8,765

Operating income	$12,512	1.6	$16,815	2.3	$(4,303)

Insurance Segment

(dollars in thousands)

	Thirteen Weeks Ended June 30, 2007		Thirteen Weeks Ended July 1, 2006
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales—premiums earned	$7,229	—	$5,146	—	$2,083
Inter-segment eliminations	(3,742)	—	(2,023)	—	(1,719)

Net sales—premiums earned	3,487	100.0	3,123	100.0	364
Cost of sales—underwriting expenses	791	22.7	(2,288)	(73.3)	3,079
Selling and administrative expenses	1,510	43.3	2,098	67.2	(588)

Operating income	$1,186	34.0	$3,313	106.1	$(2,127)

All Other

(dollars in thousands)

	Thirteen Weeks Ended June 30, 2007		Thirteen Weeks Ended July 1, 2006
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$997	—	$856	—	$141
Inter-segment eliminations	(324)	—	(182)	—	(142)

Net sales	673	100.0	674	100.0	(1)
Selling and administrative expenses	270	40.1	1,571	233.1	(1,301)

Operating income (loss)	$403	59.9	$(897)	(133.1)	$1,300

Net sales.    Consolidated net sales increased $64.2 million, or 8.8%, to $790.6 million in the 2007 Period compared to $726.4 million for the 2006 Period.

•	Wholesale Distribution Segment: Net Wholesale Distribution sales increased $63.8 million, or 8.8%, to $786.4 million in the 2007 Period compared to $722.6 million for the 2006 Period.

Continuing Customer Sales Growth

•

Approximately $33.0 million of sales increases were due to new store locations and growth in our distribution volume at existing locations, including $12.7 million of growth in our Market Centre subsidiary.

17

•	Inflation in meat and produce costs has accounted for $23.1 million in sales increases in the 2007 Period compared to the 2006 Period.

Customer Changes

•	During the 2007 Period, we began supplying customers that were previously served by competitors, resulting in a $12.0 million increase in sales.

•	Sales to customers in the 2006 Period that discontinued business with us and began purchasing their products from competitors were $4.3 million.

•

Insurance Segment:    Net sales, consisting principally of premium revenues, increased $0.4 million to $3.5 million in the 2007 Period compared to $3.1 million for the 2006 Period, resulting primarily from higher investment income and increased policy volume, partially offset by lower premium rates. Our Insurance Segment primarily sells workers’ compensation coverage in California. The California legislature passed legislation in 2003 and 2004 to allow greater controls over medical costs related to workers’ compensation. These cost reductions have led to lower policy premiums in the 2007 Period compared to the 2006 Period.

•	All Other: Net sales were consistent at $0.7 million in the 2007 and 2006 Periods.

Cost of sales.    Consolidated cost of sales was $713.9 million for the 2007 Period compared to $651.5 million for the 2006 Period and comprised 90.3% and 89.7% of consolidated net sales for the 2007 and 2006 Periods, respectively.

•

Wholesale Distribution Segment:    Cost of sales increased by $59.3 million to $713.1 million in the 2007 Period compared to $653.8 million in the 2006 Period. As a percentage of net wholesale sales, cost of sales was 90.7% and 90.5% for the 2007 and 2006 Periods, respectively. The following factors contributed to the 0.2% increase in cost of sales as a percentage of net wholesale sales:

•

A change in product and Member sales mix contributed to a 0.1% increase in cost of sales as a percent of net wholesale sales. Our growth was primarily in products that carry a higher cost of sales as a percent of net sales compared to the 2006 Period product mix average. In addition, our larger customers have driven the sales growth in new store openings. These customers typically pick up their orders from our facilities and their larger order sizes allow for higher operational efficiencies but result in lower margins. As a result, the margin on these customers is lower than average and increases the cost of sales as a percent of net wholesale sales.

•

A change in vendor promotional support contributed to a 0.1% increase in cost of sales as a percent of net wholesale sales. Our vendors and brokers are continually evaluating their go-to-market strategies to effectively promote their products. Changes in their strategies could have a favorable or unfavorable impact on our financial performance. See “Critical Accounting Policies and Estimates – Vendor Funds” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

•

Insurance Segment:    Cost of sales increased $3.1 million from a credit of $2.3 million in the 2006 Period to $0.8 million in the 2007 Period. During 2003 and 2004, California legislative reforms were passed aimed at reducing the rising cost of workers’ compensation expenses, primarily in the cost of providing health care. As a result of these reforms, in the 2006 Period we experienced reductions in costs associated with (1) claims loss expense and loss reserve expenses (consisting of payments to health care providers and injured workers, along with estimates of claims not yet resolved), and (2) loss adjustment expenses (consisting of adjudication expenses and legal expenses associated with defending claims). In 2006, required loss reserves declined and reduced cost of sales. These costs stabilized in the 2007 Period and required no further reductions in loss reserves related to earlier periods. Cost of sales also includes underwriting expenses (consisting of commissions, premium taxes and regulatory fees); however, these expenses remained stable in the 2007 Period relative to the 2006 Period. Additionally, the cost of insurance and the sufficiency of loss reserves are also impacted by actuarial estimates based on a detailed analysis of health care cost trends, mortality rates, claims history, demographics and industry trends. As a result, the amount of loss reserves and future expenses is significantly affected by these variables and may significantly change, depending on the cost of providing benefits and the results of further legislative action. See additional discussion related to insurance reserves under “Risk Factors” – “Our insurance reserves may be inadequate if unexpected losses occur.”

18

Distribution, selling and administrative expenses.    Consolidated distribution, selling and administrative expenses increased $6.9 million to $62.6 million in the 2007 Period compared to $55.7 million in the 2006 Period, and comprised 7.9% and 7.7% of net sales for the 2007 and 2006 Periods, respectively.

•

Wholesale Distribution Segment:    Distribution, selling and administrative expenses increased $8.7 million to $60.8 million in the 2007 Period compared to $52.1 million in the 2006 Period, and comprised 7.7% and 7.2% of net wholesale sales for the 2007 and 2006 Periods, respectively. As discussed in further detail below, the non-recurring benefit from a prior year legal judgment in favor of the Company and increases in workers’ compensation (due to non-recurring reserve reductions) and other expenses increased costs $8.9 million, or 0.6% of net wholesale sales. This increase was partially offset by a decline in costs related to employee benefits of $0.2 million, or 0.1% of net wholesale sales.

•

Non-recurring Legal Judgment:    Legal expenses increased $3.3 million, or 0.4% of net wholesale sales, in the 2007 Period compared to the 2006 Period. During the 2006 Period, Unified received payment of a judgment in favor of the Company whose net proceeds, after payment of contingent attorneys’ fees, reduced costs by $3.0 million. As a result of this non-recurring offset to expense, the Company experienced an increase in legal expenses during the 2007 Period.

•

Workers’ Compensation Expense:    Through December 31, 2006, the Company’s Wholesale Distribution segment was self-insured up to $300,000 per incident with a stop loss coverage provided by our Insurance segment up to $1.0 million and third party coverage over that amount. Effective January 1, 2007, workers’ compensation coverage is provided entirely through the Insurance segment up to $1.0 million per incident and third party coverage over that amount. Loss accruals up to the stop loss coverage are made based on actuarially developed loss estimates. Our workers’ compensation expenses increased by $1.5 million in the 2007 Period, or 0.2% as a percent of net wholesale sales, primarily due to recording in the 2006 Period the positive impact of the California legislative reforms discussed previously. In the 2007 Period, costs stabilized and did not result in an adjustment to reserves for prior policy years. Future expenses may significantly change depending on the cost of providing health care and the results of further legislative action.

•	Other Expense Changes: General expenses increased $4.1 million, but remained flat as a percent of net wholesale sales due to the $63.8 million increase in net wholesale sales.

The following expenses decreased as a percent to net wholesale sales in the 2007 Period compared to the 2006 Period, partially offsetting the increases in distribution, selling and administrative expenses that were discussed above:

•

Pension and Other Postretirement Benefits and Health Care Expenses:    During the 2007 Period, the Company experienced decreases in postretirement benefit costs of $0.7 million, primarily due to plan changes and the favorable impact of changes in actuarial assumptions, which was partially offset by increases in health care expenses of $0.5 million. This resulted in a $0.2 million, or 0.1% as a percent of net wholesale sales, net decrease in employee benefits expense. See additional discussion on benefit plan assets and liabilities under “Risk Factors” – “The value of our benefit plan assets and liabilities is based on estimates and assumptions, which may prove inaccurate.”

•	Insurance Segment: Selling and administrative expenses for the Insurance segment declined $0.6 million to $1.5 million for the 2007 Period compared to $2.1 million for the 2006 Period.

•

All Other:    Selling and administrative expenses for our All Other business activities for the 2007 Period decreased $1.2 million to $0.3 million compared to $1.5 million for the 2006 Period. During the 2006 Period, we incurred higher lease reserves on properties associated with our variable interest entity.

Interest.    Interest expense was $3.7 million in the 2007 Period compared to $3.4 million in the 2006 Period and comprised 0.5% and 0.4% of consolidated net sales for the 2007 and 2006 Periods, respectively. Factors contributing to the increase in interest expense are as follows:

•	Interest expense on our primary debt instruments was $3.0 million and $2.7 million for the 2007 and 2006 Periods, respectively.

•	Weighted Average Borrowings: Interest expense increased $0.8 million from the 2006 Period due to an increase in our weighted average borrowings. Weighted average borrowings increased by $33.9 million

19

due to principal payments on secondary notes (i.e. Capital Investment Notes), payment of patronage dividends, Class E Share dividends and increased capital expenditures, partially offset by improved cash flow from operations and our Equity Enhancement Program (see “Equity Enhancement Plan”).

•

Interest Rates:    Interest expense declined $0.5 million from the 2006 Period due to a decrease in our effective borrowing rate. Our effective borrowing rate for the combined primary debt, made up of the revolving line of credit and senior secured notes, was 7.1% and 7.8% for the 2007 and 2006 Periods, respectively. We signed an agreement on December 5, 2006 to amend and restate the revolving credit facility and realized a reduction in our interest rate margin over the base borrowing rate on the revolving line of credit. In addition, we were able to lower the fees associated with the financing which had the impact of lowering our overall borrowing costs. Partially offsetting the foregoing factors and consistent with the overall market interest rate change, the base borrowing rate on the revolving line of credit increased over the 2006 Period, offsetting the reduction in interest rate margin.

Borrowings on our revolving credit agreement are subject to market rate fluctuations. A 25 basis point change in the market rate of interest over the 2007 Period would have resulted in a $0.05 million increase or decrease in corresponding interest expense.

•	Interest expense on our secondary debt instruments was $0.7 million in both the 2007 and 2006 Periods.

Estimated patronage dividends.    Estimated patronage dividends for the 2007 Period were $4.0 million, compared to $7.9 million in the 2006 Period, a decrease of 48.7%. Patronage dividends for the 2007 and 2006 Periods consisted of the patronage earnings from the Company’s three patronage earnings divisions: the Southern California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. For the 2007 and 2006 Periods, respectively, the Company had patronage earnings of $2.6 million and $2.3 million in the Southern California Dairy Division, $0.1 million and $0.1 million in the Pacific Northwest Dairy Division and $1.3 million and $5.5 million in the Cooperative Division.

Income taxes.    The Company’s effective income tax rate was 32.0% for the 2007 Period compared to 35.4% for the 2006 Period. The Company estimates that its effective tax rate will be 40% for the remainder of fiscal 2007. The lower rate for the 2007 Period is due to favorable fluctuations in the cash surrender value of the Company’s nonqualified retirement plans.

THIRTY-NINE WEEK PERIOD ENDED JUNE 30, 2007 (“2007 PERIOD”) COMPARED TO THE THIRTY-NINE WEEK PERIOD ENDED JULY 1, 2006 (“2006 PERIOD”)

Overview of the 2007 Period.    Our consolidated operating income decreased $6.3 million to $43.8 million in the 2007 Period compared to $50.1 million in the 2006 Period. Operating income for the Wholesale Distribution and Insurance segments decreased compared to the 2006 Period, but was partially offset by improvements in the All Other categories.

•

Wholesale Distribution Segment:    The Wholesale Distribution segment realized an overall net decrease in operating income of $3.3 million to $40.2 million in the 2007 Period compared to $43.5 million in the 2006 Period. The decrease in operating income was due primarily to a reduction in margin in the 2007 Period and a non-recurring receipt of proceeds from a legal judgment in favor of the Company in the 2006 Period.

•

Insurance Segment:    Operating income declined $4.0 million in our Insurance segment to $3.8 million in the 2007 Period compared to $7.8 million in the 2006 Period. In 2003 and 2004, the California Legislature passed workers’ compensation reforms that have helped to reduce the cost of claims, particularly with respect to medical costs. In the 2006 Period, we experienced reduced claims costs on older policy years, resulting in favorable adjustments to claims reserves. In the 2007 Period, claims on older policy years stabilized, resulting in no additional reductions in loss reserves related to earlier periods.

•

All Other:    All Other business activities primarily consist of our finance subsidiary and the consolidation of a variable interest entity as discussed in Note 2 of the Notes to Consolidated Condensed Financial Statements in Item 1. Operating income increased $1.0 million to a loss of $0.2 million for the 2007

20

Period compared to a loss of $1.2 million in the 2006 Period. The loss of $0.2 million for the 2007 period was due primarily to lease expenses associated with our variable interest entity of $1.5 million partially offset by income of $1.3 million in our finance subsidiary.

The following tables summarize the performance of each business segment for the 2007 and 2006 Periods.

Wholesale Distribution Segment

(dollars in thousands)

	Thirty-Nine Weeks Ended June 30, 2007		Thirty-Nine Weeks Ended July 1, 2006
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$2,314,084	—	$2,175,462	—	$138,622
Inter-segment eliminations	—	—	—	—	—

Net sales	2,314,084	100.0	2,175,462	100.0	138,622
Cost of sales	2,095,457	90.6	1,965,261	90.3	130,196
Distribution, selling and administrative expenses	178,374	7.7	166,688	7.7	11,686

Operating income	$40,253	1.7	$43,513	2.0	$(3,260)

Insurance Segment (dollars in thousands)

	Thirty-Nine Weeks Ended June 30, 2007		Thirty-Nine Weeks Ended July 1, 2006
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales—premiums earned	$19,714	—	$16,631	—	$3,083
Inter-segment eliminations	(9,462)	—	(6,024)	—	(3,438)

Net sales—premiums earned	10,252	100.0	10,607	100.0	(355)
Cost of sales—underwriting expenses	1,913	18.7	(2,445)	(23.1)	4,358
Selling and administrative expenses	4,564	44.5	5,220	49.3	(656)

Operating income	$3,775	36.8	$7,832	73.8	$(4,057)

All Other

(dollars in thousands)

	Thirty-Nine Weeks Ended June 30, 2007		Thirty-Nine Weeks Ended July 1, 2006
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$2,156	—	$1,693	—	$463
Inter-segment eliminations	(897)	—	(474)	—	(423)

Net sales	1,259	100.0	1,219	100.0	40
Selling and administrative expenses	1,430	113.6	2,400	196.9	(970)

Operating (loss) income	$(171)	(13.6)	$(1,181)	(96.9)	$1,010

Net sales.    Consolidated net sales increased $138.3 million, or 6.3%, to $2.325 billion in the 2007 Period compared to $2.187 billion in the 2006 Period.

•

Wholesale Distribution Segment:    Net Wholesale Distribution sales increased $138.6 million, or 6.4%, to $2.314 billion in the 2007 Period compared to $2.175 billion for the 2006 Period. We continued to experience sales growth through new store openings by our customers and growth in sales within our Market Centre subsidiary.

Continuing Customer Sales Growth

•	Approximately $77.0 million of sales increases were due to new store locations and growth in our distribution volume at existing locations, including a $13.2 million growth in our perishables product

21

offerings such as meat, produce, service deli and service bakery, and a $27.5 million growth in our Market Centre subsidiary.

•	Inflation in meat and produce costs has accounted for $37.2 million in sales increases in the 2007 Period compared to the 2006 Period.

Customer Changes

•	During the 2007 Period, we began supplying customers that were previously served by competitors, resulting in a $35.3 million increase in sales.

•	Sales to customers in the 2006 Period that discontinued business with us and began purchasing their products from competitors were $10.9 million.

•

Insurance Segment:    Net sales, consisting principally of premium revenues, decreased $0.3 million to $10.3 million in the 2007 Period compared to $10.6 million for the 2006 Period due to decreased premium rates charged to California customers for workers’ compensation insurance, partially offset by increases related to policy volume and investment income. Our Insurance Segment primarily sells workers’ compensation coverage in California. The California legislature passed legislation in 2003 and 2004 to allow greater controls over medical costs related to workers’ compensation. These cost reductions have led to lower policy premiums in the 2007 Period compared to the 2006 Period.

•	All Other: Net sales were consistent at $1.2 million for the 2007 and 2006 Periods.

Cost of sales.    Consolidated cost of sales was $2.097 billion for the 2007 Period compared to $1.963 billion for the 2006 Period and comprised 90.2% and 89.7% of consolidated net sales for the 2007 and 2006 Periods, respectively.

•

Wholesale Distribution Segment:    Cost of sales increased by $130.2 million to $2.095 billion in the 2007 Period compared to $1.965 billion in the 2006 Period. As a percentage of net wholesale sales, cost of sales was 90.6% and 90.3% for the 2007 and 2006 Periods, respectively. Several factors contributed to the 0.3% increase in cost of sales as a percentage of net wholesale sales.

•

A change in product and Member sales mix contributed to a 0.2% increase in cost of sales as a percent of net wholesale sales. Our growth was primarily in products that carry a higher cost of sales as a percent of net sales compared to the 2006 Period product mix average. In addition, our larger customers have driven the sales growth in new store openings. These customers typically pick up their orders from our facilities and their larger order sizes allow for higher operational efficiencies but result in lower margins. As a result, the margin on these customers is lower than average and increases the cost of sales as a percent of net wholesale sales.

•

A change in vendor promotional support contributed to a 0.1% increase in cost of sales as a percent of net wholesale sales. Our vendors and brokers are continually evaluating their go-to-market strategies to effectively promote their products. Changes in their strategies could have a favorable or unfavorable impact on our financial performance. See “Critical Accounting Policies and Estimates – Vendor Funds” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

•

Insurance Segment:    Cost of sales increased $4.3 million from a credit of $2.4 million in the 2006 Period to $1.9 million in the 2007 Period. During 2003 and 2004, California legislative reforms were passed aimed at reducing the rising cost of workers’ compensation expenses, primarily in the cost of providing health care. As a result of these reforms, in the 2006 Period we experienced reductions in costs associated with (1) claims loss expense and loss reserve expenses (consisting of payments to health care providers and injured workers, along with estimates of claims not yet resolved), and (2) loss adjustments expenses (consisting of adjudication expenses and legal expenses associated with defending claims). In the 2006 Period, required loss reserves declined and reduced cost of sales. These costs stabilized in the 2007 Period and required no further reductions in loss reserves related to earlier periods. Cost of sales also includes underwriting expenses (consisting of commissions, premium taxes and regulatory fees); however, these expenses remained stable in the 2007 Period relative to the 2006 Period. Additionally, the cost of insurance and the sufficiency of loss reserves are also impacted by

22

actuarial estimates based on a detailed analysis of health care cost trends, mortality rates, claims history, demographics and industry trends. As a result, the amount of loss reserves and future expenses is significantly affected by these variables and may significantly change, depending on the cost of providing benefits and the results of further legislative action. See additional discussion related to insurance reserves under “Risk Factors” – “Our insurance reserves may be inadequate if unexpected losses occur.”

Distribution, selling and administrative expenses.    Consolidated distribution, selling and administrative expenses increased $10.1 million to $184.4 million in the 2007 Period compared to $174.3 million in the 2006 Period, and comprised 7.9% and 8.0% of net sales for the 2007 and 2006 Periods, respectively.

•

Wholesale Distribution Segment:    Distribution, selling and administrative expenses increased $11.7 million to $178.4 million in the 2007 Period compared to $166.7 million in the 2006 Period, and comprised 7.7% of net wholesale sales for the 2007 and 2006 Periods. As discussed in further detail below, the non-recurring benefit from a prior year legal judgment in favor of the Company and higher workers’ compensation expense increased costs $5.2 million, or 0.2% of net wholesale sales. As a percentage of net wholesale sales, this increase was offset by a 0.2% decline in costs related to employee benefits and other expenses, which declined on a percentage basis despite an increase of $6.5 million due to the $138.6 million increase in net wholesale sales.

•

Non-recurring Legal Judgment:    Legal expenses increased $3.3 million, or 0.2% of net wholesale sales, in the 2007 Period compared to the 2006 Period. During the 2006 Period, Unified received payment of a judgment in favor of the Company whose net proceeds, after payment of contingent attorneys’ fees, reduced costs by $3.0 million. As a result of this non-recurring offset to expense, the Company experienced an increase in legal expenses during the 2007 Period.

•

Workers’ Compensation Expense:    Through December 31, 2006, the Company’s Wholesale Distribution segment was self-insured up to $300,000 per incident with a stop loss coverage provided by our Insurance segment up to $1.0 million and third party coverage over that amount. Effective January 1, 2007, workers’ compensation coverage is provided entirely through the Insurance segment up to $1.0 million per incident and third party coverage over that amount. Loss accruals up to the stop loss coverage are made based on actuarially developed loss estimates. Our workers’ compensation expenses increased by $1.9 million, but remained flat as a percent of net wholesale sales primarily due to recording in the 2006 Period the positive impact of the California legislative reforms discussed previously. In the 2007 Period, costs stabilized and did not result in an adjustment to reserves for prior policy years. Future expenses may significantly change depending on the cost of providing health care and the results of further legislative action.

The following expenses decreased as a percent to net wholesale sales in the 2007 Period compared to the 2006 Period, offsetting the increases in distribution, selling and administrative expenses that were discussed above:

•

Pension and Other Postretirement Benefits and Health Care Expenses:    During the 2007 Period, the Company experienced decreases in postretirement benefit costs of $2.1 million, primarily due to plan changes and the favorable impact of changes in actuarial assumptions, which was partially offset by increases in health care expenses of $1.4 million. This resulted in a $0.7 million, or 0.1% as a percent of net wholesale sales, net decrease in employee benefits expense. See additional discussion on benefit plan assets and liabilities under “Risk Factors” – “The value of our benefit plan assets and liabilities is based on estimates and assumptions, which may prove inaccurate.”

•	Other Expense Changes: General expenses increased $7.2 million, but declined 0.1% as a percent of net wholesale sales due to the $138.6 million increase in net wholesale sales.

•	Insurance Segment: Selling and administrative expenses for the Insurance segment decreased $0.6 million to $4.6 million for the 2007 Period compared to $5.2 million for the 2006 Period.

•

All Other:    Selling and administrative expenses for our All Other business activities for the 2007 Period decreased $1.0 million to $1.4 million compared to $2.4 million for the 2006 Period as a result of non-recurring increases in lease loss reserves on properties associated with our variable interest entity during the 2006 Period.

23

Interest.    Interest expense was $11.2 million for the 2007 Period and $10.9 million for the 2006 Period and comprised 0.5% of consolidated net sales for both the 2007 and 2006 Periods. Factors contributing to the increase in interest expense are as follows:

•	Interest expense on our primary debt instruments was $9.0 million and $8.8 million for the 2007 and 2006 Periods, respectively.

•

Weighted Average Borrowings:    Interest expense increased $0.7 million from the 2006 Period due to an increase in our weighted average borrowings. Weighted average borrowings increased by $12.4 million due to principal payments on secondary notes (i.e. Capital Investment Notes), payment of patronage dividends, Class E Share dividends and increased capital expenditures, partially offset by improved cash flow from operations and our Equity Enhancement Program (see “Equity Enhancement Plan”).

•

Interest Rates:    Interest expense declined $0.5 million from the 2006 Period due to a decrease in our effective borrowing rate. Our effective borrowing rate for the combined primary debt, made up of the revolving line of credit and senior secured notes, was 7.3% and 7.6% for the 2007 and 2006 Periods, respectively. Two primary factors contributed to the decrease in interest rates. First, we amended and restated our Senior Note Agreement in fiscal 2006 (see “Outstanding Debt and Other Financing Arrangements” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 for additional information), thereby reducing our effective interest rate on this debt. Second, we signed an agreement on December 5, 2006 to amend and restate the revolving credit facility and realized a reduction in our interest rate margin over the base borrowing rate on the revolving line of credit. In addition, we were able to lower the fees associated with the financing which had the impact of lowering our overall borrowing costs. Partially offsetting the foregoing factors and consistent with the overall market interest rate change, the base borrowing rate on the revolving line of credit increased over the 2006 Period, offsetting the reduction in interest rate margin.

Borrowings on our revolving credit agreement are subject to market rate fluctuations. A 25 basis point change in the market rate of interest over the 2007 Period would have resulted in a $0.1 million increase or decrease in corresponding interest expense.

•	Interest expense on our secondary debt instruments was $2.2 million in the 2007 Period, an increase of $0.1 million compared to $2.1 million in the 2006 Period.

Estimated patronage dividends.    Estimated patronage dividends for the 2007 Period were $14.1 million, compared to $17.2 million in the 2006 Period, a decrease of 18.0%. Patronage dividends for the 2007 and 2006 Periods consisted of the patronage earnings from the Company’s three patronage earnings divisions: the Southern California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. For the 2007 and 2006 Periods, respectively, the Company had patronage earnings of $8.0 million and $7.3 million in the Southern California Dairy Division, $0.4 million and $0.4 million in the Pacific Northwest Dairy Division and $5.7 million and $9.5 million in the Cooperative Division.

Income taxes.    The Company’s effective income tax rate was 38.8% for the 2007 Period compared to 32.2% for the 2006 Period. The Company estimates that its effective tax rate will be 40% for the remainder of fiscal 2007. The higher rate for the 2007 Period is due to non-recurring tax benefits recorded in the 2006 Period that did not impact the 2007 Period.

LIQUIDITY AND CAPITAL RESOURCES

The Company finances its capital needs through a combination of internal and external sources. These sources include cash from operations, Member investments, bank borrowings, various types of long-term debt and lease financing. The Company believes that the combination of cash flows from operations, current cash balances, its Equity Enhancement Plan described below, and available lines of credit, will be sufficient to service its debt, redeem Members’ capital shares and subordinated patronage dividend certificates, make income tax payments and meet its anticipated needs for working capital and capital expenditures through at least the next five fiscal years.

24

CASH FLOW

The Company continued to generate positive cash flow from operations during the thirty-nine week 2007 Period. Cash from operations was used for investing and financing activities, including investing in the Company’s infrastructure, providing financing to Members, and redemption of Members’ capital shares. The Company also reinvested proceeds from maturing investments.

Net cash, consisting of cash and cash equivalents, increased by $10.0 million to $21.2 million for the thirty-nine week 2007 Period ended June 30, 2007 compared to $11.2 million as of the fiscal year ended September 30, 2006.

The following table summarizes the impact of operating, investing and financing activities on the Company’s cash flows for the thirty-nine week 2007 and 2006 Periods:

(dollars in thousands)
Summary of Net Increase (Decrease) in Total Cash Flows	2007	2006	Difference
Cash provided by operating activities	$32,703	$26,957	$5,746
Cash utilized by investing activities	(36,510)	(5,407)	(31,103)
Cash provided (utilized) by financing activities	13,852	(23,000)	36,852

Total increase (decrease) in cash flows	$10,045	$(1,450)	$11,495

Net cash from operating, investing and financing activities increased by $11.4 million to $10.0 million for the 2007 Period compared to a decrease of $(1.4) million for the 2006 Period. The increase in net cash for the 2007 Period consisted of cash provided from operating activities of $5.7 million and financing activities of $36.8 million offset by amounts used in investing activities of $31.1 million. The primary factors contributing to the changes in cash flow are discussed below. At June 30, 2007 and September 30, 2006, working capital was $91.1 million and $99.1 million, respectively. The current ratio was 1.3 at June 30, 2007 and September 30, 2006.

Operating Activities:    Net cash provided by operating activities increased by $5.7 million to $32.7 million for the 2007 Period compared to $27.0 million for the 2006 Period. The increase in cash provided by operating activities compared to the 2006 Period was attributable primarily to decreases between the periods in cash utilized to pay accounts payable ($9.1 million) and accrued liabilities ($3.8 million). These increases of $12.9 million in cash provided were partially offset by reduced cash from the sale and purchase of trading securities for the Company’s insurance subsidiaries ($1.8 million), increased accounts receivable between the periods ($1.5 million), and reduced growth between the periods in long-term liabilities ($3.4 million). In addition, net cash of $0.5 million was used by other operating activities.

Investing Activities:    Net cash used in investing activities increased by $31.1 million to $36.5 million for the 2007 Period compared to $5.4 million utilized in the 2006 Period. The increase in cash used for investing activities during the 2007 Period as compared to the 2006 Period was due mainly to (1) increases in net capital expenditures of $20.0 million for a building renovation and purchases of warehouse and computer equipment, (2) increases in other assets of $6.1 million consisting primarily of life insurance policies held in support of the Company’s executive salary protection plan and premium deposits for workers’ compensation insurance, and (3) decreases of $5.0 million in net proceeds from sales of investments by the Company’s insurance subsidiaries, consisting of the purchase and sale of securities to replace maturing investments in their portfolios. Spending on investing activities is expected to be funded by existing cash balances, cash generated from operations or additional borrowings.

Financing Activities:    Net cash provided by financing activities was approximately $13.8 million for the 2007 Period compared to $23.0 million utilized for the 2006 Period. The net increase of $36.8 million in cash provided by financing activities for the 2007 Period as compared to the 2006 Period was due primarily to changes in the Company’s long-term and short-term notes payable and deferred financing fees, an increase of $41.9 million resulting from higher borrowings and the payment of financing fees associated with the Company’s amendment and restatement of its secured revolving credit facility (see “Credit Facilities” below). This increase in cash was partially offset by cash utilized as a result of changes in Member investment activities and share redemptions of $5.1

25

million. Future cash used by financing activities is expected to be funded by the Company’s continuing operating cash flow and the positive impact of the Equity Enhancement Plan to meet operating and capital spending requirements (see “Equity Enhancement Plan” below).

Equity Enhancement Plan

In fiscal 2002, the Company initiated an equity enhancement plan designed to build equity in the Company for future investment in the business and other infrastructure improvements. See “Equity Enhancement Plan” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 for additional information.

Credit Facilities

At September 30, 2006, the Company had a $225 million secured revolving credit facility (“Revolving Credit Agreement”) which was amended and restated on December 5, 2006. The Amended and Restated Credit Agreement (the “Amended Agreement”) permits advances and letters of credit up to $225 million, with an option to expand to $300 million in the future. The Amended Agreement matures on January 31, 2012 and continues to be secured by the inventory and accounts receivable of the Company and certain subsidiaries. Interest is based on either LIBOR plus an applicable margin (0.75% to 1.75%) or the lender’s base rate plus an applicable margin (0.00% to 0.25%). Undrawn portions of the commitments under the Amended Agreement bear commitment fees at rates between 0.15% and 0.35% per annum. The Amended Agreement contains customary covenants, default provisions and limitations on shareholder distributions (including the repurchase of shares) similar to those included in the original Revolving Credit Agreement. The Company had $77.2 million outstanding under the facility as of June 30, 2007, with access to a significant amount of capital under this facility (up to $225 million, with an option to expand to $300 million) still available to the Company.

Off-Balance Sheet Arrangements

As of the date of this report, with the exception of the transaction disclosed in Note 2 of Notes to Consolidated Condensed Financial Statements, the Company does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

Other than as discussed in “Credit Facilities” above and “Outstanding Debt and Other Financing Arrangements” below, there have been no material changes in the Company’s contractual obligations and commercial commitments outside the ordinary course of the Company’s business during the thirty-nine week period ending June 30, 2007. See “Contractual Obligations and Commercial Commitments” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 for additional information.

OUTSTANDING DEBT AND OTHER FINANCING ARRANGEMENTS

Other than as discussed above in “Credit Facilities” and in the paragraph below, there have been no material changes in the Company’s outstanding debt and other financing arrangements outside the ordinary course of the Company’s business during the thirty-nine week period ending June 30, 2007. See “Outstanding Debt and Other Financing Arrangements” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 for additional information.

In March 2007, the Company’s finance subsidiary, Grocers Capital Company (“GCC”), completed a Change in Terms Agreement on its second amended and restated credit agreement and loan purchase and servicing agreement with a third party bank. There were no changes to the second amended and restated credit and loan purchase and servicing agreements other than the maturity dates, which were extended to March 31, 2010 and March 31, 2008, respectively. GCC had no borrowings outstanding under the credit agreement at June 30, 2007. The aggregate amount of secured borrowings under the loan purchase and servicing agreement was $3.2 million at June 30, 2007.

26

At June 30, 2007 and September 30, 2006, respectively, the Company had a total of $95.9 million and $96.5 million outstanding in senior secured notes to certain insurance companies and pension funds (referred to collectively as John Hancock Life Insurance Company, or “Hancock”) under a note purchase agreement dated September 29, 1999 (as amended, the “Senior Note Agreement”) as amended and restated effective January 6, 2006.

MEMBER INVESTMENTS AND PATRONAGE DIVIDENDS

Members are required to meet specific capitalization requirements, which include capital stock ownership and may include required cash deposits (“Required Deposits”). Members may also maintain deposits with Unified in excess of such Required Deposit amounts (“Excess Deposits”). See “Member Investments and Patronage Dividends” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 for additional information.

Members’ Required Deposits are contractually subordinated and subject to the prior payment in full of certain senior indebtedness of the Company. Unified’s obligation to repay Members’ Required Deposit accounts on termination of Member status (once the Member’s obligations to Unified have been satisfied) is reported as a long-term liability on Unified’s consolidated condensed balance sheets. Excess Deposits are not subordinated to Unified’s other obligations and are reported as short-term liabilities on Unified’s consolidated condensed balance sheets. At June 30, 2007 and September 30, 2006, Unified had $8.5 million and $10.2 million, respectively, in “Members’ required deposits” and $22.0 million and $13.9 million, respectively, in “Members’ excess deposits and estimated patronage dividends” (of which $14.7 million and $10.7 million, respectively, represented Excess Deposits).

On October 5, 2006, the Board declared a 6% cash dividend (approximately $0.9 million) on the outstanding Class E Shares of the Company as of September 28, 2006. The dividend was paid on January 5, 2007.

REDEMPTION OF CAPITAL STOCK

On October 6, 2006, the Board authorized the repurchase on October 12, 2006 of 3,550 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $0.7 million to redeem the shares. On December 13, 2006, the Board authorized the repurchase on December 27, 2006 of 23,405 shares of the Company’s Class B Shares that had been tendered and were pending redemption. The Company paid approximately $4.2 million to redeem the shares.

On February 13, 2007, the Board authorized the repurchase on February 15, 2007 of 4,200 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $0.9 million to redeem the shares.

On April 11, 2007, the Board authorized the repurchase on April 16, 2007 of 2,100 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $0.5 million to redeem the shares. On June 19, 2007, the Board authorized the repurchase on June 25, 2007 of 1,200 shares of the Company’s Class A Shares that had been tendered and were pending redemption. The Company paid approximately $0.3 million to redeem the shares.

See “Redemption of Capital Stock” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 for additional information.

PENSION AND POSTRETIREMENT BENEFIT PLANS

The Company sponsors a cash balance plan (“Cash Balance Plan”). The Company’s funding policy is to make contributions to the Cash Balance Plan in amounts that are at least sufficient to meet the minimum funding requirements of applicable laws and regulations, but no more than amounts deductible for federal income tax purposes. The Company also sponsors an Executive Salary Protection Plan II (“ESPP II”) that provides supplemental post-termination retirement income based on each participant’s final salary and years of service as an officer of the Company. Funds are held in a rabbi trust for the ESPP II consisting primarily of life insurance policies reported at cash surrender value.

27

The Company’s net periodic benefit cost for its combined pension and other postretirement benefits was approximately $6.3 million for the thirty-nine week period ended June 30, 2007 compared to $8.4 million for the thirty-nine week period ended July 1, 2006.

The Company contributed $1.0 million and $1.2 million to the Cash Balance Plan during the thirty-nine weeks ended June 30, 2007 for the 2006 and 2007 plan years, respectively. At this time, the Company expects to make quarterly estimated contributions to the Cash Balance Plan totaling $1.1 million during the remainder of fiscal 2007 for the 2007 plan year. At its discretion, the Company may contribute in excess of these amounts. Additional contributions for the 2006 plan year, if any, will be due by September 14, 2007, while contributions for the 2007 plan year will be due by September 15, 2008. The Company contributed $0.6 million to the ESPP II during the thirty-nine weeks ended June 30, 2007 to fund projected benefit payments to participants for the 2007 plan year.

At June 30, 2007, the fair value of the Cash Balance Plan assets increased to $99.6 million from $84.9 million at September 30, 2006.

RISK FACTORS

The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial also may impair the Company’s business operations. If any of the following risks occur, the Company’s business, prospects, financial condition, operating results and cash flows could be adversely affected in amounts that could be material.

Unified’s management deals with many risks and uncertainties in the normal course of business. Readers should be aware that the occurrence of the risks, uncertainties and events described in the risk factors below and elsewhere in this Form 10-Q could have an adverse effect on the Company’s business, results of operations and financial position.

The markets in which we operate are highly competitive, characterized by high volume and low profit margins, customer incentives, including pricing, variety, and delivery, and industry consolidation.    The shifting of market share among competitors is typical of the wholesale food business as competitors attempt to increase sales in various markets. A significant portion of the Company’s sales are made at prices based on the cost of products it sells plus a markup. As a result, the Company’s profit levels may be negatively impacted if it is forced to respond to competitive pressure by reducing prices.

The increased competition has caused the industry to undergo changes as participants seek to lower costs, further increasing pressure on the industry’s already low profit margins. In addition to price competition, food wholesalers also compete with regard to quality, variety and availability of products offered, strength of private label brands offered, schedules and reliability of deliveries and the range and quality of services provided.

Continued consolidation in the industry, consolidation among the Company’s suppliers, new entrants and trends toward vertical integration could create additional competitive pressures that reduce margins and adversely affect the Company’s business, financial condition and results of operations.

The Company may experience reduced sales if Members lose market share to fully integrated chain stores, warehouse stores and supercenters that have gained increased market share. This trend is expected to continue.    These supercenters have benefited from concentrated buying power and low-cost distribution technology, and have increasingly gained market share at the expense of traditional supermarket operators, including some independent operators, many of whom are the Company’s customers. The market share of such alternative format stores is expected to grow in the future, potentially resulting in a loss of sales volume for the Company. A loss of sales volume could potentially cause patronage dividends to be reduced and/or the Exchange Value of the Company’s shares to decrease, thereby reducing the value of the Members’ Class A and Class B Shares.

We will continue to be subject to risk of loss of member volume.    The Company’s operating results are highly dependent upon either maintaining or growing its distribution volume to its customers. The Company’s top ten Member and non-member customers constituted approximately 44% of total sales for the thirty-nine week period ended June 30, 2007. A significant loss in membership or volume could adversely affect the Company’s operating

28

results. We will continue to be subject to the risks associated with consolidation within the grocery industry. When independent retailers are acquired by large chains with self-distribution capacity, are driven from business by larger grocery chains, or become large enough to develop their own self-distribution system, we will lose distribution volume. Members may also select other wholesale providers. Reduced volume is normally injurious to profitable operations since fixed costs must be spread over a lower sales volume if the volume cannot be replaced.

The Company may experience reduced sales if Members purchase directly from manufacturers.    Increased industry competitive pressure is causing some of the Company’s Members that can qualify to purchase directly from manufacturers to increase their level of direct purchases from manufacturers and expand their self-distribution activities. The Company’s operating results could be adversely affected if a significant reduction in distribution volume occurred in the future.

We are vulnerable to changes in general economic conditions.    The Company is affected by certain economic factors that are beyond its control including inflation. An inflationary economic period could impact the Company’s operating expenses in a variety of areas, including, but not limited to, employee wages, benefits and workers’ compensation insurance, as well as energy and fuel costs. A portion of the risk related to wages and benefits is mitigated by bargaining agreements that contractually determine the amount of such increases. General economic conditions also impact our pension plan liabilities, as the assets funding or supporting these liabilities are invested assets that are subject to interest rate and stock market fluctuations. A portion of the Company’s debt is at floating interest rates and an inflationary economic cycle typically results in higher interest costs. The Company operates in a highly competitive marketplace and passing on such cost increases to customers could be difficult. To the extent the Company is unable to mitigate increasing costs, patronage dividends may be reduced and/or the Exchange Value of the Company’s shares may decrease, thereby reducing the value of the Members’ Class A and Class B Shares.

Changes in the economic environment could adversely affect Unified’s customers’ ability to meet certain obligations to the Company or leave the Company exposed for obligations the Company has guaranteed. Loans to Members, trade receivables and lease guarantees could be at risk in a sustained inflationary environment. The Company establishes reserves for notes receivable, trade receivables, and lease commitments for which the Company may be at risk for default. Under certain circumstances, the Company would be required to foreclose on assets provided as collateral or assume payments for leased locations for which the Company has guaranteed payment. Although the Company believes its reserves to be adequate, the Company’s operating results could be adversely affected in the event that actual losses exceed available reserves.

The Company may on occasion hold investments in the common and/or preferred stock of its Members and suppliers. These investments are generally held at cost or the equity method and are periodically evaluated for impairment. As a result, changes in the economic environment that adversely affect the business of these Members and suppliers could result in the write-down of these investments. This risk is unique to a cooperative form of business in that investments are made to support Members’ businesses, and those economic conditions that adversely affect the Members can also reduce the value of the Company’s investment, and hence the Exchange Value of the underlying capital shares.

Litigation could lead to unexpected losses.    During the normal course of carrying out its business, the Company may become involved in litigation. In the event that management determines that the probability of an adverse judgment in a pending litigation is likely and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 5 “Accounting for Contingencies.” The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

We are subject to environmental laws and regulations.    The Company owns and operates various facilities for the manufacture, warehousing and distribution of products to its customers. Accordingly, the Company is subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, the Company may be responsible for remediation of environmental

29

conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its facilities and the land on which the Company facilities are situated, regardless of whether the Company leases or owns the facilities or land in question and regardless of whether such environmental conditions were created by it or by a prior owner or tenant.

We are exposed to potential product liability claims and potential negative publicity surrounding any assertion that the Company’s products caused illness or injury.    The packaging, marketing and distribution of food products purchased from others involve an inherent risk of product liability, product recall and adverse publicity. Such products may contain contaminants that may be inadvertently redistributed by the Company. These contaminants may result in illness, injury or death if such contaminants are not eliminated. Accordingly, the Company maintains stringent quality standards on the products it purchases from suppliers, as well as products manufactured by the Company itself. The Company generally seeks contractual indemnification and insurance coverage from parties supplying its products and rigorously tests its private brands and manufactured products to ensure the Company’s quality standards are met. Product liability claims in excess of available reserves and insurance coverage, as well as the negative publicity surrounding any assertion that the Company’s products caused illness or injury could have a material adverse effect on its reputation and on the Company’s business, financial condition and results of operations.

Our insurance reserves may be inadequate if unexpected losses occur.    The Company’s insurance subsidiaries are regulated by the State of California and are subject to the rules and regulations promulgated by the appropriate regulatory agencies. In addition, the Company is self-insured for workers’ compensation up to $1,000,000 per incident and maintains appropriate reserves to cover anticipated payments. Insurance reserves are recorded based on estimates made by management and validated by third party actuaries to ensure such estimates are within acceptable ranges. Actuarial estimates are based on detailed analyses of health care cost trends, mortality rates, claims history, demographics, industry trends and federal and state law. As a result, the amount of reserve and related expense is significantly affected by the outcome of these studies. Significant and adverse changes in the experience of claims settlement and other underlying assumptions could negatively impact operating results.

We may not have adequate resources to fund our operations.    The Company relies primarily upon cash flow from its operations and Member investments to fund its operating activities. In the event that these sources of cash are not sufficient to meet the Company’s requirements, additional sources of cash are expected to be obtained from the Company’s credit facilities to fund its daily operating activities. Our Revolving Credit Agreement, which expires on January 31, 2012, requires compliance with certain financial covenants, including minimum tangible net worth, fixed charge coverage ratio and total funded debt to earnings before interest, taxes, depreciation, amortization and patronage dividends (“EBITDAP”). While the Company is currently in compliance with all required covenants and expects to remain in compliance, this does not guarantee the Company will remain in compliance in future periods.

The Company’s Revolving Credit Agreement permits advances up to a maximum of $225 million. As of June 30, 2007, the Company believes it has sufficient cash flow from operations and availability under the Revolving Credit Agreement to meet operating needs and capital spending requirements through fiscal 2011. However, if access to operating cash or to the Revolving Credit Agreement becomes restricted, the Company may be compelled to seek alternate sources of cash. The Company cannot assure that alternate sources will provide cash on terms favorable to the Company. Consequently, the inability to access alternate sources of cash on terms similar to its existing agreement could adversely affect the Company’s operations.

The value of our benefit plan assets and liabilities is based on estimates and assumptions, which may prove inaccurate.    The Company’s employees participate in Company sponsored defined pension and postretirement benefit plans. Officers of the Company also participate in a Company sponsored ESPP II, which provides additional post-termination retirement income based on each participant’s final salary and years of service as an officer of the Company. The postretirement plans provide medical benefits for retired non-union employees, life insurance benefits for retired non-union employees for which active non-union employees are no longer eligible, and lump-sum payouts for unused sick days covering certain eligible union and non-union employees. Liabilities for the postretirement plans are not funded. The Company accounts for these benefit plans in accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 106 “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and SFAS No. 112 “Employers’ Accounting for Postemployment Benefits,” which require the Company to make actuarial assumptions that are used to calculate the carrying value of the related assets, where applicable, and liabilities and the amount of expenses to be recorded in the Company’s consolidated financial

30

statements. Assumptions include the expected return on plan assets, discount rates, health care cost trend rate, projected life expectancies of plan participants and anticipated salary increases. While we believe the underlying assumptions are appropriate, the carrying value of the related assets and liabilities and the amount of expenses recorded in the consolidated financial statements could differ if other assumptions are used.

Additionally, new accounting pronouncements that require adjustments to shareholders’ equity, such as SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” have the potential to impact companies whose equity securities are issued and redeemed at book value (“book value companies”) disproportionately more than companies whose share values are market-based (“publicly traded”). While valuations of publicly traded companies are primarily driven by their income statement and cash flows, the traded value of the shares of book value companies, however, may be immediately impacted by adjustments affecting shareholders’ equity upon implementation. Therefore, such pronouncements may require companies to redefine the method used to value their shares.

A system failure or breach of system or network security could delay or interrupt services to our customers or subject us to significant liability.    The Company has implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. A business continuity plan has been developed focusing on the offsite restoration of computer hardware and software applications. Business resumption plans are currently being developed which include procedures to ensure the continuation of business operations in response to the risk of damage from energy blackouts, natural disasters, terrorism, war and telecommunication failures. In addition, change management procedures and quality assurance controls have been implemented to ensure that new or upgraded business management systems operate as intended. However, there is still a possibility that a system failure, accident or security breach could result in a material disruption to the Company’s business. In addition, substantial costs may be incurred to remedy the damages caused by these disruptions.

Our success depends on our retention of our executive officers, senior management and our ability to hire and retain additional key personnel.    The Company’s success depends on the skills, experience and performance of its executive officers, senior management and other key personnel. The loss of service of one or more of its executive officers, senior management or other key employees could have a material adverse effect on the Company’s business, prospects, financial condition, operation results and cash flows. The Company’s future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for these personnel is intense, and there can be no assurance that the Company can retain our key employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

The successful operation of our business depends upon the supply, including raw material, and marketing relationships from other companies, including those supplying our private brand products.    The Company depends upon third parties for supply of products, including private brand products, and raw materials. Any disruption in the services provided by any of these suppliers, or any failure by them to handle current or higher volumes of activity, could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

The Company participates in various marketing and promotional programs to increase sales volume and reduce merchandise costs. Failure to continue these relationships on terms that are acceptable to Unified, or to obtain adequate marketing relationships could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

Increased energy, diesel fuel and gasoline costs could reduce our profitability.    The Company’s operations require and are dependent upon the continued availability of substantial amounts of electricity, diesel fuel and gasoline to manufacture, store and transport products. The Company’s trucking operations are extensive and diesel fuel storage capacity represents approximately two weeks average usage. The prices of electricity, diesel fuel and gasoline fluctuate significantly over time. Given the competitive nature of the grocery industry, the Company may not be able to pass on increased costs of production, storage and transportation to the customers. As a result, either a shortage or significant increase in the cost of electricity, diesel fuel or gasoline could disrupt distribution activities and negatively impact our business and results of operations.

31

Strike or work stoppage by our union employees could disrupt our business. The inability to negotiate acceptable contracts with the unions could result in a strike or work stoppage and increased operating costs resulting from higher wages or benefits paid to union members or replacement workers.    Such outcome could have a material negative impact on the Company’s operations and financial results. Approximately 61% of Unified’s employees are covered by collective bargaining agreements that have various expiration dates ranging through 2010.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and we could be subject to regulatory scrutiny.    Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), Unified will be required, beginning in its fiscal year 2008, to perform an evaluation of the Company’s internal controls over financial reporting and have the Company’s independent registered public accounting firm test and evaluate the design and operating effectiveness of such internal controls and publicly attest to such evaluation. The Company has prepared an internal plan of action for compliance with the requirements of Section 404, which includes a timeline and scheduled activities, although as of the date of this filing the Company has not yet completed its effectiveness evaluation. Although the Company believes its internal controls are operating effectively, the Company cannot guarantee that it will not have any material weaknesses. Compliance with the requirements of Section 404 is expected to be expensive and time-consuming. If the Company fails to complete this evaluation in a timely manner, or if the Company’s independent registered public accounting firm cannot timely attest to the Company’s evaluation, the Company could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause the Company to fail to meet its reporting obligations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of the Company’s consolidated condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates, assumptions and judgments that affect the amount of assets and liabilities reported in the consolidated condensed financial statements, the disclosure of contingent assets and liabilities as of the date of the consolidated condensed financial statements and reported amounts of revenues and expenses during the year. The Company believes its estimates and assumptions are reasonable; however, future results could differ from those estimates under different assumptions or conditions.

The Company’s discussion and analysis of its financial condition and results of operations is based upon its consolidated condensed financial statements. On an ongoing basis, we evaluate our estimates, including those related to allowances for doubtful accounts, lease loss reserves, inventories, investments, goodwill and intangible assets, long-lived assets, income taxes, insurance reserves, pension and postretirement benefits and contingencies and litigation. We base our estimates on historical experience and on various other assumptions and factors that we believe to be reasonable under the circumstances. Based on our ongoing review, we make adjustments we consider appropriate under the facts and circumstances. We have discussed the development, selection and disclosure of these estimates with the Audit Committee. The accompanying consolidated condensed financial statements are prepared using the same critical accounting policies and estimates discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Refer to Note 9 to Notes to Consolidated Condensed Financial Statements in Part I, Item 1 of this quarterly report on Form 10-Q for management’s discussion of recently issued accounting pronouncements and their expected impact, if any, on the Company’s consolidated condensed financial statements.

AVAILABILITY OF SEC FILINGS

Unified makes available, free of charge, through its website (http://www.uwgrocers.com) its Forms 10-K, 10-Q and 8-K, as well as its registration and proxy statements, as soon as reasonably practicable after those reports are electronically filed with the Securities and Exchange Commission (the “SEC”). A copy of any of the reports filed with the SEC can be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A

32

copy may also be obtained by calling the SEC at 1-800-SEC-0330. All reports filed electronically with the SEC are available on the SEC’s web site at http://www.sec.gov.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following discussion of the market risks the Company faces contains forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements.

Unified is subject to interest rate changes on its notes payable under the Company’s credit agreements that may affect the fair value of the notes payable, as well as cash flow and earnings. Based on the notes payable outstanding at June 30, 2007 and the current market condition, a one percent increase in the applicable interest rates would decrease the Company’s annual cash flow and pretax earnings by approximately $0.8 million. Conversely, a one percent decrease in the applicable interest rates would increase annual cash flow and pretax earnings by $0.8 million.

The Company’s investments in convertible bonds are classified as trading securities. As such, the Company is subject to market risk associated with fluctuations in interest rates and the market value of the embedded conversion feature.

The Company is exposed to credit risk on accounts receivable through the ordinary course of business and the Company performs ongoing credit evaluations. Concentration of credit risk with respect to accounts receivables are limited due to the nature of our customer base (i.e., primarily Members). The Company currently believes its allowance for doubtful accounts is sufficient to cover customer credit risks.

ITEM 4.	CONTROLS AND PROCEDURES

Disclosure controls and procedures.    Disclosure controls are controls and procedures designed to reasonably assure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended, such as this Quarterly Report, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls are also designed to reasonably assure that such information is accumulated and communicated to our management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure. Disclosure controls and procedures, no matter how well designed and implemented, can provide only reasonable assurance of achieving an entity’s disclosure objectives. The likelihood of achieving such objectives is affected by limitations inherent in disclosure controls and procedures. These include the fact that human judgment in decision-making can be faulty and that breakdowns in internal control can occur because of human failures such as simple errors, mistakes or intentional circumvention of the established processes.

At the end of the period covered by this report, Unified’s management, with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934). Our Chief Executive Officer and Chief Financial Officer concluded that these disclosure controls and procedures were effective at the reasonable assurance level described above as of the end of the period covered in this report.

Changes in internal controls over financial reporting.    Management, with the participation of the Chief Executive Officer and Chief Financial Officer of the Company, has evaluated any changes in the Company’s internal control over financial reporting that occurred during the most recent fiscal quarter. Based on that evaluation, management, the Chief Executive Officer and the Chief Financial Officer of the Company have concluded that no change in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934) occurred during the quarter ended June 30, 2007 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

The Company is a non-accelerated filer and is required to comply with the internal control reporting and disclosure requirements of Section 404 of the Sarbanes-Oxley Act for fiscal years ending on or after December 15, 2007. The Company is currently in the documentation phase of its Section 404 compliance and will be required to comply with these disclosure requirements for its fiscal year ending September 27, 2008.

33

PART II.    OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

The Company is a party to various litigation, claims and disputes, some of which are for substantial amounts, arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Company believes the outcome of these matters will not result in a material adverse effect on its financial condition or results of operations.

ITEM 1A.	RISK FACTORS

There are no material changes from risk factors as previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed on December 18, 2006 (File No. 000-10815). Refer to “Risk Factors” in Part I, Item 2 of this Quarterly Report on Form 10-Q for discussion of the Company’s risk factors.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

COMPANY PURCHASES OF EQUITY SECURITIES

Period	Total Number of Shares Purchased	Average Price Paid Per Share
April 1, 2007 – April 28, 2007	2,100 Class A Shares	$222.82
April 29, 2007 – May 28, 2007	– Class A Shares	—
May 29, 2007 – June 30, 2007	1,200 Class A Shares	$222.82

Total	3,300 Class A Shares	$222.82

Refer to “Redemption of Capital Stock” in Part I, Item 2 of this quarterly report on Form 10-Q for discussion of the Company’s share redemptions.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.	OTHER INFORMATION

On August 14, 2007, the Company’s Board of Directors (the “Board”) appointed Richard E. Goodspeed as a Class A Director. Mr. Goodspeed’s term will expire at the Company’s 2008 Annual Meeting of Shareholders (the “2008 Meeting”). SEC rules require that a company whose securities are not listed on the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”) or quoted on the Nasdaq Stock Market (“Nasdaq”) disclose whether members of its Audit Committee and Corporate Governance Committee are “independent.” In determining independence, the Company may select the definition of “independence” under the rules of either the NYSE, AMEX or Nasdaq. The Company’s Board has determined that Mr. Goodspeed is an independent director under the rules of the NYSE and meets the Company’s director criteria.

A Shareholder-Related Director is a director who is a shareholder, or a partner of a partnership that is a shareholder, or a member of a limited liability company that is a shareholder, or an employee of a corporation, partnership or limited liability company that is a shareholder. In connection with his appointment, Mr. Goodspeed will receive the same compensation as the other non-Shareholder-Related Directors. As a director, Mr. Goodspeed will receive an annual payment of $45,000 as compensation for service as a director of the Company and as a member of any committees of the Board of the Company and any subsidiary board of the Company, if applicable. In addition, Mr. Goodspeed will receive additional compensation of $1,500 for each Board meeting attended, and $1,000 for each committee or subsidiary board meeting attended, not to exceed $2,000 if multiple meetings are attended on any given day.

There are no related party transactions between the Company and Mr. Goodspeed.

34

ITEM 6.	EXHIBITS

(a)	Exhibits

3.1

Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed on December 18, 2006).

10.20.1*	Form of Indemnification Agreement between the Company and each Director and Officer.

10.70**	Asset Purchase Agreement between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries, dated as of August 2, 2007.

31.1	Chief Executive Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Chief Financial Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Chief Executive Officer Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Chief Financial Officer Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Management contract or compensatory plan or arrangement.

**

Confidential treatment has been requested with respect to the omitted portions of this Exhibit, which portions have been filed separately with the Securities and Exchange Commission. Certain schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish the SEC, supplementally, with a copy of any omitted schedule(s) upon request.

35

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIFIED WESTERN GROCERS, INC.

By	/s/ ALFRED A. PLAMANN
Alfred A. Plamann President and Chief Executive Officer (Principal Executive Officer)

By	/s/ RICHARD J. MARTIN
Richard J. Martin Executive Vice President, Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

By	/s/ RANDALL G. SCOVILLE
Randall G. Scoville Vice President, Accounting and Chief Accounting Officer

Dated: August 14, 2007

36

Exhibit 10.20.1

UNIFIED WESTERN GROCERS, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of                      by and between UNIFIED WESTERN GROCERS, INC., a California corporation (the “Company”), and                      (“Indemnitee”).

RECITALS

A. The Company believes that it is essential to its best interest to attract and retain highly capable persons to serve as directors, officers and other agents of the Company.

B. The Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers and other agents of corporations.

C. In recognition of the need for substantial protection against personal liability to attract and retain the services of qualified individuals, such as Indemnitee, to serve as directors, officers and other agents of the Company and to induce Indemnitee to provide or continue to provide services to the Company as a director, officer or other agent, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

IN CONSIDERATION of the foregoing and of Indemnitee’s providing or continuing to provide services to the Company directly or at its request with another enterprise, the parties agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) (i) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or (ii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (but only if such settlement is approved in advance by the Company) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (iii) with respect to any criminal action or proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Company. To the fullest extent permitted by law, the Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor (i) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or (ii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

2. Indemnification Procedure and Determination.

(a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request (together with the copies of invoices presented to Indemnitee for such expenses) therefor by Indemnitee to the Company.

(b) Notice and Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within lndemnitee’s power. The Chief Executive Officer of the Company shall, promptly upon receipt of any such request for indemnification, advise the Board of Directors of the Company in writing that Indemnitee has requested indemnification.

(c) Determination of Right to Indemnity. Upon receipt of a written request by Indemnitee for indemnification pursuant to Section 2(b), the Company shall determine by any of the methods set forth in Section 317 of the California General Corporation Law whether Indemnitee has met the applicable standards of conduct which make it permissible under applicable law to indemnify Indemnitee. Any indemnification provided for in Section 2 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) reasonably incurred of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, be Company has director and officer liability insurance in effect; the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The obligation of the Company to indemnify the Indemnitee under this Agreement shall be secondary, and all applicable director and officer liability insurance shall be primary.

(e) Selection of Counsel. In the event the Company shall be obligated under any provision of this Agreement to indemnify Indemnitee or to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee counsel shall be at the expense of the Company.

(f) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits, in defense of any action or proceeding referred to in Section 1 of this Agreement or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses actually and reasonably incurred by Indemnitee in connection therewith.

3. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee for acts, omissions or transactions while acting in the capacity of, or in the course of serving as, a director, officer or other agent of the Company or any subsidiary of the Company, or as a director, officer or other agent of another corporation, partnership, joint venture, trust or other enterprise if Indemnitee is or was serving at the request of the Company, to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors, an officer or other agent, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors, an officer or other agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify or pay advancements to Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6. Directors’ and Officers’ Liability Insurance. The Company in its discretion may, from time to time, purchase and maintain insurance on behalf of any person who is a director, officer, employee or other agent against any liability asserted against such person and incurred by him in such capacity or arising out of his status as such, whether or not the Company would be required to indemnify such person against such liability under the provisions of this Agreement.

7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law.

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the California General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company; or

(e) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation (of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9. Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Company’s Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply the acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of any documents necessary to enable the Company effectively to bring suit to enforce such rights.

11. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For the purposes of this Agreement, “agent” means any person who is or was a director, officer, employee or other agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise. “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal and administrative or investigative.

(c) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(d) Where used in this Agreement, the masculine gender includes the feminine gender.

12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee material defenses to such action were made in bad faith or were frivolous.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

16. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance within the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

17. Entire Agreement, Amendment. This Agreement contains the entire integrated Agreement between the parties hereto concerning the subject matter hereof and supersedes all prior negotiations, representations or agreements, whether written or oral, except for the Company’s Articles of Incorporation and Bylaws. It may be amended only by a written instrument signed by a duly authorized officer of Company and by Indemnitee.

18. Section Headings. The Section and Subsection headings in this Agreement are solely for convenience and shall not be considered in its interpretation.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UNIFIED WESTERN GROCERS, INC.

By:
Title:
Address:

AGREED TO AND ACCEPTED:

INDEMNITEE:

Address:

EXHIBIT 10.70

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSET PURCHASE AGREEMENT

between

UNIFIED WESTERN GROCERS, INC.

and

ASSOCIATED GROCERS, INCORPORATED

and

ITS SUBSIDIARIES

Dated as of August 2, 2007

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Page

ARTICLE 1	DEFINITIONS AND INTERPRETATION

Section 1.01	Definitions

Section 1.02	Interpretation

ARTICLE 2	THE CONTRIBUTION

Section 2.01	The Contribution

Section 2.02	Contribution Closing

Section 2.03	Events of Contribution Closing

ARTICLE 3	PURCHASE AND SALE OF ASSETS

Section 3.01	Purchase and Sale

Section 3.02	Excluded Assets

Section 3.03	Assumption of liabilities

Section 3.04	Retained Liabilities

Section 3.05	Purchase Price; Adjustment

Section 3.06	Allocation of Purchase Price

Section 3.07	Further Assurances

Section 3.08	Washington State Taxes

Section 3.09	Closing

Section 3.10	Events of Closing

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE AG COMPANIES

Section 4.01	Organization

Section 4.02	Authority and Enforceability

Section 4.03	No Violation; Consents

Section 4.04	Financial Statements

Section 4.05	No Material Adverse Effect

Section 4.06	No Changes

Section 4.07	Conduct of the Company Business

Section 4.08	Real Property

i

(continued)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Page

Section 4.09	Tangible Property

Section 4.10	Intellectual Property Rights

Section 4.11	Material Contracts

Section 4.12	Compliance with Law

Section 4.13	Material Permits

Section 4.14	Insurance

Section 4.15	Litigation

Section 4.16	Taxes

Section 4.17	Employee Benefits

Section 4.18	Employment Matters

Section 4.19	Labor Relations

Section 4.20	Environmental Matters

Section 4.21	Customers

Section 4.22	Suppliers

Section 4.23	Brokers and Finders Fees

Section 4.24	Inventory

Section 4.25	Acquired Receivable

Section 4.26	Product Warranties; Products Liability

Section 4.27	Solvency

Section 4.28	WARN Act

Section 4.29	No Other Representations

ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 5.01	Organization

Section 5.02	Authority and Enforceability

Section 5.03	No Violation

Section 5.04	Brokers and Finders Fees

Section 5.05	Funding

Section 5.06	Litigation

Section 5.07	Due Diligence Investigation

(continued)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Page

ARTICLE 6	CONDUCT PRIOR TO THE CLOSING

Section 6.01	Affirmative Covenants of the Company

Section 6.02	Negative Covenants of the Company

Section 6.03	Consents

Section 6.04	Company Shareholder Approval

Section 6.05	Access to Information

Section 6.06	Public Disclosure

Section 6.07	HSR Compliance

Section 6.08	Non-Solicitation

Section 6.09	Proposals

ARTICLE 7	ADDITIONAL COVENANTS

Section 7.01	Expenses

Section 7.02	Tax Matters

Section 7.03	Employees

Section 7.04	Real Estate Documents

Section 7.05	SAS 100 Review

Section 7.06	Collection of Accounts Receivable

Section 7.07	Membership in Purchaser

Section 7.08	Access to Information; Transition Services

ARTICLE 8	CONDITIONS TO THE ACQUISITION

Section 8.01	Conditions to Each Party’s Obligation to Effect the Acquisition

Section 8.02	Additional Conditions to the Obligations of Purchaser

Section 8.03	Additional Conditions to the Obligations of the AG Companies

ARTICLE 9	TERMINATION, AMENDMENT AND WAIVER

Section 9.01	Termination

Section 9.02	Effect of Termination

Section 9.03	Termination Fee

Section 9.04	Amendment

(continued)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Page

Section 9.05	Extension; Waiver

ARTICLE 10	GENERAL PROVISIONS

Section 10.01	Survival and Survival Exclusive Remedies

Section 10.02	Notices

Section 10.03	Disclosure Schedules

Section 10.04	Entire Agreement; No Assignment; No Third Party Beneficiaries

Section 10.05	Severability

Section 10.06	Specific Performance

Section 10.07	Waiver of Jury Trial

Section 10.08	Governing Law; Venue

Section 10.09	No Personal Liability

Section 10.10	Counterparts

Section 10.11	Attorneys’ Fees

Exhibit A	Definitions

Exhibit B	Form of Bill of Transfer*

Exhibit C	Form of Assignment of LLC Interests*

Exhibit D	Form of Bill of Sale*

Exhibit E	Form of Assignment and Assumption Agreement*

Exhibit F	Form of Norfolk Lease Assignment and Assumption Agreement*

Exhibit G	Form of Intercreditor Agreement*

Exhibit H	Form of Escrow Agreement*

Exhibit I	Form of Estoppel Certificate*

Exhibit J	Form of Supply Agreement*

Exhibit K	Company Knowledge Group*

(continued)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

INDEX OF SCHEDULES

to

Asset Purchase Agreement between Unified Western Grocers, Inc.

and Associated Grocers, Incorporated and its Subsidiaries

Page

Schedule 2.01(a)—All tangible personal property.*

Schedule 3.01(a)—All real property.*

Schedule 3.01(b)—Leases of real property.*

Schedule 3.01(c)—All contracts, agreements, indentures, mortgages, instruments, guarantees, commitments, understandings, purchase orders, sales orders, documents and instruments.*

Schedule 3.01(d)—All patents, trademarks, trade names, copyrights and service marks; registrations therefore, applications pending therefore; other proprietary rights and intangible property of the AG Companies, including trade secrets, technology, software, internet mail sites, internet domain names, operating systems, customer lists, customer relationships, know–how, formulae, slogans, processes and operating rights.*

Schedule 3.01(e)—All licenses and agreements relating to any items described in Section 3.01(d) or to other proprietary rights transferred hereby.*

Schedule 3.01(f)—To the extent transferable and permitted by law, all approvals, authorizations, certificates, consents, licenses, permits, franchises, tariffs, variances, orders and other registrations of any federal, state or local court or other governmental department, commission, board, bureau, agency or instrumentality held by the Company or any of the Subsidiaries and required for the conduct of the Business.*

v

(continued)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Page

Schedule 3.01(g)—Notes and other receivables.*

Schedule 3.01(k)—All assignable rights to all telephone lines and numbers used in the conduct of the Business.*

Schedule 3.02(c)—Items to be included in Excluded Assets.*

Schedule 3.03(a)—Items to be included in Purchaser’s Assumed Liabilities.*

Schedule 3.03(d)—Assumed Plans.*

Schedule 3.05(b)(1)—Purchased Working Capital.*

Schedule 3.05(b)(2)—Reserves.*

Schedule 3.06—Method for Allocation of Purchase Price.*

Company Disclosure Schedule*

4.04(a)—Financial Statements.*

4.05—No Material Adverse Effect.*

4.06—No Changes.*

(continued)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Page

4.07—Conduct of the Business.*

4.08(a)(1)—Owned Real Property.*

4.08(b)—Leased Real Property.*

4.08(c)—Loans and Mortgages.*

4.09—Tangible Property. *

4.10—Material IP Rights.*

4.11—Material Contracts.*

4.12—Compliance with Law.*

4.13—Material Permits.*

4.14—Insurance policies.*

4.15—Litigation.*

4.16—Taxes.*

4.17—Employee Benefits.*

(continued)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Page

4.18—Employment Matters.*

4.19—Labor Relations.*

4.20—Environmental Matters.*

4.21—Customers.*

4.22—Suppliers.*

4.23—Brokers and Finders Fees.*

4.24—Inventory. *

4.25—Acquired Accounts Receivable.*

4.26—Product warranties; Product Liability.*

4.27—Solvency.*

4.28—WARN Act.*

6.02—Negative Covenants of the Company.*

8.01(e)—Required Consents.*

*	Intentionally Omitted. Omitted exhibits and schedules will be furnished to the SEC or SEC staff upon request.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSET PURCHASE AGREEMENT

Dated:	August 2, 2007

Among:	Associated Grocers, Incorporated, a Washington corporation	“Company”

Supermarket Development Corporation
Market Finance Company
MFC Capital-I, Ltd.
MFC 2002, LLC
AGIC Insurance Agency, Inc.
Market Industrial Relations Services, Inc.
Market Sales, Inc.
Sea-Pac Freight Lines, Inc.
Supermarket Management Corporation
Red Apple Stores, Inc.
Thriftway Stores, Inc.

AU Dropdown LLC

Each a “Subsidiary” and together with the Company, the “AG Companies”

And:	Unified Western Grocers, Inc., a California corporation	“Purchaser”

Recitals

A. The AG Companies (other than the LLC) desire to sell, and Purchaser desires to purchase and assume, specified assets and specified liabilities of the AG Companies, including the limited liability company interests of AU Dropdown LLC (the “LLC”), which is wholly owned by the Company, on the terms and conditions set forth in this Agreement (the “Acquisition”) and, in furtherance thereof, the AG Companies and Purchaser have approved the execution, delivery, and performance of this Agreement and the other agreements contemplated herein.

B. The parties desire to make certain representations, warranties, covenants, and agreements in connection with the Acquisition and to prescribe various conditions to the completion thereof, all as further set forth herein.

Agreement

Accordingly, the parties, intending legally to be bound, agree as follows:

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 1

Definitions And Interpretation

Section 1.01 Definitions. Capitalized terms used herein have the meanings set forth in this Agreement or Exhibit A hereto.

Section 1.02 Interpretation. The following rules of interpretation apply throughout this Agreement:

(a) The word “or” is used in the inclusive sense of “and/or”. The word “including” (and “include” and variations thereof) means including without limiting the generality of any description preceding such term. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except as otherwise indicated, all references in this Agreement to Articles, Sections, and Exhibits are intended to refer to Articles or Sections of this Agreement and Exhibits to this Agreement.

(c) The singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to both genders.

(d) Unless otherwise specified, all references to monetary amounts are to currency of the United States of America.

(e) Unless otherwise specified, all terms of an accounting character used but not defined in this Agreement shall be interpreted in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.

(f) When calculating the period of time before which, within which or following which any act is to be done or step is to be taken under this Agreement, the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(g) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement; any Law, regulation, or rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 2

The Contribution

Section 2.01 The Contribution. Subject to all the terms and conditions of this Agreement, on the Closing Date and effective immediately prior to the purchase of assets under Section 3.01, the Company shall contribute or cause to be contributed to the LLC, as a contribution of capital and for no consideration other than the limited liability company interests in the LLC (the “LLC Interests”), and cause the LLC to accept and assume from the Company, all right, title and interest of the Company (other than the Excluded Assets specified in Section 3.02(a)-(m)) to the following assets (the “Contributed Assets”):

(a) All items of tangible personal property of the AG Companies, including furniture, fixtures, equipment, materials, supplies, motor vehicles and spare and replacement items therefore, including all such items listed on Schedule 2.01(a) and all such items acquired by the AG Companies after the date hereof and on or before the Closing Date, other than to the extent such items are disposed of by any of the AG Companies prior to the Closing Date without breach of this Agreement; and

(b) All inventory (the “Inventory”) wherever located, provided that the term “Inventory” excludes inventory associated exclusively with the Larry’s Market store located in Redmond, Washington (the “Retail Store”).

Section 2.02 Contribution Closing. The closing of the Contribution will take place immediately prior to the Closing.

Section 2.03 Events of Contribution Closing. Immediately prior to the Closing, (a) the Company shall deliver to the LLC a bill of transfer in substantially the form attached as Exhibit B, transferring the Contributed Assets to the LLC, executed by the Company and (b) the LLC shall deliver to the Company a Washington State Department of Revenue resale certificate.

Article 3

Purchase And Sale Of Assets

Section 3.01 Purchase and Sale. Subject to all the terms and conditions of this Agreement and for the consideration herein stated, on the Closing Date, the AG Companies agree to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase and accept from the AG Companies, all of the right, title and interest of the AG Companies in and to all of the assets, properties and rights of the AG Companies (other than the Contributed Assets and the other Excluded Assets specified in Section 3.02), tangible and intangible, wherever located, including all such assets used in the wholesale distribution business serving independent grocery retailers in Washington, Oregon, Alaska, Hawaii and Micronesia (the

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Business”) now owned and operated by the Company, which assets (the “Purchased Assets”) shall include without limitation the following assets (other than the Excluded Assets):

(a) All real property owned in fee by any of the AG Companies, including land, improvements and fixtures thereon, easements, rights-of-way and other real property rights, including all such real property listed on Schedule 3.01(a) and all such real property acquired by the AG Companies after the date hereof and on or before the Closing Date, other than to the extent such items are disposed of by the AG Companies prior to the Closing Date without breach of this Agreement;

(b) The following leases of real property (collectively, the “Leases”): (i) the Industrial Real Estate Lease dated April 19, 2007 (the “Norfolk Lease”) between 3301 South Norfolk LLC as landlord and the Company as tenant for the lease of the real property commonly known as 3301 South Norfolk Street, Seattle, Washington, and (ii) the leases of real property to which any of the AG Companies is a party, whether the Company or a Subsidiary is lessor or lessee, listed on Schedule 3.01(b).

(c) All rights, benefits and interests of any of the AG Companies under all contracts, agreements, indentures, mortgages, instruments, guarantees, commitments, understandings, purchase orders, sales orders, documents and instruments (i) listed on Schedule 3.01(c) hereto, (ii) entered into in the ordinary course of the Business and that are not Material Contracts or (iii) expressly assumed by Purchaser in writing, other than (in each case) to the extent such items have terminated, expired or been disposed of by any of the AG Companies prior to the Closing Date without breach of this Agreement; provided that, except as otherwise expressly agreed in writing by Purchaser, a guarantee or other contingent obligation of the Company to support the credit of a retail customer of the Company will be excluded if the retail customer does not enter into a Supply Agreement with Purchaser at or before the Closing (collectively, the “Contracts”);

(d) All patents, trademarks, trade names, copyrights and service marks of any of the AG Companies, all registrations therefor, all applications pending therefor and all other proprietary rights and intangible property of the AG Companies, including trade secrets, technology, software, internet mail sites, internet domain names, operating systems, customer lists, customer relationships, know-how, formulae, slogans, processes and operating rights, including all such items listed on Schedule 3.01(d), goodwill associated therewith, remedies against infringement thereof and rights to protection of interests therein under the laws of all jurisdictions and all such items acquired by the AG Companies or coming into existence after the date hereof and on or before the Closing Date, other than to the extent such items have terminated, expired or been disposed of by the AG Companies prior to the Closing Date without breach of this Agreement (the “Intellectual Property”);

(e) All licenses granted by or to any of the AG Companies and all other agreements to which any of the AG Companies is a party which relate, in whole or in part, to any items described in Section 3.01(d) or to other proprietary rights transferred hereby,

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

including all items listed on Schedule 3.01(e) and all such items granted to or entered into by any of the AG Companies after the date hereof and on or before the Closing Date, other than to the extent such items have terminated, expired or been disposed of by any of the AG Companies prior to the Closing Date without breach of this Agreement (the “Intellectual Property Rights”);

(f) To the extent transferable and permitted by law, all approvals, authorizations, certificates, consents, licenses, permits, franchises, tariffs, variances, orders and other registrations of any federal, state or local court or other governmental department, commission, board, bureau, agency or instrumentality held by the Company or any of the Subsidiaries and required for the conduct of the Business, including all such items listed on Schedule 3.01(f) and all such items granted or received after the date hereof and on or before the Closing Date, other than to the extent such items have terminated, expired or been disposed of by the Company or any of the Subsidiaries prior to the Closing Date without breach of this Agreement (the “Permits”);

(g) The notes and other receivables of any of the AG Companies listed on Schedule 3.01(g) and the other receivables of the AG Companies that are not Excluded Accounts Receivable, in each case excluding amounts paid on or before the Closing Date in the ordinary course according to the terms of the note or other receivable without acceleration (“Acquired Receivables”);

(h) All claims, refunds, rights of recovery, rights of set-off, rights of recoupment, choses in action, causes of action, property insurance proceeds, condemnation awards, proceeds from any contests or contested payments and other similar rights of any of the AG Companies to the extent related to the Purchased Assets or the Contributed Assets;

(i) All prepaid and deferred items of the AG Companies (other than deferred tax assets), including prepaid rent and unbilled charges and deposits relating to the Business, the Purchased Assets or the Contributed Assets, including all such items reflected on the Financial Statements;

(j) All operating data and records to the extent related to the Business, including financial, accounting and credit records, original records relating to the LLC (including its articles of formation, operating agreement and minutes of its sole member and manager), correspondence, budgets, engineering and plant records and other similar documents and records and all creative materials, advertising and promotional materials, studies, reports and other similar documents and materials;

(k) All assignable rights, if any, to all telephone lines and numbers used in the conduct of the Business, including those listed on Schedule 3.01(k);

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(l) All assets, wherever located, used exclusively in the insurance agency operations of any of the AG Companies (excluding Excluded Accounts Receivable as defined below);

(m) All cash and cash equivalents of the AG Companies except as provided in Section 3.02(m);

(n) All rights to recover amounts any of the AG Companies paid or expensed in calendar years 2006 and 2007 to a vendor that is recoverable following an audit of such amounts;

(o) All deposits and other collateral (i) of each retail customer of the Company that enters into a Supply Agreement with Purchaser at or before the Closing or whose supply agreement is assumed by Purchaser, which deposit or other collateral secures open account balances with any AG Company and (ii) that secures a Purchased Asset or an Assumed Liability, provided that such deposits and other collateral shall be subject to the intercreditor agreement described in Section 3.10(a)(5) and the applicable assignment and assumption agreement described in Section 3.10(a)(3); and

(p) The LLC Interests and the limited liability company interests in AG/Fleming Northwest, LLC.

Section 3.02 Excluded Assets. The Purchased Assets shall not include the following (the “Excluded Assets”):

(a) The corporate seal, minute books, charter documents and corporate stock record books of each of the AG Companies (except for the LLC) and copies of all other records of any kind;

(b) Any contract, agreement, indenture, mortgage, instrument, guaranty, commitment, understanding, purchase order, sales order, document or instrument that is not described in Section 3.01(c);

(c) The assets identified on Schedule 3.02(c);

(d) Any deferred tax assets;

(e) All leases or subleases that are not described in Section 3.01(b); all rights, benefits and interests of any of the AG Companies under or relating to any of the foregoing; any deposit relating exclusively to any of the foregoing; any guaranties to secure any of the foregoing; and all records, databases and software programs relating exclusively to or used exclusively in connection with any of the foregoing, including the Access and Timberline databases and software programs;

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f) All accounts receivable or other receivables of any of the AG Companies that are due within 60 days of the Closing Date (the “Excluded Accounts Receivable”);

(g) All rebates, promotions, warehouse directed funds, discounts, vendor programs, patronage dividends and similar items which are in existence as of Closing or are attributable to conduct of the Business before Closing and which the AG Companies treat as discretionary funds consistent with their historical practices (the “Discretionary Funds”);

(h) All inventories that do not constitute Inventory;

(i) All assets, wherever located, used primarily in the Retail Store;

(j) All rights and claims associated with all litigation ongoing as of the Closing, including SuperValu Inc. v. Associated Grocers, Inc. (Civil File No. 04-2936), in the United States District Court for the District of Minnesota (the “SUPERVALU Litigation”), and In re Brown and Cole Stores, LLC, Case No. 06-13950, pending in the United States Bankruptcy Court for the Western District of Washington (the “Brown and Cole Litigation”);

(k) (A) All claims, refunds, rights of recovery, rights of set-off, rights of recoupment, choses in action, causes of action, property insurance proceeds, condemnation awards, proceeds from any contests or contested payments and other similar rights of any of the AG Companies (except the LLC) to the extent related to any of the following: (1) an Excluded Asset or Retained Liability, (2) a Governing Document of an AG Company (except the LLC), (3) all Taxes for which an AG Company is responsible, and (4) all defenses, counter-claims, subordination rights, claims, choses in action, causes of action, and other rights of any of the AG Companies associated with any claim or demand against any of the AG Companies now existing (other than the LLC); (B) all insurance policies and rights thereunder; and (C) all refunds, recoveries, awards and proceeds arising from the litigation involving the Focus on Foods store in Longview, Washington;

(l) All assets, properties and rights that have been sold to [REDACTED] or its affiliates and all rights, benefits and interests of any of the AG Companies or their Affiliates with respect to such sale, including with respect to that certain Real Property Purchase and Sale Agreement dated as of [REDACTED] between [REDACTED] as buyer and [REDACTED] as seller and that certain Escrow Agreement among [REDACTED] as buyer, [REDACTED] as seller and [REDACTED] as escrow agent (other than the deposit paid under the Norfolk Lease, which is a Purchased Asset);

(m) The amount of cash [REDACTED] received from the sale described in Section 3.02(l) (which was [REDACTED] plus [REDACTED] in cash;

(n) All of the stock or other ownership interests of whatever type in any of the AG Companies, except for the LLC Interests;

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(o) All collateral held by any AG Company that secures an Excluded Asset, all collateral that secures an obligation by a subtenant under a sublease that is an Excluded Asset, and all guaranties that secure an Excluded Asset; provided that the following are Purchased Assets: (i) deposits identified as Purchased Assets in Schedule 3.05(b)(1), (ii) each security agreement by a retail customer as debtor or grantor that is listed in Schedule 3.01(c) if the retail customer signs a Supply Agreement on or before Closing or whose supply agreement is assumed by Purchaser and (iii) each security agreement by a debtor that is listed in Schedule 3.01(c) and that secures an Acquired Receivable; further provided that (A) any assignment of a security agreement described in clause (ii) or (iii) is only for the purpose of securing obligations of the customer incurred after Closing and, if the customer is an obligor of an Acquired Receivable, for the purpose of securing obligations of the customer under such Acquired Receivable and (B) the following are Excluded Assets: (1) all rights, title and interest in any stock or securities of the Company and the proceeds thereof and (2) all of the AG Companies’ respective rights, title, interest, duties, liabilities and obligations in, to and under the security agreements and related documents for the purpose of securing Excluded Accounts Receivable; and

(p) The Contributed Assets.

Section 3.03 Assumption of liabilities. Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall assume and discharge, pay, and honor when due, and from and after the Closing Date Purchaser shall indemnify the AG Companies against all Losses with respect to, the following liabilities and obligations of the AG Companies (the “Assumed Liabilities”):

(a) The liabilities and obligations of the AG Companies described on Schedule 3.03(a) to the extent and in the amounts recorded on the Company’s consolidated balance sheet (not including any notes thereto) as of the Closing Date (the “Closing Balance Sheet”);

(b) All liabilities and obligations under all of the Intellectual Property Rights, Leases and Contracts incurred after the Closing Date;

(c) Any additional liabilities and obligations expressly assumed by Purchaser in writing, including in Section 7.03(d); and

(d) Subject to Sections 7.03(c) and (d), the liabilities and obligations of the AG Companies under the Seller Benefit Plans listed on Schedule 3.03(d) (the “Assumed Plans”).

Section 3.04 Retained Liabilities. Except for the liabilities and obligations to be assumed by Purchaser pursuant to Section 3.03, Purchaser will not assume and will not be liable for any liabilities of any of the AG Companies, known or unknown, contingent or absolute, accrued or other (the “Retained Liabilities”), which Retained Liabilities include, without

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

limitation, the following (provided, however, that the following items do not limit the scope or extent of the Assumed Liabilities):

(a) Liabilities, obligations or debts of any of the AG Companies, whether fixed, contingent or mixed and whether based on events occurring before or after the Closing, including those based on tort, contract, statutory or other claims or involving fines or penalties payable to any governmental authority, that are not recorded, or exceed the amounts recorded, on the Closing Balance Sheet;

(b) Liabilities, obligations or debts, if any, of any of the AG Companies to General Electric Capital Corporation, including under the Credit Agreement dated as of October 6, 2005 among Associated Grocers, Incorporated, as Borrower, the other credit parties signatory thereto, as credit parties, and General Electric Capital Corporation, as Lender, as amended;

(c) Liabilities or obligations with respect to leases, subleases, guarantees or other financial commitments of the AG Companies that are not Purchased Assets;

(d) Except as otherwise provided in this Agreement, liabilities, obligations or debts of any of the AG Companies for any federal, state, local or foreign tax, including federal income taxes, state income and excise taxes, state and local real and personal property taxes, customs duties, value added tax, and federal, state, local and foreign withholding and payroll taxes;

(e) Except for the Assumed Plans and except as provided in Section 7.03(c), (d) and (e), liabilities or obligations of any of the AG Companies or any of their ERISA Affiliates with respect to a Seller Benefit Plan or for salaries, bonuses, health and welfare benefits, workers compensation or for any other benefits or compensation (including accrued vacation), including those pursuant to employment agreements and industrial insurance obligations;

(f) Liabilities or obligations of any of the AG Companies or any of their ERISA Affiliates for employee severance payments or arrangements resulting from termination of the employees of any of the AG Companies or their ERISA Affiliates;

(g) Liabilities or obligations of any of the AG Companies relating to issuances of the stock or other ownership interests of whatever type in any of the AG Companies;

(h) Liabilities or obligations of any of the AG Companies incurred in connection with distributions to shareholders or members or in connection with any corporate or other dissolution;

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i) Liabilities or obligations of any of the AG Companies incurred with respect to any litigation, including the SUPERVALU Litigation and the Brown and Cole Litigation;

(j) Any obligations or liabilities primarily related to the Retail Store or any other retail stores of any of the AG Companies; and

(k) Liabilities or obligations of any of the AG Companies for Washington and Seattle business and occupation tax relating to Western Family Foods, Inc.

Section 3.05 Purchase Price; Adjustment.

(a) Purchase Price; Payment. The purchase price for the Purchased Assets (the “Purchase Price”) shall be [REDACTED] as adjusted

(1) at the Closing, by (i) the Estimated Closing Purchased Working Capital Adjustment, (ii) the Estimated Closing Reserves; (iii) Supply Agreement Adjustment, (iv) the Tax Adjustment; and (iv) the Long Term Asset Adjustment, and

(2) after the Closing, by the Post-Closing Adjustment.

At the Closing, Purchaser shall pay to the Company, in immediately available funds, an amount (the “Closing Payment”) equal to (i) [REDACTED] as adjusted by (A) the Estimated Closing Purchased Working Capital Adjustment, (B) the Estimated Closing Reserves; (C) the Supply Agreement Adjustment, (D) the Tax Adjustment and (E) the Long Term Asset Adjustment, less (ii) [REDACTED] (the “Holdback Amount”), which Purchaser shall retain to secure payment of the Post-Closing Adjustment, less (iii) the Withdrawal Liability Amount calculated under Section 7.03(d), which Purchaser shall deposit in an interest-bearing escrow account to secure payment of the Withdrawal Liability.

(b) Closing Adjustments. The Purchase Price shall be adjusted as follows:

(1) Purchased Working Capital. A detailed schedule of the assets and liabilities and accounting principles and methods used to calculate the Purchased Working Capital is attached to this Agreement as Schedule 3.05(b)(1). At the Closing, the Company shall deliver to Purchaser a statement of Estimated Closing Purchased Working Capital as of the Closing Date (the “Statement of Estimated Closing Purchased Working Capital”) and work papers setting forth the basis for calculating the Estimated Closing Purchased Working Capital, which shall be prepared in accordance with Section 3.05(d). The Statement of Estimated Closing Purchased Working Capital shall specify the amount by which the Estimated Closing Purchased Working Capital is greater than the Target Purchased Working Capital, which amount shall be added to the Closing Payment, or less than the Target Purchased Working Capital, which amount shall be deducted from the Closing Payment (the “Estimated Closing Purchased Working Capital Adjustment”).

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2) Reserves. A detailed schedule of the items, and accounting principles and methods, used to calculate Reserves is attached to this Agreement as Schedule 3.05(b)(2). At the Closing, the Company shall deliver to Purchaser a statement of Estimated Closing Reserves as of the Closing Date (the “Statement of Estimated Closing Reserves”) and work papers setting forth the basis for calculating the Estimated Closing Reserves, which shall be prepared in accordance with Section 3.05(d). The Statement of Estimated Closing Reserves shall specify the amount by which the Estimated Closing Reserves is less than the Target Reserves, which amount shall be added to the Closing Payment, or greater than the Target Reserves, which amount shall be deducted from the Closing Payment (the “Estimated Closing Reserves Adjustment”).

(3) Supply Agreements. The Closing Payment will be adjusted (the “Supply Agreement Adjustment”)

(i) upward by an amount equal to [REDACTED] x ((AU – [REDACTED]) ÷ [REDACTED]), where “AU” is the aggregate amount of committed annual purchases reflected in Supply Agreements executed on or before the Closing Date, provided that AU shall not exceed [REDACTED] and that there shall be no adjustment under this clause (i) if AU is less than [REDACTED]

(ii) downward by an amount equal to [REDACTED] x (([REDACTED] – AD) ÷ [REDACTED]), where “AD” is the aggregate amount of committed annual purchases reflected in Supply Agreements executed on or before the Closing Date, provided that AD shall not exceed [REDACTED] and that there shall be no adjustment under this clause (ii) if AD is greater than [REDACTED]; and

(iii) downward by [REDACTED] if [REDACTED].

For purposes of negotiating the amount of annual committed purchases in a Supply Agreement with a Qualified Retailer, the parties shall use commercially reasonable efforts to cause the amount of the annual committed purchase reflected in the Supply Agreement to be no less than the Qualified Retailer’s total purchases from the AG Companies in the 12-month period ended June 8, 2007, as reflected in the books and records of the AG Companies. Within 5 days prior to the scheduled Closing Date, Purchaser and the Company shall deliver to each other any Supply Agreement that has been signed by Qualified Retailers and [REDACTED], together with Purchaser and the Company’s calculation of the Supply Agreement Adjustment (the agreed upon calculation of the Supply Agreement Adjustment is referred to as the “Statement of Supply Agreement Adjustment”). At Closing, the Company and Purchaser shall each deliver to the other any Supply Agreements that it received and did not deliver to the other before Closing and shall agree upon the final Statement of Supply Agreement Adjustment. The parties agree that committed annual purchases contained in any agreement assumed by Purchaser, and not in a Supply Agreement, shall not be considered committed annual purchases for purposes of this Section 3.05(b)(3).

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

At Closing, the applicable AG Companies will waive, for itself and for its successors and assigns and providing in that waiver that Purchaser is an intended third party beneficiary thereof, each of their retail customers’ obligations under any supply agreement between an AG Company and the retail customer that are Excluded Assets, whether such supply agreement is part of a lease, sublease, stand-alone arrangement or otherwise, to allow each such retail customer to enter into a Supply Agreement with Purchaser or otherwise to purchase goods from Purchaser, in each case subject to either (x) the retail customer having executed and delivered to the Company a written waiver of any supply obligation of any of the AG Companies reasonably acceptable to the Company in a Supply Agreement or otherwise, or (y) Purchaser having assumed any supply obligation of the AG Companies with respect to the existing supply agreement.

(4) Long Term Assets. The Closing Payment shall be adjusted (the “Long Term Asset Adjustment”) (i) [REDACTED], as of the Closing Date, of any non-current Purchased Asset that was not reflected on the January Balance Sheet and (ii) [REDACTED] at the time of sale of any non-current asset reflected on the January Balance Sheet that would have been a Purchased Asset but that was sold, collected (other than in the ordinary course as provided in Section 3.01(g)) or otherwise disposed of before the Closing Date. Notwithstanding the foregoing, there will be no Long Term Asset Adjustment (and no Purchase Price reduction) on account of (i) any asset that had a book value of zero on the January Balance Sheet; (ii) any asset that any of the AG Companies sold to Sabey Corporation or its affiliates in connection with and contemporaneously with execution by the Company of the Norfolk Lease; and (iii) any reduction in the book value of non-current assets between the date of the January Balance Sheet and the Closing Date solely due to depreciation or amortization of non-current assets owned by any of the AG Companies as of the Closing Date. The parties agree that, as of the date of this Agreement, the Long Term Asset Adjustment will include an [REDACTED].

(c) Post-Closing Adjustment.

(1) Purchased Working Capital and Reserves. As soon as practicable, but in any event within 45 calendar days following the Closing Date, Purchaser will prepare and deliver to the Company the Closing Balance Sheet and a statement, including work papers setting forth the basis for calculating, of the Closing Purchased Working Capital (the “Statement of Closing Purchased Working Capital”) and a statement, including work papers setting forth the basis for calculating, of the Closing Reserves (the “Statement of Closing Reserves” and, together with the Statement of Closing Purchased Working Capital, the “Statement of Post-Closing Adjustment”). The Statement of Post-Closing Adjustment shall be prepared in accordance with Section 3.05(d). Subject to the resolution of any disputes pursuant to Section 3.05(c)(2), the Holdback Amount shall be adjusted (the “Post-Closing Adjustment”) (i) downward by the amount, if any, by which the Estimated Closing Purchased Working Capital exceeds the Closing Purchased Working Capital and by the amount, if any, by which Estimated Closing Reserves is less than the Closing Reserves and (ii) upward by the amount, if any, by which the Estimated Closing Purchased Working Capital is less than the Closing Purchased Working Capital and by the amount, if any, by which the Estimated Closing Reserves exceeds the Closing Reserves. Purchaser shall pay to the Company the Holdback Amount as adjusted by

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Post-Closing Adjustment, if positive, by the 60 days following the Closing Date unless the Company, in good faith, disputes the calculation of the Post-Closing Adjustment, in which case the Purchaser shall pay to the Company the undisputed portion of the Holdback Amount derived from the Dispute Notice (as defined in Section 3.05(c)(2)(i)) by such time and the balance of the Holdback Amount, if any, on the date specified in Section 3.05(c)(2)(iii).

(2) Dispute Resolution.

(i) If the Company, in good faith, disputes the calculation of the Post-Closing Adjustment, the Company shall notify Purchaser in writing (the “Dispute Notice”) setting forth in reasonable detail the items, amount, nature and basis of such dispute, within 15 calendar days after receipt of the Statement of Post-Closing Adjustment. In the event of such a dispute, the Company and Purchaser shall first use their diligent good faith efforts to resolve the dispute between themselves. If the parties are unable to resolve any items in dispute within 15 calendar days after delivery of the Dispute Notice, the unresolved items in dispute shall be submitted to an independent accounting firm other than [REDACTED] and with no material relationship to either the Company or Purchaser. The firm shall be mutually agreed upon by the Company and Purchaser or, if the Company and Purchaser fail to agree upon or refuse to select such a firm within 10 calendar days after written request therefor by either of them, an independent accounting firm shall be selected by the Company and Purchaser in accordance with the rules of the American Arbitration Association then in effect (the selected accounting firm shall be referred to as the “Arbitrator”). The Company and Purchaser shall instruct the Arbitrator to resolve the remaining disputed items, applying the principles in Section 3.05(d), and deliver within 45 calendar days a written report to the Company and Purchaser with respect to the items. The Arbitrator shall, in connection with the resolution of any dispute, have access to all books and records, documents, work papers, facilities and personnel necessary to perform its functions as arbitrator. The Arbitrator’s decision shall be final, conclusive and binding on all parties. A judgment on the determination made by the Arbitrator pursuant to this Section 3.05(c)(2)(i) may be entered into and enforced by any court of appropriate jurisdiction.

(ii) The fees and expenses of the Arbitrator in connection with the resolution of disputes pursuant to Section 3.05(c)(2)(i) shall be (i) borne equally by the Company and Purchaser if and to the extent that the Arbitrator determines the Company and Purchaser should each be awarded one-half of the total amount of the items in dispute, or (ii) borne by the Company and/or Purchaser in inverse proportion to the amount that the Arbitrator’s award in favor of the Company and/or Purchaser bears to the total amount of the items in dispute. (For illustration purposes for this Section 3.05(c)(2) only, (x) if the total amount of items in dispute by the Company is $1,000,000.00, and the Company is awarded $500,000.00 by the Arbitrator, the Company and Purchaser shall bear the Arbitrator’s fees and expenses equally, or (y) if the total amount of items in dispute by the Company is $1,000,000.00, and the Company is awarded $250,000.00 by the Arbitrator, the Company shall bear 75% and Purchaser shall bear 25% of the Arbitrator’s fees and expenses.)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii) Within five calendar days following the final determination of the Post-Closing Adjustment whether by (A) the expiration of the 10 calendar day period for giving the Dispute Notice if no Dispute Notice is given or (B) the resolution of any disputes pursuant to Section 3.05(c)(2), Purchaser shall pay the Holdback Amount as adjusted by the Post-Closing Adjustment, if positive, to the Company.

(d) Closing Balance Sheets and Statements. Any balance sheet or statement prepared for purposes of this Section 3.05 shall (i) reflect the same categories and basis of assets, liabilities and reserves set forth in the January Balance Sheet, Schedule 3.05(b)(1) or Schedule 3.05(b)(2) and (ii) be prepared (A) in accordance with the accounting principles (including accounting methods, practices, and procedures) set forth on Schedule 3.05(b)(1) or Schedule 3.05(b)(2), even if such accounting principles are not in accordance with GAAP, (B) if not covered by Schedule 3.05(b)(1) or Schedule 3.05(b)(2), in accordance with the accounting principles used in the preparation of the most recent audited year-end balance sheet of the AG Companies, and (C) to the extent such accounting principles do not address a matter necessary for the preparation of the balance sheets or statements prepared under this Agreement, in accordance with GAAP. All balance sheets and statements referenced in this Section 3.05 shall present the assets and liabilities of the AG Companies prior to and without giving effect to the contribution of the Contributed Assets, the Acquisition or any of the Contemplated Transactions.

(e) No Double-Counting. If an adjustment is made, or should have been made, to the Purchase Price under this Section 3.05, Purchaser may not bring a claim under any other provision of this Agreement seeking recovery for Losses based on facts or circumstances that resulted or should have resulted in the adjustment. If an adjustment is made to the Purchase Price under one provision of this Section 3.05 (“first adjustment”), Purchaser may not make an adjustment under any other provision of this Section 3.05 to account for any amount included in the first adjustment.

(f) Wire Transfers. All payments to or for the benefit of the Company under this Agreement shall be in immediately available funds by wire transfer to the account or accounts designated by the Company.

Section 3.06 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets and the Contributed Assets in accordance with Schedule 3.06. Such allocation shall be binding on Purchaser and the Company for all purposes, including for federal income Tax purposes and for state and local Tax purposes; provided, however, that the parties acknowledge that the allocation to the Contributed Assets is required by federal law but does not, and is not intended to, imply a direct purchase of the Contributed Assets by Purchaser. Purchaser and the Company and their respective Affiliates shall report, act upon and file Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation. Neither Purchaser nor the Company nor any of their Affiliates shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless expressly required to do so by applicable law.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 3.07 Further Assurances. Each of the AG Companies agrees that, at any time and from time to time on and after the Closing Date, it will, upon the reasonable request of Purchaser and without further consideration, take all steps reasonably necessary to place Purchaser in possession of the Purchased Assets and the LLC in possession of the Contributed Assets, and each of the AG Companies will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all further acts, deeds, assignments, conveyances, transfers, powers of attorney or assurances as reasonably required to sell, assign, convey, transfer, grant, assure and confirm to Purchaser, or to aid and assist in the collection of or reducing to possession by Purchaser of, all of the Purchased Assets, or to vest in Purchaser good, valid and marketable title to the Purchased Assets. Purchaser agrees that, at any time and from time to time on and after the Closing Date, upon the reasonable request of the Company and without further consideration, Purchaser will take all steps reasonably necessary for Purchaser to assume all of the Assumed Liabilities, and execute, acknowledge and deliver all further acts, deeds, assignments, conveyances or transfers reasonably required to assume such Assumed Liabilities. Purchaser agrees that, at any time and from time to time on and after the Closing Date, it will, upon the reasonable request of the Company and without further consideration, take all steps reasonably necessary to place the Company in possession of the Excluded Assets (including Discretionary Promotions), and Purchaser will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all further acts, deeds, assignments, conveyances, transfers, powers of attorney or assurances as reasonably required to sell, assign, convey, transfer, grant, assure and confirm to the Company, or to aid and assist in the collection of or reducing to possession by the Company of, all of the Excluded Assets, or to vest in the Company good, valid and marketable title to the Excluded Assets.

Section 3.08 Washington State Taxes. Purchaser and the Company have jointly submitted to the Washington Department of Revenue a request for an advance ruling that neither Business and Occupation Tax (“B&O Tax”) nor sales or use tax will apply to any of the following transactions: (a) the Contribution, (b) the sale of all of the interests in the LLC to Purchaser, and (c) the merger of the LLC into Purchaser or the dissolution of the LLC or distribution of the LLC’s assets to Purchaser. Purchaser and the Company shall promptly apprise each other of the status and inquiries relating to such ruling. Purchaser and the Company each shall use commercially reasonable efforts to obtain a ruling that is favorable to both of them. Following completion of the Acquisition, the AG Companies and Purchaser will file any and all tax reports and other returns consistent with such ruling. If as a result of such ruling request, (x) [REDACTED] or (y) [REDACTED]. The net amount of the adjustments described in clauses (x) and (y) above is the “Tax Adjustment.”

Section 3.09 Closing. The closing of the Acquisition (the “Closing”) will take place at 10 a.m., Seattle time, on the date (the “Closing Date”) that is as promptly as practical (but in no event later than the second Business Day) after satisfaction or waiver of all of the conditions set forth in Article 8 hereof, at the offices of Davis Wright Tremaine LLP, 1201 Third Avenue, Suite

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2200, Seattle, Washington, 98101 unless another date, time or place is agreed to in writing by Purchaser and the Company.

Section 3.10 Events of Closing.

(a) Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Purchaser:

(1) An assignment of the LLC Interests in substantially the form attached as Exhibit C, executed by the Company and the LLC;

(2) A bill of sale in substantially the form attached as Exhibit D, transferring the Purchased Assets to Purchaser, executed by the Company;

(3) One or more assignment and assumption agreements in substantially the form attached as Exhibit E, executed by the Company;

(4) An assignment and assumption of the Norfolk Lease, in substantially the form attached as Exhibit F, executed by the Company;

(5) An intercreditor agreement in substantially the form attached as Exhibit G, executed by the Company, with respect to collateral securing repayment of Excluded Accounts Receivable and Acquired Receivables;

(6) Such other quitclaim deeds, assignments and other instruments of transfer and conveyance, in form and substance sufficient to vest in Purchaser all right, title and interest of the AG Companies in and to the Purchased Assets, as reasonably requested by Purchaser; and

(7) An escrow agreement in substantially the form attached as Exhibit H, executed by the Company, pursuant to which the Withdrawal Liability Amount will be deposited into escrow.

(b) Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to the Company:

(1) The documents described in Section 3.10(a)(1), (3), (4), (5), (6) and (7) executed by Purchaser; and

(2) The Closing Payment.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 4

Representations And Warranties Of The AG Companies

The Company represents and warrants to Purchaser as follows, except as set forth in the disclosure schedule attached hereto by the Company (the “Company Disclosure Schedule”):

Section 4.01 Organization. Each of the AG Companies is a corporation or limited liability company duly organized and validly existing under the Laws of its jurisdiction of organization, has all requisite corporate or limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership, or leasing of its properties, makes such qualification necessary, other than such failures so to qualify as would not reasonably be expected to have a Material Adverse Effect. Complete and accurate copies of all Governing Documents of the AG Companies, as in effect as of the Agreement Date, have been made available to Purchaser.

Section 4.02 Authority and Enforceability. Each of the AG Companies has all requisite corporate power and authority to enter into this Agreement and to complete the Contemplated Transactions to which it is a party. The execution, delivery, and performance of this Agreement by each of the AG Companies have been duly authorized by all necessary corporate or limited liability company action on the part of each of the AG Companies, subject to the Company Shareholder Approval described in Section 8.01(a) hereof. This Agreement has been duly executed and delivered by each of the AG Companies and, subject to the Company Shareholder Approval, and assuming that this Agreement constitutes the valid and binding agreement of Purchaser, constitutes the valid and binding obligation of the AG Companies, enforceable in accordance with its terms, except as the enforcement hereof may be limited by the Equitable Remedy Exception.

Section 4.03 No Violation; Consents.

(a) The execution, delivery, and performance of this Agreement by the AG Companies do not conflict with or result in any Violation of (i) any provision of the Governing Documents of any of the AG Companies, (ii) any Contract to which any of the AG Companies is a party, or (iii) any Laws applicable to any of the AG Companies, except, in the case of clauses (ii) and (iii), for any Violations that would not reasonably be expected have a Material Adverse Effect.

(b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Government Agency or other Person (so as not to trigger any Violation) is required by the AG Companies as a result of the execution, delivery, and performance of this Agreement by the AG Companies, except for (i) the filing of a pre-transaction notification and report form by the Company under the HSR Act, and the expiration

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or termination of the applicable waiting period thereunder, (ii) such filings and approvals as may be required by any applicable state takeover, securities or blue sky Laws, (iii) such filings in connection with any state or local Tax which is attributable to the transfer of legal or beneficial ownership of real property, if any, by any of the AG Companies, (iv) such other filings and consents as may be required under any environmental, health or safety Law pertaining to any notification, disclosure or required approval necessitated by the Acquisition or Contemplated Transactions, (v) the Company Shareholder Approval, and (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices or permits that, if they were not obtained or made, would not reasonably be expected have a Material Adverse Effect.

Section 4.04 Financial Statements.

(a) Attached to Section 4.04 of the Company Disclosure Schedule are copies of (i) the Company’s audited consolidated balance sheets at September 29, 2006, September 30, 2005, and September 24, 2004 and the related consolidated statements of operation, shareholder’s equity and cash flows for the fiscal years ended as of such dates (collectively, the “Company Audited Financial Statements”), and (ii) the June Balance Sheet and the related unaudited consolidated statements of operations and cash flows for the year-to-date fiscal period then ended (collectively, the “Company Interim Financial Statements” and together with the Company Audited Financial Statements, the “Financial Statements”).

(b) The Company Audited Financial Statements, as stated therein and as modified in the notes thereto, and the Company Interim Financial Statements fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Company Subsidiaries for the periods presented therein, all in conformance with GAAP, applied on a consistent basis during the periods involved (except that the Company Interim Financial Statements do not contain all footnotes required by GAAP and are condensed and subject to year-end adjustments).

(c) The Company has no liability or obligation (whether absolute, accrued, contingent or other, and whether due or to become due) of a nature required by GAAP to be reflected in a balance sheet or disclosed in the notes thereto, except for (i) liabilities or obligations that are adequately accrued or reserved against in the June Balance Sheet, (ii) liabilities or obligations that were incurred after the date of the June Balance Sheet in the ordinary course of business consistent with past practice, and (iii) matters that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05 No Material Adverse Effect. Since the date of the June Balance Sheet through the Agreement Date, there has been no event, occurrence, or condition that has had a Material Adverse Effect, nor has any event, occurrence or condition occurred that would reasonably be expected, by itself or in conjunction with other events, occurrences or conditions, to have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.06 No Changes. Since the date of the June Balance Sheet through the Agreement Date, except as contemplated by this Agreement or the Contemplated Transactions, the Company has not taken any of the actions described in Section 6.02 (Negative Covenants of the Company).

Section 4.07 Conduct of the Company Business. Since the date of the June Balance Sheet through the Agreement Date, except as contemplated by this Agreement or the Contemplated Transactions, and except for such matters that would not reasonably be expected to have a Material Adverse Effect, each of the AG Companies has carried on its business in the ordinary course consistent with past practice.

Section 4.08 Real Property.

(a) Owned Real Property.

(1) Section 4.08(a)(1) of the Company Disclosure Schedule lists all real property included in the Purchased Assets that is owned in fee by any of the AG Companies (together with all buildings and other structures, facilities or improvements located thereon, owned by any of the AG Companies, and all rights and interests appurtenant thereto, the “Owned Real Property”). Complete and accurate copies of all leases of any portion of the Owned Real Property leased to another party (“Fee Property Leases”) listed in Section 4.08(a)(1) of the Company Disclosure Schedule, including all written amendments and supplements thereof, have been made available to Purchaser. With respect to each such Fee Property Lease, the Company makes each of the representations set forth in subsections (1), (2), (3), and (4) of Section 4.11(c). Each of the AG Companies owns and has good and marketable title (in each case as measured in the context of their current uses) to the Owned Real Property owned by it, free and clear of all Liens, except for Permitted Exceptions.

(2) To the Company’s Knowledge, except as disclosed as a special exception listed in Schedule B of the Commitment, (i) all buildings, improvements and structures that are owned by the AG Companies and that are on the Owned Real Property lie within the boundaries of the Owned Real Property (or within the areas of beneficial easements) and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person, (ii) the structural components, roofs, and mechanical, electrical, plumbing, and HVAC systems of the improvements on the Owned Real Property are in good working order and free from defects which would materially impair the use of such improvements for their current uses, ordinary wear and tear excepted, and (iii) all structures on the Owned Real Property are structurally sound with no known material defects. Except for the Permitted Exceptions, none of the Owned Real Property is subject to any rights of persons in possession or persons making use thereof. Except as disclosed as a special exception listed in Schedule B of the Commitment, the AG Companies have not received any notice or information that the Owned Real Property or any portion thereof is subject to any claim of adverse possession or prescriptive easement.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Leased Real Property. Section 4.08(b) of the Company Disclosure Schedule lists (i) all real property that is used in the Business and that is leased by any of the AG Companies as tenant pursuant to a Lease included in the Purchased Assets (together with all leasehold improvements thereon, subject to the terms of the applicable lease agreement (but excluding, common areas, parking spaces and other spaces that the tenant thereunder does not have the exclusive right to use under the applicable lease or under applicable Law), the “Leased Real Property” and together with the Owned Real Property, the “Real Property”) and (ii) all written leases of Leased Real Property that are included in the Purchased Assets and that are leased by any of the AG Companies as tenant (“Material Leases”), including all written amendments and supplements thereof. Complete and accurate copies of all Material Leases listed in Section 4.08(b) of the Company Disclosure Schedule have been made available to Purchaser. With respect to each such Material Lease, the Company makes each of the representations set forth in subsections (1), (2), (3), and (4) of Section 4.11(c). Notwithstanding anything herein to the contrary, the term “Leased Real Property” excludes the Retail Store or other real property (“Subleased Property”) that any of the AG Companies leases as tenant or subtenant for purposes of subleasing such property to a customer of any of the AG Companies or otherwise enhancing the credit of the customer or, in some cases, to Persons who are not customers of any of the AG Companies (such subleases being referred to as “Back-to-Back Leases”). The respective AG Companies own and have good and marketable leasehold (or sub-leasehold) interests (in each case as measured in the context of their current uses) in the Leased Real Property pursuant to the Material Leases, free and clear of all Liens arising by, through or under the AG Companies, except for the Permitted Exceptions.

(c) Loans and Mortgages. Section 4.08(c) of the Company Disclosure Schedule sets forth, with respect to each person (a “Lender”) holding any mortgage, deed of trust and other lien encumbering the Owned Real Property and included in the Permitted Exceptions (excluding liens for nondelinquent Taxes) (a “Mortgage”) that secures a loan or obligation (a “Loan”), (i) the outstanding amount of the Loan as of the date of this Agreement, (ii) the date the balance of the Loan will be due and, assuming all interim payments are made when due, the approximate amount of such balance, (iii) the address to which Purchaser is to give any notices to the Lender, and (viii) the Purchaser’s address to which the Lender shall send any notices related to the Loan after being notified in writing that this transaction has closed. With respect to each such Mortgage and Loan, (i) to the Company’s Knowledge, the Lender is the sole, current holder thereof, (ii) the Loan and Mortgage have not been pledged or assigned by any of the AG Companies, (iii) there are no defaults thereunder by the AG Companies, and (iv) Purchaser’s acquisition of the encumbered property will not result in an acceleration of the Loan or a modification of any Loan terms.

Section 4.09 Tangible Property. Except with respect to Real Property and Subleased Property (as to which the exclusive representations and warranties are set forth in Section 4.08 hereof) and Excluded Assets, and except for Permitted Exceptions, the AG Companies have good and marketable title to, or, in the case of leased or subleased assets, marketable leasehold interests in (in each case as measured in the context of their current uses), or otherwise have the

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

right to use, all of the tangible assets and properties that are material to the Business, all free and clear of Liens (except for assets sold or otherwise disposed of, or with respect to which the lease or sublease of such asset has expired or has been terminated, in each case after the Agreement Date to the extent permitted under this Agreement). Each of the tangible assets and properties that are material to the Business is in good operating condition, subject to the effects of normal wear and tear and subject to the need for normal periodic maintenance.

Section 4.10 Intellectual Property Rights. The AG Companies own or possess adequate licenses or other rights to use all Intellectual Property Rights that are material to the conduct of the Business (“Material IP Rights”). Section 4.10 of the Company Disclosure Schedule contains a list of Material IP Rights that are registered or are pending registration by any of the AG Companies. To the Company’s Knowledge, such Material IP Rights do not infringe upon the Intellectual Property Rights of others and no other Person is infringing upon the interest of the AG Companies with respect to their Material IP Rights.

Section 4.11 Material Contracts.

(a) Section 4.11 of the Company Disclosure Schedule sets forth a list, as of the Agreement Date, of all Contracts to which any of the AG Companies is a party and that are any of the following (any of the following, whether or not listed in Section 4.11 of the Company Disclosure Schedules or existing as of the date of this Agreement, a “Material Contract”) (provided that the term Material Contract specifically excludes Material Leases and Fee Property Leases, as to which the exclusive representations and warranties are set forth in Section 4.08 hereof):

(1) A Contract which has not been fully performed and which is for capital expenditures or for the purchase of goods or services in excess of $250,000 per year or for the lease or license of goods in excess of $250,000 per year, if the Company cannot, at any time, terminate such Contract without penalty and after 90 (or fewer) days notice to the other party or parties.

(2) A Contract creating a Lien in excess of $500,000 on any of the AG Companies’ assets, other than Permitted Exceptions.

(3) A Contract for the purchase or sale of a material portion of any of the AG Companies’ assets, excluding Contracts for the purchase or sale of inventory in the ordinary course of business.

(4) A Contract with a Government Agency.

(5) A Contract which has not been fully performed and which is for the discharge, storage, or removal of Hazardous Materials with fees in excess of $100,000 per year, if the Company cannot terminate such Contract without penalty and after 90 (or fewer) days notice to the other party or parties.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(6) A Contract containing covenants not to compete in any business or to provide favored nations pricing to any Person.

(7) A Contract with a supplier where the products purchased under such Contract were in excess of $1,000,000 during the last 13 consecutive four-week fiscal periods of the Company or where such Contract obligates any of the AG Companies to purchase its requirements from such supplier, in each case if the Company cannot terminate such Contract without penalty and after 90 (or fewer) days notice to the other party or parties.

(8) A Contract between any of the AG Companies and one of its customers where the products purchased and sold under such Contract were in excess of $1,000,000 during the last 13 consecutive four-week fiscal periods of the Company, if the Company cannot terminate such Contract without penalty and after 90 (or fewer) days notice to the other party or parties.

(9) A Contract granting to any of the AG Companies rights to purchase and resell private label goods.

References in this Section 4.11(a) to a year or fiscal period are to the year or fiscal period ended on June 8, 2007 (Period 9, 2007).

(b) Complete and accurate copies of all written Material Contracts listed in Section 4.11 of the Company Disclosure Schedule have been made available to Purchaser.

(c) With respect to each Material Contract, as of the Agreement Date:

(1) It is the valid and binding obligation of the Company or the applicable Subsidiary, enforceable against the Company or such Subsidiary in accordance with its terms, subject to the Equitable Remedy Exception.

(2) None of the AG Companies is in breach thereof, and to the Company’s Knowledge, no other party thereto is in material breach thereof.

(3) To the Company’s Knowledge, no event has occurred or condition exists that constitutes, or with the passage of time would constitute, a breach by any of the AG Companies.

(4) None of the AG Companies has received notice of termination, cancellation, non-renewal, or material adverse price adjustment thereof.

Section 4.12 Compliance with Law. None of the AG Companies is in violation of, or, to the Company’s Knowledge, is under investigation by any Government Agency with respect to, or has been threatened by any Government Agency to be charged with, or given notice of any violation of, any applicable Law, except for violations, investigations and charges that would not, singly or in the aggregate, reasonably be expected have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.13 Material Permits. Except as would not reasonably be expected to have a Material Adverse Effect, (a) the AG Companies own, hold or possess adequate rights to use all licenses, franchises, permits, certificates, approvals or other similar authorizations that are material to the Business (other than local business licenses and other immaterial licenses, the “Material Permits”) required in connection with the operation of the Business consistent with past practice, (b) the Material Permits are valid and in full force and effect, and (c) none of the AG Companies has received any citation, suspension, revocation, limitation, warning or similar notice issued by any Government Agency with respect to its operations or Permits which has not been resolved to the Government Agency’s satisfaction. A list of such Material Permits is set forth in Section 4.13 of the Company Disclosure Schedule.

Section 4.14 Insurance. Set forth in Section 4.14 of the Company Disclosure Schedule is a list of all insurance policies (“Insurance Policies”) covering the assets, business, equipment, properties, operations, professional liability, and employees of the AG Companies, which list includes the type of coverage, limits of liability, and deductibles. There is no claim by the AG Companies pending under any of such Insurance Policies as to which any of the AG Companies has received written notice that coverage has been denied or disputed by the underwriters of such Insurance Policies. All premiums due and payable under all such Insurance Policies have been paid. To the Company’s Knowledge, there is no threatened termination of, or premium increase with respect to, any such Insurance Policies.

Section 4.15 Litigation. There is no suit, action, or similar legal proceeding pending against, or to the Company’s Knowledge, threatened against the AG Companies before any court, arbitrator, or Government Agency, which would , singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.16 Taxes.

(a) All Tax returns required to be filed with any taxing authority on or before the Closing with respect to any tax period (or portion thereof) ending on or before the Closing (a “Pre-Closing Tax Period”) by or on behalf of the AG Companies (collectively “Tax Returns”) have been duly and timely filed (taking into account all applicable extension periods), and as of the time of filing, such Tax Returns were true and complete in all material respects, in each case, except for matters that would not reasonably be expected to have a Material Adverse Effect.

(b) The AG Companies have timely paid or withheld and remitted (or there has been paid or withheld and remitted on their behalf) all Taxes required to have been paid or withheld on or prior to the Agreement Date (whether or not shown on the Tax Returns), except for Taxes being contested in good faith by appropriate proceedings and for which reserves have been established in the Company Audited Financial Statements or Company Interim Financial Statements. The Company has made available to Purchaser copies of such Tax Returns filed by the AG Companies since December 31, 1999.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the Company’s Knowledge, threatened against or in respect of (i) any material Tax or (ii) any material items of net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction, or any other credit or Tax attribute which could be carried forward or back to reduce Taxes.

(d) The Company has, at all times since the formation of the LLC, been its sole member, and no person other than the Company has ever held any direct or beneficial membership interest in the LLC. No election has been made for the LLC to be classified as an association taxable as a corporation for federal or any other Tax purposes.

Section 4.17 Employee Benefits.

(a) Section 4.17 of the Company Disclosure Schedule lists each of the following plans (collectively, “Seller Benefit Plans”) that the AG Companies or any of their ERISA Affiliates sponsor or contribute to or under which the AG Companies or any of their ERISA Affiliates has any liability or contingent liability: (i) any employee welfare benefit plan or employee pension benefit plan (as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA), including any multi-employer plan (as defined in Section 3(37) of ERISA) and including any plan which has been terminated; or (ii) any other retirement or deferred compensation plan, incentive compensation plan, stock option plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding.

(b) A true and correct copy of each Seller Benefit Plan listed in Section 4.17 of the Company Disclosure Schedule, and all Contracts relating thereto, or to the funding thereof, including all trust agreements, insurance Contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the Agreement Date, has been made available to Purchaser. In the case of any Seller Benefit Plan which is not in written form, the Company has provided Purchaser with an accurate description of such plan, arrangement, or agreement as in effect on the Agreement Date. The Company has made available to Purchaser a true and correct copy of the most recent annual report, actuarial report, summary plan description and IRS determination letter with respect to each such plan or arrangement, to the extent applicable, and a current audit or schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded plan arrangement or agreement.

(c) As to all Seller Benefit Plans listed in Section 4.17 of the Company Disclosure Schedule, and except as set forth therein:

(1) All Seller Benefit Plans comply, and have been administered in form and in operation, in all material respects, in compliance with their terms and all requirements

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of Law applicable thereto, and the Company has not received any notice from any Government Agency questioning or challenging such compliance.

(2) Each Seller Benefit Plans which is intended to be a qualified plan under Sections 401(a) and 501(a) of the Code complies in form and in operation with all applicable requirements of ERISA and such Sections of the Code and has received a determination letter from the IRS stating that it qualifies under such Sections of the Code, and no event has occurred which will or could give rise to disqualification of any such plan under such Sections or to any Tax imposed by the IRS with respect to such plans.

(3) None of the assets of any employee benefit plan is invested in employer securities or employer real property.

(4) There have been no prohibited transactions (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any employee benefit plan except those for which a statutory exemption is available.

(5) As to any employee pension benefit plan which is subject to Title IV of ERISA, there have been no reportable events (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such plan, and none of the AG Companies has withdrawn from any multi-employer plan.

(6) There have been no acts or omissions by which have given rise to or may give rise to fines, penalties, taxes, or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Section 4975 through 4980D of the Code.

(7) None of the payments contemplated by such plans, arrangements, and agreements would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code.

(8) There are no IRS or U.S. Department of Labor audits and no actions, suits or claims (other than routine claims for benefits) pending or threatened involving such plans or the assets of such plans, and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

(9) All group health plans have been operated in substantial compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable, and no group health plan provides benefit coverage subsequent to termination of employment except as required by Section 4980B of the Code and Section 601 of ERISA or applicable state insurance Laws.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(10) All required employer contributions and premiums have been timely made, and all employee contributions and premiums withheld have been timely contributed to the appropriate plan or trust.

Section 4.18 Employment Matters. Section 4.18 of the Company Disclosure Schedule lists, as of the Agreement Date, all employees of the AG Companies (“Business Employees”) and sets forth, with respect to each such employee, his or her (i) job classification, (ii) salary or wage rate, (iii) employment status, (iv) job location, and (v) union affiliation, if any.

Section 4.19 Labor Relations.

(a) The Company Disclosure Schedule contains a list of all collective bargaining agreements to which any of the AG Companies is a party. Except for such agreements, (i) no collective bargaining agreements relating to any of the Business Employees are being negotiated and (ii) no union organizational campaign or representation petition is currently pending or, to the Company’s Knowledge, threatened with respect to any of the Business Employees.

(b) There is no pending or, to the Company’s Knowledge, threatened, strike, slowdown, lock-out, work-stoppage, union organizing effort, or other labor dispute, labor board proceeding, labor arbitration proceeding, or administrative tribunal proceeding, involving any of the Business Employees.

(c) The Company has made available to Purchaser copies of all certifications, collective agreements, letters of understanding, and any applicable orders of the labor relations board pertaining to a labor organization and which relate to the employment of any of the Business Employees.

(d) (i) To the Company’s Knowledge, there are no complaints filed with any Government Agency by any Business Employee (including, for purposes hereof, any person who has in the past been employed by any of the AG Companies), against any of the AG Companies claiming that any of the AG Companies has violated any applicable Law or governmental order relating to employee or civil rights; (ii) there are no complaints or proceedings of any kind involving any of the AG Companies or, to the Company’s Knowledge, by any of the Business Employees, before any labor relations board, including the National Labor Relations Board; (iii) there are no outstanding orders or charges in respect of any of the Business Employees against any of the AG Companies under any applicable Law or governmental order relating to health and safety; and (iv) all levies, assessments, and penalties made against any of the AG Companies pursuant to any Law or governmental order providing for workers compensation for any of the Business Employees have been paid by the AG Companies and has been reassessed under such governmental order during the past five years, except in the case of clauses (i), (ii) and (iii) above, such as would not reasonably be expected to result in a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) To the Company’s Knowledge, all Business Employees are authorized to work in the jurisdictions in which they are working according to applicable immigration Laws.

(f) There are no actions or legal proceedings which are pending against any of the AG Companies before any Government Agency, or arbitrator, or, to the Company’s Knowledge, which have been asserted or threatened against any of the AG Companies, in connection with any of the Business Employees for any of the following, except such actions or legal proceedings that would not reasonably be expected to result in a Material Adverse Effect (i) wages, salaries, commissions, bonuses, vacation pay, severance or termination pay, sick pay or other compensation; (ii) employee benefits; (iii) alleged unlawful, unfair, wrongful or discriminatory employment or labor practices; (iv) alleged breach of contract or other claim arising under a collective bargaining agreement, individual agreement, or any other employment covenant whether express or implied; (v) alleged violation of occupational safety and health standards; or (vi) alleged violation of immigration, workers compensation, disability, unemployment compensation, whistleblower Laws, family and medical leave, or other employment or labor relations Laws.

(g) No grievance, arbitration, or other proceeding arising, or asserted to arise, out of or under a collective bargaining agreement, relating to any of the Business Employees (including, for purposes hereof, any person who has in the past been employed by any of the AG Companies) is pending, except as such grievance, arbitration or other proceeding would not be reasonably expected to result in a Material Adverse Effect.

(h) None of the AG Companies is subject to any unsatisfied or pending settlement agreement, conciliation agreement, letter of commitment, deficiency letter, or consent decree with any of the Business Employees or applicant for employment, labor union or other representative, or any Government Agency or arbitrator relating to claims of unfair labor practices, employment discrimination, or other claims with respect to employment and labor practices and policies, and no Government Agency, administrative tribunal, or arbitrator has issued a judgment, order, decree, injunction, decision, award, or finding with respect to the employment and labor practices or policies of any of the AG Companies which would reasonably be expected to result in a Material Adverse Effect.

Section 4.20 Environmental Matters. Except for matters that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and solely with respect to the time any Real Property was owned or operated by any of the AG Companies, and except as disclosed in the environmental assessment reports made available to Purchaser:

(a) None of the AG Companies is now, and none have been, in violation of applicable Environmental Laws and, to the Company’s Knowledge, there are no extant conditions that are reasonably expected to constitute such violation in the future. There are no requests for information pending or, to the Company’s Knowledge, threatened investigations by any Government Agency with respect to past violations of applicable Environmental Laws.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) None of the AG Companies has used, generated, treated, stored, handled, located, processed, buried, released, spilled, discharged, emitted, leaked, transported, or disposed of wastes arising from or otherwise relating to the Business, including those wastes containing Hazardous Materials (other than motor oil, antifreeze, propane, household products and other similar items included in inventory sold by AG Companies, or de minimis quantities of such materials used in the operation and maintenance of the Real Property and the Business), in violation of applicable Environmental Laws (including the filing of any required reports with respect thereto) or environmental Permits. None of the AG Companies has transported or arranged for the transportation of any wastes or Hazardous Materials to any location which is, as of the Agreement Date, listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites or other similar list maintained by any Government Agency (such list, together with any similar state lists, shall be referred to collectively as “National Priorities List”) or listed for possible inclusion on the National Priorities List.

(c) None of the AG Companies has received any notice at any time that it or its business as historically conducted is or was claimed to be in violation of the provisions of any Environmental Law or in violation of the conditions of any environmental Permit, and there is no pending or, to the Company’s Knowledge, threatened action to that effect.

(d) There has been no action, suit, claim, arbitration, grievance, or complaint, or any charge, proceeding or investigation commenced by or pending before any Government Agency against any of the AG Companies under any Environmental Law or otherwise with respect to the handling of any Hazardous Materials.

Section 4.21 Customers. Section 4.21 of the Company Disclosure Schedule contains a complete and accurate list of the names and addresses of all customers of the AG Companies as of the Agreement Date. None of the top 20 customers based on purchases from the AG Companies for the four-week fiscal period ended on the date of the June Balance Sheet has (a) ceased or substantially reduced or changed the terms of its purchases from any of the AG Companies since the end of such fiscal period or (b) to the Company’s Knowledge, threatened to cease or substantially reduce or change its business with any of the AG Companies, by reason of the Contemplated Transactions or otherwise.

Section 4.22 Suppliers. Section 4.22 of the Company Disclosure Schedule contains a complete and accurate list of all suppliers of the AG Companies as of the Agreement Date from whom the AG Companies purchased at least $1,000,000 in products and services in the four-week fiscal period ended on the date of the June Balance Sheet. None of the top 20 suppliers based on volume of products purchased by the AG Companies for the four-week fiscal period ended on the date of the June Balance Sheet has (a) ceased or substantially reduced or changed the terms of its sales to any of the AG Companies since the end of such fiscal period or (b) to the Company’s Knowledge, threatened to cease or substantially reduce or change its sales to any of the AG Companies, by reason of the Contemplated Transactions or otherwise.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.23 Brokers and Finders Fees. Except as to Piper Jaffray & Co., none of the AG Companies has incurred, directly or indirectly, any liability for brokerage or finders fees or agents commissions or any similar charges in connection with this Agreement or the Acquisition.

Section 4.24 Inventory. The values at which inventories are carried reflect an inventory valuation policy in accordance with GAAP.

Section 4.25 Acquired Receivables. All Acquired Receivables represent bona fide transactions of the AG Companies. Except to the extent paid prior to the Closing Date, and except as enforcement may be limited by the Equitable Remedy Exception, such Acquired Receivables are or will be as of the Closing Date collectible net of the respective reserves shown on the Closing Balance Sheet (which reserves are adequate and calculated consistent with past practice). To the Company’s Knowledge, there is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of the AG Companies, under any contract with any account debtor of any Acquired Receivables relating to the amount or validity of such Acquired Receivables.

Section 4.26 Product Warranties; Products Liability.

(a) Section 4.26(a) of the Company Disclosure Schedule sets forth the standard terms and conditions of warranties for, and current policies with respect to returns of, products of each of the AG Companies.

(b) There exists no material pending nor, to the Company’s Knowledge, threatened action, suit, inquiry, proceeding or investigation by any person or entity or by or before any governmental body relating to any product distributed or sold by the AG Companies to third parties, and alleged to have been defective or in breach of any express or implied product warranty. Each of the AG Companies is insured against product liabilities in accordance with the insurance policies identified in Section 4.14 of the Company Disclosure Schedule, subject to any applicable deductible or retention.

Section 4.27 Solvency. None of the AG Companies is insolvent nor will any be rendered insolvent by any of the Contemplated Transactions. As used in this section, “insolvent” means that the sum of the debts and other probable liabilities of any of the AG Companies exceeds the present fair saleable value of its assets.

Section 4.28 WARN Act. Each of the AG Companies either (i) is not and has not been an “employer” or has not engaged in any “plant closing” or “mass layoff” as such terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended (the “WARN Act”), each within the 90 days prior to the Closing, or (ii) has provided any notification required by the WARN Act or comparable state laws, or satisfied any severance liabilities, payroll sums and benefit amounts owed due to failure to provide such notice. Section 4.28 of the Company Disclosure Schedule lists all employees that have suffered such an “employment loss” in the 90 days prior to Closing.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 4.29 No Other Representations. The only representations and warranties of the Company, or with respect to any of the AG Companies, are contained in this Article 4 and the Company Disclosure Schedule. No due diligence or other information or documents given or made available to Purchaser by any of the AG Companies or any other Person shall be deemed to constitute express or implied representations or warranties.

Article 5

Representations And Warranties Of Purchaser

Purchaser hereby represents and warrants to the Company as follows, except as set forth in the disclosure schedule attached hereto by Purchaser (the “Purchaser Disclosure Schedule”):

Section 5.01 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 5.02 Authority and Enforceability. Purchaser has all requisite corporate power and authority to enter into this Agreement and to complete the Contemplated Transactions. The execution and delivery of this Agreement and the other agreements contemplated herein and the completion of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and assuming that this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as the enforcement hereof may be limited by the Equitable Remedy Exception.

Section 5.03 No Violation.

(a) The execution and delivery of this Agreement and the completion of the Contemplated Transactions by Purchaser do not conflict with or result in any Violation of (i) any provision of the Governing Documents of Purchaser, (ii) except as to which requisite waivers or consents can be obtained by Closing, any material contract to which Purchaser is a party, or (iii) any Laws applicable to Purchaser, except, in the case of clauses (ii) and (iii), for any Violations that would not reasonably be expected have a Purchaser Material Adverse Effect.

(b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Government Agency or any other person, including a party to any material contract with Purchaser (so as not to trigger any Violation), is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the completion of the Contemplated Transactions, except for (i) the filing of a pre-merger notification and report form by Purchaser under the HSR Act, and the expiration or termination

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of the applicable waiting period thereunder, (ii) such filings and approvals as may be required by any applicable state takeover, securities or blue sky Laws, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices or permits that, if they were not obtained or made, would not reasonably be expected have a Purchaser Material Adverse Effect.

Section 5.04 Brokers and Finders Fees. Except as to Wells Fargo Securities, LLC and The Food Partners, neither Purchaser nor any of its affiliates has incurred, directly or indirectly, any liability for brokerage or finders fees or agents commissions or any similar charges in connection with this Agreement or any of the Contemplated Transactions.

Section 5.05 Funding. Purchaser has the financial resources to satisfy Purchaser’s obligations to pay the Closing Payment. Purchaser is not aware of any facts or circumstances that cause Purchaser to believe that it will not, on the Closing Date, have the financial resources necessary to complete the Contemplated Transactions.

Section 5.06 Litigation. There is no suit, action, or similar legal proceeding pending against, or to Purchaser’s Knowledge, threatened against Purchaser before any court or arbitrator or any Government Agency, which would reasonably be expected to have a Purchaser Material Adverse Effect.

Section 5.07 Due Diligence Investigation. Purchaser and its representatives have been permitted access to books and records, facilities, equipment, tax returns, contracts and agreements, insurance policies (or summaries thereof), other documents, and other properties and assets of the AG Companies, have been given the opportunity to meet with the officers and employees of the Company and to perform such due diligence investigation and inquiries of the AG Companies as they have required, and have completed all of their due diligence investigation necessary or desirable for Purchaser to enter into this Agreement. Subject only to the Company’s express representations and warranties contained in Article 4 above, Purchaser assumes the responsibility and risk of all defects and conditions pertaining to the Real Property, Subleased Property, and other assets of the AG Companies, including such defects and conditions, if any, that cannot be observed by casual inspection, accepts them in their present “AS IS” condition, and waives and releases all claims against the AG Companies with regard to any condition affecting such property.

Notwithstanding any such access, meetings, and discussions, and notwithstanding anything to the contrary, (a) no due diligence materials or other information or documents shall be deemed to constitute express or implied representations or warranties, and (b) Purchaser acknowledges that it has not received and are not relying upon any representation or warranty, expressed or implied, by operation of law or otherwise, as to the accuracy or completeness of any information regarding any of the AG Companies or their businesses, results of operations, financial condition, assets, liabilities, or prospects made available to Purchaser or its representatives except as expressly set forth in Article 4 hereof and in the certificate delivered pursuant to Section 8.02(c).

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 6

Conduct Prior To The Closing

Section 6.01 Affirmative Covenants of the Company. During the period from the Agreement Date until the Closing or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement or to the extent that Purchaser shall otherwise consent in writing, which shall not be unreasonably withheld, delayed or conditioned, (a) the Company shall, and shall cause each Subsidiary to, carry on the Business in the ordinary course in substantially the same manner as heretofore conducted, and (b) the Company shall, and shall cause each Subsidiary to, use commercially reasonable efforts to (i) preserve intact its present business organization and goodwill, maintain its rights and franchises, retain the services of its current officers and key employees, and preserve its relationships with customers, suppliers, and others having business dealings with it, (ii) maintain supplies and inventories in quantities consistent with its customary business practices, (iii) keep in effect insurance comparable in amount and scope of coverage to the Insurance Policies, and (iv) maintain in effect all existing material Permits.

Section 6.02 Negative Covenants of the Company. During the period from the Agreement Date until the Closing or earlier termination of this Agreement, except as expressly contemplated by this Agreement or Section 6.02 of the Company Disclosure Schedule or to the extent that Purchaser shall otherwise consent in writing, which shall not be unreasonably withheld, delayed or conditioned, the Company shall not do any of the following and shall prohibit any Subsidiary from doing any of the following:

(a) Amend or propose to amend its Governing Documents.

(b) (i) Merge, consolidate with, or acquire any equity interest in any corporation, partnership, association or other business organization, or enter into an agreement with respect thereto, (ii) acquire or agree to acquire any material assets, except for the purchase of inventory and supplies in the ordinary course of business and except for capital expenditures that are regularly scheduled or that are less than $250,000 individually and $500,000 in the aggregate, or (iii) make any loan or advance to, or otherwise make any investment in, any Person, other than loans or advances to, or investments in, a Subsidiary (other than in connection with transactions involving real property, which shall require Purchaser’s consent), trade debt or employee advances in the ordinary course of business consistent with past practice.

(c) Sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of the Purchased Assets or the Contributed Assets, other than sales of inventory or sales or returns of obsolete or surplus equipment in the ordinary course of business consistent with past practice.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) Authorize, recommend, propose, or announce an intention to adopt a plan of complete or partial liquidation or dissolution other than as necessary to effect the Contemplated Transactions.

(e) Amend any of the Assumed Plans.

(f) (i) Assume or incur any indebtedness for borrowed money (except for draw downs under existing credit facilities made in the ordinary course of business consistent with past practice), (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities, (iii) guarantee any debt obligations of any other Person (except obligations of the Subsidiaries in the ordinary course of business (other than in connection with transactions involving real property, which shall require Purchaser’s consent)), or (iv) create any Lien (other than Permitted Exceptions) on the Purchased Assets or the Contributed Assets or any property of any of the AG Companies subject to a Lease.

(g) (i) Enter into, renew or allow for automatic renewal (to the extent automatic renewal could be prevented by giving timely notice) of any Material Contract or (ii) modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any Material Contract.

(h) Except as required by GAAP or applicable Law, make any changes with respect to accounting policies, procedures and practices.

(i) Enter into any legally binding commitment to take any actions prohibited by this Section 6.02.

(j) Make or cause to be made any election for the LLC to be classified as an association taxable as a corporation for federal or any other Tax purposes, or otherwise take any action that would cause the LLC to be classified as a partnership or other business entity for federal or any other Tax purposes (including, without limitation, causing the LLC to have more than one actual or beneficial member).

Section 6.03 Consents. The Company shall use commercially reasonable efforts to obtain such consents, waivers, and approvals under any of the Contracts, Intellectual Property Rights and Permits as are necessary to complete the Acquisition, including those described in Section 8.01(e), and Purchaser shall cooperate with the Company, including providing such information about Purchaser as parties to Contracts, Intellectual Property Rights and Permits may request.

Section 6.04 Company Shareholder Approval. The Company shall promptly after the Agreement Date give all required notices and take all action necessary in accordance with the Washington Business Corporation Act, as codified in title 23B of the Revised Code of Washington (the “WBCA”), and its Governing Documents, (i) to notify the shareholders of a meeting to seek the Company Shareholder Approval and (ii) to mail to shareholders information

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

relevant to their vote and as required under the WBCA (as such information may amended or supplemented, the “Company Information Statement”). The Company shall provide Purchaser with the Company Information Statement a sufficient time in advance of its mailing to allow Purchaser to review it and the Company shall review and consider Purchaser’s comments, if any. The Board of Directors and each of the AG Companies, as applicable, shall

(a) promptly and duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval,

(b) recommend approval of the Acquisition and this Agreement and the dissolution of the Company and the plan of dissolution adopted by the Board of Directors of the Company by its shareholders and include in the Company Information Statement such recommendations, and

(c) take all commercially reasonable and lawful action to solicit and obtain the Company Shareholder Approval, subject to Section 6.09 hereof.

Section 6.05 Access to Information. The Company shall afford to Purchaser and its accountants, counsel, and other representatives reasonable access during the period prior to the Closing to all of the AG Companies’ properties, books, Contracts, Leases, Permits, commitments and records, all other information concerning the Business, properties and personnel (subject to restrictions imposed by applicable Law) as Purchaser may reasonably request for the purpose of determining actions necessary to complete the Acquisition and to determine satisfaction of the conditions to Closing set forth in Article 8 hereof. Purchaser shall afford to the Company and its representatives reasonable access during the period prior to the Closing to such information (subject to restrictions imposed by applicable Law) as the Company may reasonably request for the purposes of determining actions necessary to complete the Acquisition and Purchaser’s plans for supplying the Company’s customers, and to determine satisfaction of the conditions to Closing set forth in Article 8 hereof. If Purchaser or any of its representatives enters onto any of the Real Property or Subleased Property prior to Closing, they shall do so in a prudent and reasonable manner and so as to not interfere with the rights or operations of any parties in possession or violate any Permitted Exceptions; Purchaser shall defend, indemnify and hold the AG Companies harmless from any damages, injuries, Liens, losses, expenses (including reasonable attorneys’ fees) or claims arising from or related to such entry by Purchaser or any of its representatives, and such indemnification and defense obligation shall survive the Closing or earlier termination of this Agreement.

Section 6.06 Public Disclosure. No party hereto shall make any disclosure or issue any statement or communication to any third party regarding the existence or subject matter of this Agreement or the Contemplated Transactions, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the Company and Purchaser, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that (a) Purchaser may make any public disclosure required by applicable securities Law or any listing or trading agreement concerning its publicly traded securities (in which case the Company

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

shall be entitled to advance review and approval prior to any such disclosure and Purchaser, with respect to any required Government Agency filings, shall make such confidential treatment requests as are reasonably requested by the Company), (b) the Company may disclose information as necessary or desirable to seek consents or provide notices contemplated hereunder, including in connection with the Company Shareholder Approval and Section 6.03, Section 6.04, and Section 6.07 hereof, (c) the Company may disclose the information contemplated in Section 6.09 hereof, (d) the parties may disclose information to such of its legal, accounting, financial, or other advisors or representatives as has a reason to know such information, and (e) the parties will prepare a plan for communications to Business Employees.

Section 6.07 HSR Compliance. As of the date of this Agreement, Purchaser has concluded that it is not required to file with the Federal Trade Commission and the Antitrust Division of the Department of Justice a notification under the HSR Act with respect to the Contemplated Transactions. If, based upon changed circumstances, new information and, in the reasonable judgment of Purchaser, the likelihood that the Closing will occur later than 60 days after the date of this Agreement, Purchaser determines that such a filing is required, Purchaser will promptly so notify the Company. In the event of such notice, Purchaser and the AG Companies each shall file or cause to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice any notification required to be filed by their respective ultimate parent companies under the HSR Act with respect to the Contemplated Transactions. Such parties will use all reasonable efforts to make such filings promptly after such written notice, and in any case within ten business days thereafter. Purchaser and the AG Companies each agrees to furnish the other with such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission necessary under the HSR Act. Purchaser and the Company each shall keep the other apprised in a prompt manner of the status and inquiries or request for additional information from the FTC and the DOJ and shall comply promptly with any such inquiry request. Purchaser and the Company each shall use commercially reasonable efforts to obtain the termination or expiration of any applicable waiting period required under the HSR Act for the completion of the Contemplated Transactions.

Section 6.08 Non-Solicitation. Subject to Section 6.09, after the Agreement Date until the Closing or earlier termination of this Agreement, none of the AG Companies will directly or indirectly solicit a Takeover Proposal; enter into, continue, or participate in discussions or negotiations regarding a Takeover Proposal; or, except as contemplated herein, furnish to any third party any material nonpublic information to facilitate a Takeover Proposal. Each of the AG Companies shall, and shall cause its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) retained by it to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal. Each of the AG Companies agrees it will take the necessary steps to inform promptly its Representatives of the obligations undertaken in this Section 6.08. “Takeover Proposal” means a bona fide proposal or offer from a Person (other than Purchaser or any of its Affiliates)

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

for a direct or indirect acquisition of all or substantially all of the Purchased Assets and the Contributed Assets of the AG Companies or a majority of the Class A Common Stock, whether by tender offer, exchange offer, merger, consolidation, or similar transaction, that was not solicited in violation of this Section 6.08. Announcements, publicity or other disclosures concerning any aspect of this Agreement or the Acquisition, including the existence of this Section 6.08 or the AG Companies’ obligations hereunder, shall not constitute a solicitation in violation of this Section 6.08, provided that such disclosures were not made in violation of Section 6.06.

Section 6.09 Proposals.

(a) Notwithstanding anything to the contrary, including Section 6.04 and Section 6.08, if (i) the Company receives a Takeover Proposal and the Company discloses to Purchaser the material terms and conditions of the Takeover Proposal and the identity of the Person making such Takeover Proposal and (ii) the Board of Directors determines that such Takeover Proposal is or is reasonably likely to lead to a Superior Proposal (after taking into account any written binding offer by Purchaser to improve the terms of this Agreement or the Contemplated Transactions in response to such Takeover Proposal), the Company and its Representatives may

(1) furnish information with respect to any of the AG Companies to the Person making the Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement, and

(2) participate in discussions or negotiations with the Person making the Takeover Proposal (and its Representatives) regarding the Takeover Proposal.

(b) The Company agrees that neither the Board of Directors nor any committee thereof shall (i)(A) withdraw (or modify in a manner adverse to Purchaser), or propose to withdraw (or modify in a manner adverse to Purchaser), the recommendation or declaration of advisability by the Board of Directors or any committee thereof of this Agreement or the Acquisition or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal or (ii) approve or recommend, or propose to approve or recommend, or allow any of the AG Companies or any of their Representatives to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Takeover Proposal (other than a confidentiality agreement pursuant to Section 6.09(a)(1)). Notwithstanding anything to the contrary, including Section 6.04,

(1) the Board of Directors or any committee thereof may withdraw or modify its recommendation of the Acquisition and this Agreement, withdraw or modify the Company Information Statement, cancel or postpone any meeting of the shareholders, and otherwise communicate with the shareholders of the Company as the Board of Directors or any

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

committee thereof deems necessary or appropriate, if the Board of Directors or any committee thereof determines in good faith (after consultation with outside counsel) that it is advisable to do so in order to comply with its duties to the shareholders of the Company under applicable Law; and

(2) in response to a Superior Proposal that did not result from a breach of Section 6.08 or this Section 6.09, the Board of Directors may terminate this Agreement pursuant to Section 9.01(i). Concurrently with or after such termination, the Company may enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with respect to such Superior Proposal;

provided, however, that the Company shall pay to Purchaser the Termination Fee as provided in Section 9.03.

(c) “Superior Proposal” means a Takeover Proposal on terms and conditions which the Board of Directors determines in good faith are (considering such factors as the Board of Directors deems appropriate, including the likelihood of completion) more favorable to the Company and its shareholders than those set forth in this Agreement.

Article 7

Additional Covenants

Section 7.01 Expenses. Whether or not the Acquisition is completed, each party hereto is solely responsible for all fees and expenses that such party incurs in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Contemplated Transactions, except with respect to claims for damages incurred as a result of a material breach of this Agreement. Purchaser shall be responsible for paying any escrow fees in connection with the Contemplated Transactions.

Section 7.02 Tax Matters.

(a) Wage Reporting. Purchaser and the Company agree to utilize, or to cause their respective Affiliates to utilize, the standard procedure set forth in Revenue Procedure 2004-53 with respect to wage reporting.

(b) Payment of Taxes. To the fullest extent permitted by Law, the AG Companies shall bear all transfer (including real estate transfer), documentary, sales, use, stamp, registration, real estate excise, and other Taxes and fees incurred in connection with the transfer of the Purchased Assets under this Agreement or the Contemplated Transactions. The AG Companies shall timely pay the real estate excise taxes arising with respect to the Contemplated Transactions at Closing and shall hold Purchaser harmless from any liability arising from the AG Companies’ failure to pay such amounts. Purchaser and the AG Companies shall sign and

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

deliver for filing at Closing any real estate excise tax affidavit (including Washington State Department of Revenue Form 84-00 1 B) required to be filed in connection with the Contemplated Transactions.

(c) Cooperation on Tax Matters. The parties shall cooperate, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties further agree, upon request, that they will use their best efforts to obtain any certificate or other document from any Tax authority or any other person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including with respect to the Contemplated Transactions).

Section 7.03 Employees.

(a) Purchaser shall make an offer of employment to a number of the Business Employees (including all 25 Business Employees employed at the Sea-Tuk Warehouse who are currently participants in the Washington Meat Industry Pension Trust) at least equal to the minimum number that would be required to receive offers of employment, and Purchaser shall commit to retain a sufficient number of those Business Employees who accept such offers (other than those who Purchaser terminates for cause) for a sufficient period of time after Closing, to avoid application of the WARN Act to the termination of employees by the AG Companies in connection with the Contemplated Transactions, and such offer shall be conditioned only on (i) the occurrence of the Closing and (ii) satisfaction of Purchaser’s standard hiring criteria, including drug testing standards. Any liability or obligation resulting from any failure to comply with the WARN Act, other than Purchaser’s failure to comply with the provisions of this Section 7.03(a), shall be the sole responsibility of the AG Companies. Purchaser shall provide the Company weekly with information as to the number of Business Employees to whom it has made an offer of employment and the number of those offerees who have satisfied Purchaser’s standard hiring criteria, including drug testing standards. The Business Employees that Purchaser hires are referred to as the “Hired Employees”. Each Hired Employee who satisfies the eligibility criteria of Purchaser-sponsored group health plan (the “Health Plan”) shall be immediately eligible to enroll in the Health Plan. Upon proper completion and submission of any required enrollment forms, coverage for the Hired Employees and their eligible dependents shall be effective on the Hired Employee’s first day of employment. Any waiting period provisions in the Health Plan shall not apply to Hired Employees and their eligible dependents.

(b) Each of the AG Companies shall terminate all of the Hired Employees immediately prior to the Closing and shall satisfy all obligations with respect to accrued salaries and benefits, including accrued sick, vacation and other paid leave. The AG Companies shall pay such terminated employees all amounts due to them within the time periods required, as the

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

case may be, by the terms of any of the items listed in Section 4.17 of the Company Disclosure Schedule, agreement or applicable law, other than as provided in (c) below.

(c) The Company shall assume responsibility for the provision of required COBRA notices and coverage to all employees of the AG Companies and their ERISA Affiliates who become “M&A qualified beneficiaries,” within the meaning of Treas. Reg. § 1.4980B-9, Q&A-4(a), with respect to the Contemplated Transactions, and the related COBRA beneficiaries of the M&A qualified beneficiaries; and the Company shall continue to sponsor or maintain a “group health plan” until the AG Companies cease to have any employees; provided, however, that if the AG Companies and their ERISA Affiliates cease to sponsor or maintain any “group health plan” following the Closing, Purchaser shall assume responsibility for providing such notices and coverage to the extent required by COBRA, and the Company shall indemnify Purchaser for any cost or liability arising out of or in connection with Purchaser’s assumption of such COBRA liability, including the cost to Purchaser under any self-insured plan of paid claims not reimbursed by stop-loss insurance less the amount of any premiums paid to Purchaser.

(d) With respect to the Washington Meat Industry Pension Trust (the “Multiemployer Plan”), Purchaser agrees to negotiate with the United Food and Commercial Workers Union Local 81 an obligation for Purchaser to contribute to the Multiemployer Plan, with respect to Hired Employees who are participants in the Multiemployer Plan, contribution base units for each Hired Employee at a rate that is at least substantially the same as the rate at which the Company was obligated to contribute to the Multiemployer Plan immediately before the Closing Date. Accordingly, the parties intend that ERISA Section 4204 and this paragraph will apply. Unless the Multiemployer Plan waives the obligation to post bond pursuant to 29 CFR section 4204.11, the Company shall provide, or, alternatively, pay the cost if Purchaser is required to purchase, any bond required by regulations under ERISA Section 4204 by the time required by such regulations. The Purchaser agrees to execute any request for waiver of the bond that the Company may request. The AG Companies shall remain secondarily liable if the Purchaser withdraws from the Multiemployer Plan in a complete withdrawal or a partial withdrawal with respect to the operations on or before the end of the fifth plan year beginning after the Closing Date. If Purchaser incurs liability for withdrawing from the Multiemployer Plan in a complete withdrawal or partial withdrawal on or before the end of the fifth plan year that begins after the Closing Date (such liability, the “Withdrawal Liability”), the Company shall indemnify the Purchaser for such Withdrawal Liability up to the following amount: (a) the AG Companies’ Withdrawal Liability if a complete withdrawal had occurred on the Closing Date, as estimated by the appropriate plan actuary or administrator for the Multiemployer Plan (the “Withdrawal Liability Amount”), multiplied by (b) a fraction, the denominator of which shall be the benefits accrued under the Multiemployer Plan by Hired Employees during the five plan years before the plan year in which withdrawal occurs (the “Withdrawal Liability Measuring Period”), and the numerator of which shall be the benefits accrued under the Multiemployer Plan by such employees while they were employees of the AG Companies during the Withdrawal Liability Measuring Period, as all such accruals are calculated by the

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Multiemployer Plan, and (c) reduced proportionately if Purchaser incurs only partial Withdrawal Liability. The Company agrees that the Withdrawal Liability Amount shall be deducted from the Purchase Price and placed in escrow at the Closing to secure the Company’s obligation to indemnify Purchaser for the Withdrawal Liability. The balance of the funds remaining in escrow, if any, including any interest accrued, will be released to the Company no later than the first day after the end of the fifth plan year that begins after the Closing Date or, if the Withdrawal Liability for withdrawals during that fifth plan year is zero, as soon as the Multiemployer Plan certifies that Withdrawal Liability in that plan year is zero. The balance of the funds remaining in escrow, if any, including any interest accrued, shall also be released to the Company at such time as and to the extent the Multiemployer Plan assesses withdrawal liability against the AG Companies rather than the Purchaser for the operations sold to Purchaser.

(e) The Company shall cooperate with respect to preparation and adoption of any documentation that the Purchaser reasonably requests to transfer sponsorship of any of the Assumed Plans.

Section 7.04 Real Estate Documents.

(a) The Company shall obtain and deliver to Purchaser environmental assessment reports with respect to the Owned Real Property, which reports shall conform to ASTM Standard E 1527-05 for Phase I Environmental Site Assessments (the “Phase I Assessments”).

(b) The Company has obtained and delivered to Purchaser preliminary commitments (collectively, the “Commitment”) for owner’s standard coverage ALTA form of title insurance policies for the Owned Real Property that is included in the Purchased Assets showing the record title to all such Owned Real Property. All costs of the title examination fee, and all other premiums, costs, fees, charges and expenses in connection with each such owner’s title insurance policy (excluding any endorsements) shall be paid by the Company. In addition, the Company has delivered to Purchaser true and complete copies of all other deeds, leases, mortgages, deeds of trust, certificates of occupancy, surveys and similar documents, and all amendments thereof, in any AG Companies’ possession with respect to the Real Property.

(c) Except with respect to Excluded Assets or Retained Liabilities, the Company shall use commercially reasonable efforts to obtain and deliver to Purchaser estoppel certificates substantially in the form attached as Exhibit I executed by each landlord from whom any of the AG Companies leases property under a Lease.

Section 7.05 SAS 100 Review. No later than 15 days before the Closing Date, the Company shall cause its outside independent auditor (a) to perform a review of the Company balance sheet for the fiscal quarter ended July 6, 2007 pursuant to Statement of Accounting Standard (SAS) 100 and (b) to deliver the SAS 100 review report to Purchaser. Purchaser shall reimburse the Company at the Closing for the out-of-pocket expenses incurred by the Company in connection with the SAS 100 review, not to exceed [REDACTED].

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.06 Collection of Accounts Receivable. Purchaser will bill customers for deliveries of inventory that occurred prior to Closing but were not billed prior to Closing, and the amounts thereof shall be Excluded Accounts Receivable. For a period of 90 days after Closing, Purchaser will use commercially reasonable efforts to collect on behalf of the AG Companies all of the Excluded Accounts Receivable and will remit the full proceeds of such collection efforts to the Company, without set-off, withholding or delay of any kind, (i) daily, with respect to trade accounts receivable that are Excluded Accounts Receivable and (ii) no later than the end of the 90-day period for other Excluded Accounts Receivable. Purchaser will use at least the same care and effort in collecting the Excluded Accounts Receivable that Purchaser uses in the collecting its own receivables. Monies that Purchaser receives with respect to an account debtor of any of the AG Companies shall be applied to reduce oldest outstanding Excluded Accounts Receivable with respect to such account debtor, before applying any monies to any Acquired Receivable, any accounts receivable created after Closing or any other amounts, unless such account debtor specifically designates a particular receivable or the payment is identical in amount to a particular receivable, in which case the monies received should be applied as directed by the account debtor or to such particular receivable. The Company will reimburse Purchaser for any reasonable out-of-pocket expenses incurred by Purchaser in its collection efforts if such expenses were approved in advance by the Company. Upon conclusion of the 90-day period, Purchaser will deliver to the Company all information in the care, custody or control of Purchaser concerning its efforts to collect any Excluded Accounts Receivable that remain unpaid at such time. If, after the 90-day period, Purchaser receives payments for Excluded Accounts Receivable or Discretionary Funds, Purchaser shall remit such amounts to the Company no less frequently than every 90 days.

Section 7.07 Membership in Purchaser. No later than the first anniversary of the Closing Date, Purchaser will offer shareholders of the Company the opportunity to become members of Purchaser on the standard terms published by Purchaser from time to time, except that the former Company shareholders will be given the option to build their Class-B requirement by assignment of patronage dividends.

Section 7.08 Access to Information; Transition Services. From and after Closing, Purchaser shall cooperate with the AG Companies and their accountants, counsel, and other representatives and afford to them reasonable access to all properties, books, Contracts, Leases, Permits, commitments and records, all other information concerning the Business, properties and personnel (subject to restrictions imposed by applicable Law) as they may reasonably request for the purposes relating to this Agreement or the dissolution, winding down and liquidation of the AG Companies. Purchaser and the Company shall, if necessary, negotiate in good faith a mutually acceptable space and transition services agreement under which Purchaser will provide office space at 3301 South Norfolk Street, Seattle, Washington and specified services to the Company after the Closing. The AG Companies shall have royalty-free licenses to use their names and marks in connection with their activities in dissolution, winding down and liquidation.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 8

Conditions To The Acquisition

Section 8.01 Conditions to Each Party’s Obligation to Effect the Acquisition. The respective obligations of each party to effect the Acquisition shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Company Shareholder Approval. Both the Acquisition, including this Agreement, and the dissolution of the Company, including the plan of dissolution adopted by the Board of Directors of the Company, shall have been approved by the shareholders of the Company at a meeting called for such purpose in accordance with the Governing Documents of the Company and applicable Laws (collectively, the “Company Shareholder Approval”).

(b) HSR Act. The waiting period (and any extension thereof) applicable to the Acquisition under the HSR Act shall have been terminated or shall have expired, and no order or other requirements that would be materially restrictive to the ongoing operations of the business of Purchaser shall have been placed on the parties in connection therewith.

(c) No Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court or other Government Agency of competent jurisdiction preventing the completion of the Acquisition shall be in effect.

(d) Statutes. No Law shall have been enacted, promulgated, or otherwise issued by any Government Agency with authority to enforce such Law, which would make completion of the Closing illegal.

(e) Required Consents. All consents listed in Section 8.01(e) of the Company Disclosure Schedule shall have been obtained.

Section 8.02 Additional Conditions to the Obligations of Purchaser. In addition to the conditions in Section 8.01, the obligations of Purchaser to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, solely in writing, and exclusively by Purchaser:

(a) Representations and Warranties. The representations and warranties of the AG Companies contained in Article 4 hereof shall be true and correct as of the Closing Date as though made on that date, and the representations and warranties made as of a specified date earlier than the Closing Date shall have been true and correct in all respects on and as of such earlier date, except (i) for changes contemplated by this Agreement and (ii) to the extent that such breaches or inaccuracies, in the aggregate, would not reasonably be expected have a Material Adverse Effect (provided, however, that any representation or warranty that is subject to a materiality or Material Adverse Effect qualification shall not be subject to such qualification for purposes of determining breaches or inaccuracies of this clause (ii)).

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Covenants. All covenants to be complied with and performed by the Company on or before the Closing Date shall have been complied with or performed in all material respects.

(c) Closing Certificate of the Company. Purchaser shall have received a certificate executed on behalf of the Company by a duly authorized officer of the Company to the effect, as of the Closing, of Section 8.02(a) and Section 8.02(b) (unless otherwise waived in accordance with the terms thereof).

(d) Certified Resolutions. Purchaser shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the valid adoption of resolutions of the Board of Directors and the AG Companies’ shareholders approving the Acquisition and this Agreement in accordance with the Governing Documents and applicable Laws and (ii) the incumbency and signatures of the officers of each of the AG Companies.

(e) FIRPTA Affidavit. The Company shall deliver to Purchaser a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations promulgated under Section 1445 of the Code stating that the Company is not a “foreign person” as defined in Section 1445 of the Code.

(f) Aggregate Minimum Annual Committed Purchases of Qualified Retailers. Qualified Retailers shall have entered into supply agreements, in substantially the form attached as Exhibit J or as otherwise agreed by Purchaser (each, a “Supply Agreement”), with Purchaser (or with the Company and assignable to Purchaser, if approved in writing by Purchaser) that in the aggregate provide for committed annual purchases from Purchaser of [REDACTED].

(g) Title Insurance Policies. Purchaser shall have received written confirmation from the title insurance company issuing the Commitment that it is ready, willing and able to issue its fully paid standard ALTA form of owner’s title insurance policy or policies in which Purchaser is named as the sole holder of fee simple title to all of the Owned Real Property in the aggregate amount [REDACTED] and subject only to the Permitted Exceptions.

(h) Estoppel Certificates. Purchaser shall have received all of the original, executed estoppel certificates from the landlords identified in Section 7.04(c).

(i) Phase I Assessments. Purchaser shall have received the Phase I Assessments.

(j) Company Member Distributions. Purchaser shall have received a schedule setting forth, for each member of the Company, its name and the Company’s estimate of the percentage of the Purchase Price the member would be entitled to receive if the Company distributed the Purchase Price as a dividend to its members, without deduction for any rights of set-off the Company may have with respect to the member.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 8.03 Additional Conditions to the Obligations of the AG Companies. In addition to the conditions in Section 8.01, the obligations of each of the AG Companies to complete and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, solely in writing, and exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Purchaser contained in Article 5 hereof shall be true and correct as of the Closing Date as though made on that date, and the representations and warranties made as of a specified date earlier than the Closing Date shall have been true and correct in all respects on and as of such earlier date, except (i) for changes contemplated by this Agreement and (ii) to the extent that such breaches or inaccuracies, in the aggregate, would not reasonably be expected have a Purchaser Material Adverse Effect (provided, however, that any representation or warranty that is subject to a materiality or Material Adverse Effect qualification shall not be subject to such qualification for purposes of determining breaches or inaccuracies of this clause (ii)).

(b) Covenants. All covenants to be complied with and performed by Purchaser on or before the Closing Date shall have been complied with or performed in all material respects.

(c) Closing Certificate of Purchaser. The Company shall have received a certificate executed on behalf of Purchaser, respectively, by a duly authorized officer of Purchaser to the effect, as of the Closing, of Section 8.03(a) and Section 8.03(b) (unless otherwise waived in accordance with the terms thereof).

(d) Certified Resolutions. The Company shall have received (i) a certificate, validly executed by the Secretary of Purchaser, certifying as to the valid adoption of resolutions of the board of directors of Purchaser approving the Acquisition and this Agreement in accordance with applicable Laws and the incumbency and (ii) signatures of the officers of Purchaser.

(e) Closing Payments. Purchaser shall have delivered the full amount of the Closing Payment in accordance with Section 3.05 hereof.

(f) Aggregate Minimum Annual Committed Purchases of Qualified Retailers. Qualified Retailers shall have entered into Supply Agreements with Purchaser (or with the Company and assignable to Purchaser) that in the aggregate provide for committed annual purchases from Purchaser of [REDACTED].

(g) WARN Compliance. The Company shall not be required to complete the Closing until the earlier of: (i) the 61st day after the Agreement Date or (ii) the date on which a sufficient number of Business Employees offered employment by Purchaser have met Purchaser’s standard hiring criteria to avoid any liabilities or obligations of the AG Companies under the WARN Act or comparable state Laws.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 9

Termination, Amendment And Waiver

Section 9.01 Termination. Subject to Section 9.02, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing only by written notice in one of the following circumstances:

(a) By mutual written agreement of the Company and Purchaser.

(b) By Purchaser or the Company if the Closing shall not have occurred by October 5, 2007; provided, however, that a party shall not be entitled to give such notice if it is in material breach of any of its obligations under this Agreement.

(c) By Purchaser or the Company if (i) there shall be a final non-appealable order of a federal or state court in effect preventing completion of the Acquisition or (ii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Acquisition by any Government Agency with authority to enforce such Law, which would make completion of the Acquisition illegal.

(d) By Purchaser if (i) Purchaser is not in material breach of its obligations under this Agreement, (ii) all other conditions to close set forth in Section 8.01 and Section 8.03(a)-Section 8.03(d) have been satisfied or waived as of the date of termination of this Agreement (or are to be satisfied or waived at Closing), and (iii) there has been a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied and such breach has not been cured within ten calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

(e) By the Company if (i) the Company is not in material breach of its obligations under this Agreement, (ii) all other conditions to close set forth in Section 8.01 and Section 8.02 have been satisfied or waived as of the date of termination of this Agreement (or are to be satisfied or waived at Closing), and (iii) there has been a material breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied and such breach has not been cured within ten calendar days after written notice thereof to Purchaser; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

(f) By Purchaser if the Board of Directors has, in either case adversely to Purchaser, withdrawn or modified its recommendation of the Acquisition and this Agreement, withdrawn the Company Information Statement or cancelled the meeting at which the Company Shareholder Approval was to have been sought.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g) By Purchaser if a tender offer or exchange offer relating to the Class A Common Stock shall have been commenced by a party other than Purchaser or any of its Affiliates and the Company shall not have promptly thereafter sent its shareholders a statement recommending rejection of the tender offer or exchange offer.

(h) By the Company, to the extent permitted by Section 6.09(b)(2), if at any time before the Closing all of the following conditions are met:

(1) the Board of Directors authorizes the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Purchaser in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof; and

(2) Purchaser does not make, within five business days after the receipt of the Company’s written notification of its intention to enter into a binding agreement for a Superior Proposal, a written offer that the Board of Directors determines, in good faith consistent with its fiduciary obligations under applicable Law after consultation with its legal counsel and financial advisor, is at least as favorable (taking into account the terms and conditions of the offer and this Agreement and the interests of the Company and its shareholders) as the Superior Proposal.

Section 9.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser or the AG Companies, or their respective officers, directors or shareholders; provided, however, that the provisions of Section 6.06, Section 7.01, Section 9.03, Article 10 and this Section 9.02, shall survive any termination of this Agreement.

Section 9.03 Termination Fee. The Company agrees to pay Purchaser (provided that Purchaser is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) by wire transfer, in the case of (a) below, on the date of entering into or execution of any agreement relating to a Takeover Proposal and, in the case of (b) below, concurrently with such termination, the sum of [REDACTED], in immediately available funds (the “Termination Fee”) in the event that any of the following shall have occurred:

(a) this Agreement shall have been terminated by Purchaser pursuant to Section 9.01(f) or (g) and, within 12 months after the termination, the Company enters into or executes any agreement relating to a Takeover Proposal (other than a confidentiality agreement pursuant to Section 6.09(a)(1)); or

(b) this Agreement shall have been terminated by the Company pursuant to Section 9.01(h).

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9.04 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto.

Section 9.05 Extension; Waiver. At any time prior to the Closing, Purchaser, on the one hand, and the Company on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Article 10

General Provisions

Section 10.01 Survival and Exclusive Remedies.

(a) All representations and warranties made by or on behalf of the AG Companies in or in connection with this Agreement shall expire and be terminated and extinguished, and shall not form the basis for any claim by Purchaser against any AG Company, as of the Closing; the Withdrawal Liability shall expire and be terminated and extinguished as provided in Section 10.01(e); and the COBRA Liability shall expire and be terminated and extinguished upon expiration of Purchaser’s statutory obligations for complying with COBRA for the Company’s M&A qualified beneficiaries, except to the extent of Company’s indemnity as set forth in Section 7.03(c). All other liabilities or obligations of the AG Companies in or in connection with this Agreement shall continue for a period of 180 days after the Closing Date, at which time all such liabilities and obligations shall expire and terminate and shall not form the basis for any claim by Purchaser against any AG Company; provided, however, that if Purchaser notifies the Company of a claim against any AG Company for a breach of such an obligation before expiration of the 180-day period (a “Claim Notice”), the obligations set forth in the Claim Notice shall survive solely for the purpose of resolving the claim.

(b) At or before Closing, the exclusive remedy available to Purchaser with respect to claims in connection with this Agreement or the Contemplated Transactions will be one of the following, at the election of Purchaser: (i) termination of this Agreement under Section 9.01 and if applicable, payment of the Termination Fee or (ii) specific performance under Section 10.06 of the Company’s obligation to close the Acquisition on the terms and conditions set forth herein.

(c) Except with respect to the Withdrawal Liability, COBRA Liability, and adjustment to the Purchase Price pursuant to Section 3.05 after Closing, the exclusive remedy

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

available to Purchaser with respect to claims in connection with this Agreement or the Contemplated Transactions will be one of the following, at the election of Purchaser: (i) recovery for Losses resulting from the breach of this Agreement by the AG Companies, subject to the limitations in Section 10.01(d) or (ii) specific performance under Section 11.06, if applicable. Subject to the limitations set forth in Section 10.01(e), the exclusive remedy for the Withdrawal Liability is as set forth in Section 7.03(d). The exclusive remedy for COBRA Liability is as set forth in Section 7.03(c).

(d) Purchaser shall have no claim for any Losses unless all Losses collectively set forth in Claim Notices hereunder exceed $100,000 (the “Deductible”), and then Purchaser’s only claims shall be for such damages that exceed the Deductible; and the maximum amount that Purchaser may recover with respect to Losses in connection with this Agreement or the Contemplated Transactions shall be limited to $1,000,000 (the “Cap”); provided, however, that the Deductible and Cap shall not apply to a breach by the AG Companies of their obligations to deliver to the LLC the Contributed Assets or to deliver to Purchaser the Purchased Assets, COBRA Liability (which is governed exclusively by Section 7.03(c)), Withdrawal Liability (which is governed exclusively by Section 7.03(d) and Section 10.01(e)), or claims for fraud or intentional misrepresentation.

(e) The maximum amount Purchaser may recover with respect to the Withdrawal Liability is the Withdrawal Liability Amount and no claim may be made with respect to the Withdrawal Liability after the close of the fifth plan year of the Multiemployer Plan that starts after the Closing Date, except as otherwise provided in the escrow agreement delivered at the Closing.

Section 10.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to any of the AG Companies, to:    Associated Grocers, Incorporated

3301 S. Norfolk Street

Seattle, WA 98118

Attn: Vice President, Legal

Telephone No.: (206) 767-8813

Facsimile No.: (206) 767-8751

And with additional copies to:    Davis Wright Tremaine LLP

1201 Third Avenue, Suite 2200

Seattle, WA 98101

Attn: John A. Reed

Telephone No.: (206) 622-3150

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Facsimile No.: (206) 757-7700

If to Purchaser, to:                        Unified Western Grocers, Inc.

5200 Sheila Street

Commerce, CA 90040

Attn: Robert M. Ling, Jr.

Telephone No.: (323) 264-5200

Facsimile No.: (323) 265-3716

With a copy to:                        Stoel Rives LLP

900 SW Fifth Avenue

Suite 2600

Portland, OR 97204-1268

Attn: Robert J. Moorman

Telephone No.: (503) 224-3380

Facsimile No.: (503) 220-2480

Section 10.03 Disclosure Schedules. The Company has arranged the Company Disclosure Schedule in sections corresponding to the numbered and lettered sections contained in Articles 4, 6, and 8 hereof. Purchaser has arranged the Purchaser Disclosure Schedule in sections corresponding to the numbered and lettered sections contained in Article 5 hereof. The Company shall have the right, at Closing or at any time before Closing, to deliver to Purchaser one or more certificates which supplement the Company Disclosure Schedule (the “Additional Disclosures”), which Additional Disclosures shall be limited to events or matters that arise or otherwise occur after the Agreement Date, but not as a result of a material breach by the Company of any of its covenants or agreements contained herein. With respect to any Additional Disclosure, Purchaser may refuse to complete the Acquisition only if an event or matter disclosed in such Additional Disclosure has had or would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect that causes the condition in Section 8.02(a) hereof (with respect to certain breaches of the representations and warranties of the Company) not to be satisfied as of the Closing Date. Disclosure of any fact or item in the Company Disclosure Schedule or any Additional Disclosure shall not necessarily mean that such item or fact, individually or in the aggregate, is material or adverse to the business, results of operations, or financial condition of any of the AG Companies, or that such item or fact has had or is expected to have a Material Adverse Effect. Nothing in this Section shall be interpreted as an extension of the survival of any representation or warranty beyond the Closing.

Section 10.04 Entire Agreement; No Assignment; No Third Party Beneficiaries. This Agreement, the Exhibits hereto, the Company Disclosure Schedule, the Purchaser Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) shall not be assigned by

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

operation of Law or otherwise, and (c) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in herein or therein, express or implied, is intended to or shall confer upon any other person any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.05 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

Section 10.06 Specific Performance. The parties recognize that, in the event that a party should refuse to perform any provisions of this Agreement, monetary damages alone will not be adequate. The parties shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, all of the parties hereby waive the defense that there is an adequate remedy at Law and any requirement for bond or other security in connection therewith.

Section 10.07 Waiver of Jury Trial. The parties hereby waive any right to trial by jury in any proceeding arising out of or relating to this agreement or any of the contemplated transactions, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. The parties agree that any of them may file a copy of this section with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive trial by jury and that any proceeding whatsoever between them relating to this agreement or any of the contemplated transactions shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

Section 10.08 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the Laws of the State of Washington, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Seattle, King County, Washington, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Washington for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

Section 10.09 No Personal Liability. Purchaser acknowledges that the AG Companies and their respective shareholders, directors, officers, employees, agents, attorneys and representatives (“AG Parties”) have performed, or may perform, acts in connection with this Agreement on behalf of the AG Companies and AG Parties, or on behalf of Purchaser, to facilitate the Acquisition and the Contemplated Transactions. Notwithstanding anything to the contrary, no such AG Party shall have, as a result of serving in such capacity, and Purchaser

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hereby absolves all AG Parties from, any personal liability or obligation for any matter relating to or arising out of this Agreement, the Acquisition, or the Contemplated Transactions. Each of the AG Companies acknowledges that Purchaser and its shareholders, directors, officers, employees, agents, attorneys and representatives (“Purchaser Parties”) have performed, or may perform, acts in connection with this Agreement on behalf of Purchaser and Purchaser Parties, or on behalf of the AG Companies, to facilitate the Acquisition and the Contemplated Transactions. Notwithstanding anything to the contrary, no such Purchaser Party shall have, as a result of serving in such capacity, and each of the AG Companies hereby absolves all Purchaser Parties from, any personal liability or obligation for any matter relating to or arising out of this Agreement, the Acquisition, or the Contemplated Transactions.

Section 10.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile transmission (or other electronic transmission including email of a PDF signature) of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmitted (or other electronic transmission including email of a PDF signature) signatures by signing an original document.

Section 10.11 Attorneys’ Fees. If suit or action is filed by any part to enforce the provisions of the Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party will be entitled to recover attorneys’ fees as fixed by final order of the trial court and, if any appeal is taken from the decision of the trial court, attorneys’ fees as fixed by final order of the trial or appellate court, as applicable.

[Remainder of page intentionally left blank.]

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Each party has caused this Asset Purchase Agreement to be duly executed by its duly authorized officer or representative on the date first above written.

PURCHASER:	UNIFIED WESTERN GROCERS, INC.

	By	/S/ ALFRED A. PLAMANN
	Name	Alfred A. Plamann
	Title	President and Chief Executive Officer

THE COMPANY:	ASSOCIATED GROCERS, INCORPORATED

	By	/S/ JOHN S. RUNYAN
	Name	John S. Runyan
	Title	President and Chief Executive Officer

AG SUBSIDIARIES:	SUPERMARKET DEVELOPMENT CORPORATION

	By	/S/ JOHN S. RUNYAN
	Name	John S. Runyan
	Title	President

MARKET FINANCE COMPANY

	By	/S/ JOHN S. RUNYAN
	Name	John S. Runyan
	Title	President

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MFC CAPITAL-I, LTD.

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President

MFC 2002, LLC

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	Manager

AGIC INSURANCE AGENCY, INC.

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President

MARKET INDUSTRIAL RELATIONS SERVICES, INC.

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President

MARKET SALES, INC.

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SEA-PAC FREIGHT LINES, INC.

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President

SUPERMARKET MANAGEMENT CORPORATION

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President

RED APPLE STORES, INC.

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President

THRIFTWAY STORES, INC.

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President

AU DROPDOWN LLC
By:	Its sole member, ASSOCIATED GROCERS, INCORPORATED

By	/S/ JOHN S. RUNYAN
Name	John S. Runyan
Title	President and Chief Executive Officer

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Definitions

Acquired Receivables is defined in Section 3.01(g).

Acquisition is defined in the Recitals.

Additional Disclosures is defined in Section 10.03.

Affiliate means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if an individual, any member of the immediate family (including parents, spouse and children) of such individual. As used in this definition, control (including, with correlative meanings, controlled by and under common control with) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise).

AG Companies is defined in the introductory paragraph of this Agreement.

Agreement Date means the date of this Agreement, as set forth on the first page of this Agreement.

Arbitrator is defined in Section 3.05(c)(2)(i).

Assumed Liabilities is defined in Section 3.03.

Assumed Plans is defined in Section 3.03(d).

Back-to-Back Leases is defined in Section 4.08(b).

Board of Directors means the board of directors of the each of the AG Companies.

[REDACTED]

Brown and Cole Litigation is defined in Section 3.02(i).

Business is defined in Section 3.01.

Business Day means any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in Seattle, Washington.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Business Employees is defined in Section 4.18.

Claim Notice is defined in Section 10.1.

Class A Common Stock means the Class A Voting Common Stock, no stated par value, of the Company.

Closing is defined in Section 3.09.

Closing Balance Sheet is defined in Section 3.03(a).

Closing Date is defined in Section 3.09.

Closing Payment is defined in Section 3.05(a).

Closing Purchased Working Capital means Purchased Working Capital as shown on the Closing Balance Sheet.

Closing Reserves means the Reserves as of the Closing Date

COBRA means Section 4980B of the Code and Part 6 of Title I of ERISA, and the regulations promulgated thereunder.

Code means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

Commitment is defined in Section 7.04(b).

Company is defined in the introductory paragraph of this Agreement.

Company Audited Financial Statements is defined in Section 4.04(a).

Company Disclosure Schedule is defined in the introductory paragraph of Article 4.

Company Information Statement is defined in Section 6.04.

Company Interim Financial Statements is defined in Section 4.04(a).

Company Shareholder Approval is defined in Section 8.01(a).

Company’s Knowledge means the actual knowledge of the individuals listed on attached Exhibit K in their capacity as employees of the AG Companies, and without any duty of inquiry or investigation.

Contemplated Transactions means the Acquisition and the other transactions

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

contemplated by this Agreement.

Contracts is defined in Section 3.01(c).

Contributed Assets is defined in Section 2.01.

Discretionary Funds is defined in Section 3.02(g).

Dispute Notice is defined in Section 3.05(c)(2)(i).

Environmental Law means any Law relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1986 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 1101 et seq.; and the Washington Model Toxics Control Act, RCW Ch. 70.105D.

Equitable Remedy Exception means applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

ERISA means Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate means any entity that would be deemed a “single employer” with any of the AG Companies under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

Estimated Closing Purchased Working Capital means the Estimated Purchased Working Capital as of the Closing Date, as estimated by the Company and shown on the Statement of Estimated Closing Purchased Working Capital.

Estimated Closing Reserves means the Reserves established as of the Closing Date as shown on the Statement of Estimated Closing Reserves.

Excluded Accounts Receivable is defined in Section 3.02(f).

Excluded Assets is defined in Section 3.02.

Fee Property Leases is defined in Section 4.08(a)(1).

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Financial Statements is defined in Section 4.04(a).

GAAP means U.S. generally accepted accounting principles consistently applied.

Governing Documents means articles of incorporation, bylaws, certificate of formation, limited liability company or limited partnership agreement, or similar governing documents of an entity.

Government Agency means any Federal, state or local government or any foreign, national, provincial, or local government, or any governmental, regulatory, legislative, executive, or administrative authority, agency or commission, or any court, tribunal, or judicial body.

Hazardous Material means (i) any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Environmental Law, including any pollutant, contaminant, chemical, waste, material or substance that might cause any injury to human health or safety or to the environment or that might subject any of the AG Companies to any imposition of costs or liability under any Environmental Law, (ii) petroleum, petroleum hydrocarbons, benzene, toluene, lead, polynuclear aromatics and other products based on or derived from petroleum, and (iii) lead paint, radon above permissible background levels and PCBs.

Hired Employees is defined in Section 7.03(a).

Holdback Amount is defined in Section 3.05(a).

HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

Insurance Policies is defined in Section 4.14.

Intellectual Property is defined in Section 3.01(d).

Intellectual Property Rights is defined in Section 3.01(e).

Inventory is defined in Section 2.01(b).

IRS means the Internal Revenue Service.

January Balance Sheet means the Company’s balance sheet as of January 19, 2007, as restated.

Joint Venture means any entity in which any of the AG Companies has an equity, voting or participation interest other than the Subsidiaries.

June Balance Sheet means the Company’s balance sheet as of June 8, 2007.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Law means any judgment, order, decree, statute, law, ordinance, rule, regulation, writ, or injunction.

Leased Real Property is defined in Section 4.08(b).

Leases is defined in Section 3.01(b).

Liens means any and all pledges, liens, charges, security interests, restrictions, or other encumbrances of any kind.

Lender is defined in Section 4.08(c).

LLC means AU Dropdown LLC.

LLC Interests means all of the membership interests of the LLC.

Loan is defined in Section 4.08(c).

Long Term Asset Adjustment is defined in Section 3.05(b)(3).

Losses means actual out-of-pocket losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, Taxes, costs or expenses (including reasonable attorney’s fees or expenses).

Material Adverse Effect means the result of an event, occurrence, or condition that, individually or in the aggregate, either (i) is a material adverse effect on the consolidated Business, results of operations or financial condition of the AG Companies, taken as a whole, or (ii) prevents the completion of the Acquisition; provided, however, that the term “Material Adverse Effect” excludes any such result to the extent that it is attributable to or results from (a) changes in general or regional economic conditions; (b) changes generally affecting the industry or region in which any of the AG Companies operates; (c) the identity of Purchaser, including perceived effects of the Contemplated Transactions on current or prospective customers or revenues of any of the AG Companies, and the cancellation of business commitments or a reduction in the customary or anticipated business commitments are attributable to the identity of Purchaser or its business practices; (d) actions taken by Purchaser, including the effects of competition between Purchaser and the AG Companies or the breach by Purchaser of its obligations under this Agreement; (e) any act of terrorism or war (whether or not declared), wherever occurring, any subsequent terrorist, military, diplomatic or political action (other than an act expressly directed at any of the AG Companies); or (f) compliance by any of the AG Companies with the WARN Act with respect to the Contemplated Transactions.

Material Contract is defined in Section 4.11(a).

Material IP Rights is defined in Section 4.10.

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Material Leases is defined in Section 4.08(b).

Material Permits is defined in Section 4.13.

Mortgage is defined in Section 4.08(c).

National Priorities List is defined in Section 4.20(b).

Norfolk Lease is defined in Section 3.01(b).

Owned Real Property is defined in Section 4.08(a)(1).

Permits is defined in Section 3.01(f).

Permitted Exceptions means the following:

(a) Liens for Taxes, assessments or governmental charges or levies not yet due;

(b) Defects or encumbrances arising by, through or under Purchaser;

(c) Rights reserved in federal patents or state deeds;

(d) Reserved oil and mineral rights;

(e) Building, use, fire/safety, Americans with Disabilities Act, land use, zoning, construction, environmental or protected species laws, regulations, codes, requirements and restrictions;

(f) Standard printed exceptions that would be contained in an owners extended coverage policy of title insurance of the Real Property;

(g) As to the Leased Real Property, the Material Leases, Ground Leases and AG-As-Tenant Leases and associated subleases;

(h) As to the Owned Real Property, the Fee Property Leases and Owned Real Property Leases and associated subleases;

(i) Security interests in favor of suppliers of goods for which payment has not yet been made in the ordinary course of business consistent with past practice;

(j) As to the Leased Real Property, (i) Liens on the interests of lessors, sublessors, lessees and sublessees (but not any of the AG Companies as tenant or lessee or sublessee) and (ii) related subordination, non-disturbance, and attornment agreements and estoppel certificates;

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(k) As to the Owned Real Property, (i) Liens on the interests of lessees and sublessees (but not any of the AG Companies as lessor) and (ii) related subordination, non-disturbance, and attornment agreements and estoppel certificates;

(l) All special exceptions shown in the Commitment; and

(m) Liens listed in the Company Disclosure Schedule.

Person means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, Government Agency, cooperative, association, other entity, or individual, and the heirs, executors, administrators, legal representatives, successors, and assigns of such person as the context may require.

Phase I Assessments is defined in Section 7.04(a).

Post-Closing Adjustment is defined in Section 3.05(c)(1).

Pre-Closing Tax Period is defined in Section 4.16(a).

Purchase Price is defined in Section 3.05(a).

Purchased Assets is defined in Section 3.01.

Purchased Working Capital means the difference, as of a specified date, between (1) the Purchased Assets and Contributed Assets that are current assets (measured in accordance with Section 3.05(d)) and (2) the Assumed Liabilities that are current liabilities (measured in accordance with Section 3.05(d)) and the liability associated with the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. Without limiting the foregoing, in calculating Purchased Working Capital, (A) current assets exclude Excluded Accounts Receivable and (B) current liabilities exclude all Retained Liabilities and all long-term debt (including the short term portion thereof).

Purchaser is defined in the introductory paragraph of this Agreement.

Purchaser Disclosure Schedule is defined in the introductory paragraph to Article 5.

Purchaser Material Adverse Effect means the result of an event, occurrence, or condition that, individually or in the aggregate, prevents the completion of the Acquisition.

Qualified Retailers means all retail customers of the AG Companies, with the exception of (a) those customers with a credit rating, using the Company’s credit rating system, [REDACTED] (b) those customers with a credit rating, using the Company’s credit rating system, [REDACTED] and (c) [REDACTED]

Real Property is defined in Section 4.08(b).

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Representatives is defined in Section 6.08.

Reserves means reasonable reserves for estimated losses with respect to the Acquired Receivables calculated in accordance with Section 3.05(d), but not including any reserves or allowance with respect to items or amounts reflected in the Purchased Working Capital.

Retail Store means the [REDACTED] store located in [REDACTED].

Retained Liabilities is defined in Section 3.04.

Seller Benefit Plans is defined in Section 4.17(a).

Statement of Closing Reserves is defined in Section 3.05(c)(1).

Statement of Closing Purchased Working Capital is defined in Section 3.05(c)(1).

Statement of Estimated Closing Purchased Working Capital is defined in Section 3.05(b)(1).

Statement of Estimated Closing Reserves is defined in Section 3.05(b)(2).

Statement of Post-Closing Adjustment is defined in Section 3.05(c)(1).

Subleased Property is defined in Section 4.08(b).

Subsidiary is defined in the introductory paragraph of this Agreement.

SUPERVALU Litigation is defined in Section 3.02(i).

Superior Proposal is defined in Section 6.09(c).

Supply Agreement is defined in Section 8.02(f).

Supply Agreement Adjustment is defined in Section 3.05(b)(3).

Takeover Proposal is defined in Section 6.08.

Target Purchased Working Capital is [REDACTED].

Target Reserves means [REDACTED].

Tax means (i) any Federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[REDACTED]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

Tax Adjustment is defined in Section 3.08.

Tax Returns is defined in Section 4.16(a).

Termination Fee is defined in Section 9.03.

Violation means, with respect to Governing Documents, Contracts, or applicable Law to which a Person is party or by which such Person is bound, a violation of or default thereunder (with or without notice or lapse of time, or both) or which gives rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit thereunder.

WARN Act is defined in Section 4.28.

WBCA is defined in Section 6.04.

Withdrawal Liability is defined in Section 7.03(d).

Withdrawal Liability Amount is defined in Section 7.03(d).

EXHIBIT 31.1

CERTIFICATION

I, Alfred A. Plamann, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Unified Western Grocers, Inc. (the “Registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.	Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	The Registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Dated: August 14, 2007

/s/ ALFRED A. PLAMANN
Alfred A. Plamann
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

I, Richard J. Martin, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Unified Western Grocers, Inc. (the “Registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.	Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	The Registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Dated: August 14, 2007

/s/ RICHARD J. MARTIN
Richard J. Martin
Executive Vice President, Finance and Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-Q of Unified Western Grocers, Inc. (the “Company”) for the fiscal quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alfred A. Plamann, President and Chief Executive Officer of the Company, hereby certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: August 14, 2007

/s/ ALFRED A. PLAMANN
Alfred A. Plamann President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-Q of Unified Western Grocers, Inc. (the “Company”) for the fiscal quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard J. Martin, Executive Vice President, Finance and Administration and Chief Financial Officer of the Company, hereby certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: August 14, 2007

/s/ RICHARD J. MARTIN
Richard J. Martin Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.